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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Coastal Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share.
	(2)	Aggregate number of securities to which transaction applies: 5,754,573, including stock options.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $41.50 per share, the per share merger consideration.

	(4)	Proposed maximum aggregate value of transaction: $238,814,779.50
	(5)	Total fee paid: $30,257.83
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Coastal Bancorp, Inc.
Coastal Banc Plaza
5718 Westheimer, Suite 600
Houston, Texas 77057

March 19, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of the Stockholders (the "Annual Meeting") of Coastal Bancorp, Inc. ("Coastal" or the "Company"). The meeting will be held at the corporate offices of Coastal Bancorp, Inc., at Coastal Banc Plaza, 5718 Westheimer, Houston, Texas, in the Coastal Banc auditorium on the 11th Floor, on Thursday, April 22, 2004, at 12:00 noon, Central Time.

        The attached Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the meeting. At the Annual Meeting you will be asked to consider and vote upon a proposal to approve and adopt an agreement and plan of merger pursuant to which Coastal Bancorp, Inc. ("Coastal") will be acquired by Hibernia Corporation, a Louisiana bank holding company headquartered in New Orleans, Louisiana ("Hibernia"). If the merger agreement is approved by our stockholders and the merger is subsequently completed, each outstanding share of Coastal common stock (other than certain shares held by Hibernia or Coastal and any properly dissenting shares) will be converted into the right to receive $41.50 in cash, without interest. The merger cannot be completed unless the stockholders of Coastal approve and adopt the merger agreement and other customary conditions are satisfied.

        Based on our reasons for the merger described herein, our board of directors believes that the merger agreement is advisable and in the best interests of our stockholders. In making this determination, our board of directors considered, among other things, the opinion, dated as of December 1, 2003, of Piper Jaffray and Co., our financial adviser, that, as of the date of such opinion, subject to the assumptions and qualifications set forth in such opinion, the $41.50 per share merger consideration is fair, from a financial point of view, to the holders of Coastal common stock, which opinion was subsequently reaffirmed as of March 15, 2004. Accordingly, our board of directors unanimously recommends that you vote "FOR" approval and adoption of the merger agreement.

        Stockholders will also vote to approve an adjournment of the Annual Meeting in order to provide our board additional time to solicit proxies if there are not sufficient votes to approve the merger on the date of the meeting, to elect three directors and to ratify the selection of KPMG LLP by our board of directors to act as the Company's independent auditors for fiscal 2004. Our board of directors believes that these proposals are in the best interests of the Company and its stockholders and recommends that you vote "FOR" the proposals at the Annual Meeting. Directors and officers of Coastal and representatives of our independent auditors will be present at the Annual Meeting to respond to any questions that our stockholders may have.

        The accompanying document gives you detailed information about the Annual Meeting, the merger, the merger agreement and related matters. We urge you to read this entire document carefully, including the appendices thereto, which include the merger agreement and the fairness opinion.

        It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the postage paid envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

        Your continued support of, and interest in, Coastal Bancorp, Inc. is appreciated.

Sincerely,

Manuel J. Mehos Chairman of the Board, President and Chief Executive Officer

COASTAL BANCORP, INC.
Coastal Banc Plaza
5718 Westheimer, Suite 600
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held April 22, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Coastal Bancorp, Inc. will be held at the corporate offices of Coastal Bancorp, Inc., at Coastal Banc Plaza, 5718 Westheimer, 11th Floor, Houston, Texas 77057 at 12:00 noon, Central Time, on April 22, 2004. At the meeting, the holders of Coastal's common stock will act on the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

        1.     To consider and vote upon a proposal to approve and adopt an agreement and plan of merger, dated as of December 1, 2003, among Hibernia Corporation, Hibernia Acquisition Corporation and Coastal Bancorp, Inc., pursuant to which, among other things, (i) Hibernia Acquisition Corporation will merge with and into Coastal and (ii) upon consummation of the merger, each outstanding share of Coastal common stock (other than certain shares held directly or indirectly by Coastal or Hibernia and any properly dissenting shares) will be converted into the right to receive $41.50 in cash, without interest;

        2.     To consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve and adopt the merger agreement;

        3.     To elect three directors of Coastal to serve until the annual meeting of stockholders in the year 2007 and until their successors are elected and qualified;

        4.     To ratify the appointment of KPMG LLP as Coastal's independent public accountants for the fiscal year ending December 31, 2004; and,

        5.     To transact such other business as may properly come before the annual meeting, or any adjournment or postponement of the annual meeting. Except with respect to procedural matters incident to the conduct of the annual meeting, management of Coastal is not aware of any matters other than those set forth above which may properly come before the annual meeting.

        Our board of directors has fixed February 24, 2004 for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any adjournment or postponement of the annual meeting.

        Our board of directors has determined that the merger agreement is fair to, and in the best interests of, Coastal's stockholders and unanimously recommends that stockholders vote "FOR" approval and adoption of the merger agreement and the proposal to adjourn the annual meeting, if necessary.

BY ORDER OF THE BOARD OF DIRECTORS

Linda B. Frazier Secretary

Houston, Texas
March 19, 2004

IMPORTANT

        Your vote is very important.    Whether or not you plan to attend the annual meeting, please promptly complete, sign, date and return your proxy card in the enclosed envelope. Failure to vote your shares by mail or in person at the annual meeting will have the same effect as a vote against the merger agreement.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. EACH STOCKHOLDER AND GUEST MAY BE REQUIRED TO PRESENT A VALID PICTURE IDENTIFICATION FOR ADMISSION. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

i

Board Fees	50
2002 Non-Employee Director Stock Purchase Plan	51
Section 16(a) Beneficial Ownership Reporting Compliance of the Exchange Act	51
Report of the Audit Committee	51
Compensation Committee Interlocks and Insider Participation	52
Executive Officers Who Are Not Directors	53
EXECUTIVE COMPENSATION	54
Report of the Compensation Committee of the Board of Directors on Compensation During Fiscal 2003	54
Summary Compensation Table	55
Executive Severance Agreements	56
Aggregate Options Granted in Last Fiscal Year	56
Aggregate Options Exercised in Last Year and Fiscal Year-End Option Values	57
Disclosure of Equity Compensation Plan Information As of December 31, 2003	57
Comparative Stock Performance Graph	58
Transactions with Management	59
PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS (Proposal Four)	59
Audit and Non-Audit Fees	60
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	60
STOCKHOLDER PROPOSALS	61
MARKET FOR COMMON STOCK AND DIVIDENDS	62
VOTING SECURITIES AND CERTAIN BENEFICIAL OWNERSHIP OF COASTAL COMMON STOCK	63
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	65
ANNUAL REPORT AND FINANCIAL STATEMENTS	65
OTHER MATTERS	65
WHERE YOU CAN FIND MORE INFORMATION	66
APPENDICES:
Agreement and Plan of Merger dated December 1, 2003	Appendix A
Form of Joinder Agreement	Appendix B
Form of Lock-Up and Non-Competition Agreement	Appendix C
Fairness Opinion of Piper Jaffray and Co.	Appendix D
Articles 5.11 through 5.13 of the Texas Business Corporation Act	Appendix E
Audit Committee Charter	Appendix F
Nominating Committee Charter	Appendix G
Compensation Committee Charter	Appendix H
Committee Charters Appendix	Appendix I
Code of Ethics for Executive Officers	Appendix J

ii

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the merger agreement, a copy of which is included as Appendix A to this document, and the other documents to which we have referred you. You may obtain copies of all publicly filed reports and other information from the sources listed under the section "Where You Can Find More Information," beginning on page 66. Page references are included in this summary to direct you to a more complete description of the topics.

        Throughout this document, "Coastal," the "Company," "we" and "our" refers to Coastal Bancorp, Inc., "Coastal Banc" refers to our wholly-owned savings bank subsidiary, Coastal Banc ssb, "Hibernia" refers to Hibernia Corporation, "HAC" refers to Hibernia's wholly-owned subsidiary Hibernia Acquisition Corporation and "HNB" refers to Hibernia's wholly-owned subsidiary Hibernia National Bank. Also, we refer to the merger between HAC and Coastal as the "merger," and the agreement and plan of merger, dated as of December 1, 2003, among Hibernia, HAC and Coastal as the "merger agreement." And finally, the term "Coastal common stock" refers to our common stock.

        This proxy statement is first being mailed to stockholders of Coastal on or about March 19, 2004.

Coastal Stockholders Will Receive $41.50 in Cash for Each Share of Coastal Common Stock (Page 10)

        Coastal and Hibernia propose a transaction in which Coastal will become a wholly-owned subsidiary of Hibernia by virtue of the merger of HAC with and into Coastal. If the acquisition of Coastal by Hibernia is completed, you will have the right to receive $41.50 in cash, without interest, for each share of Coastal common stock that you own as of the effective time of the merger. You will need to surrender your Coastal stock certificates to receive the cash merger consideration, but you should not send us any certificates now. If the merger is completed, an exchange agent appointed by Hibernia will send you detailed instructions on how to exchange your shares.

The Merger Will Be Taxable For Coastal Stockholders (Page 37)

        For federal income tax purposes, the merger will be treated as the sale to Hibernia of all of the shares of Coastal common stock. You will recognize gain or loss in an amount equal to the difference between the cash you receive and your tax basis in your shares of Coastal common stock.

        Tax matters are complicated, and the tax consequences of the merger may vary among our stockholders. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this proxy statement. You should therefore consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

Outstanding Coastal Stock Options Will Be Cancelled for Their Cash Value to the Extent They Are Not Exercised Prior to the Merger (Page 20)

        At the effective time of the merger, each outstanding and unexercised option to purchase shares of Coastal common stock issued under the Coastal 1991, 1995 and 1999 stock option plans will be terminated and each holder will be entitled to receive in consideration for such option a cash payment from Hibernia after the closing of the merger in an amount equal to the difference between $41.50 and the per share exercise price of the option, multiplied by the number of shares covered by the option, less any required tax withholdings.

We Have Received an Opinion From Our Financial Adviser That the Cash Merger Consideration Is Fair To Coastal's Stockholders from a Financial Point Of View (Page 15)

        Among other factors considered in deciding to approve the merger agreement, our board of directors received the written opinion of our financial adviser, Piper Jaffray and Co. (formerly known as U.S. Bancorp Piper Jaffray, Inc.), dated as of December 1, 2003, that, as of December 1, 2003 (the date on which our board of directors approved the merger agreement), and subject to the assumptions, limitations and qualifications set forth in the opinion, the $41.50 per share merger consideration is fair, from a financial point of view, to the holders of Coastal common stock. Piper Jaffray subsequently reaffirmed its opinion as of March 15, 2004. The full text of Piper Jaffray's updated opinion dated March 15, 2004 is included as Appendix D to this proxy statement. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Piper Jaffray in providing its opinion. Piper Jaffray's opinions are directed to the Coastal board of directors and do not constitute a recommendation to any stockholder as to any matters relating to the merger, including how to vote. Under the terms of the engagement letter dated November 18, 2003, we have agreed to pay Piper Jaffray a fee of $1,200,000.00 upon consummation of the merger for Piper Jaffray's financial advisory services. We have paid Piper Jaffray a $50,000.00 retainer and $400,000.00 for rendering its opinions, which amounts were not contingent upon consummation of the merger, but will be credited against payment of the fee for financial advisory services. Whether or not the transaction is consummated, we have agreed to pay the reasonable out-of-pocket expenses of Piper Jaffray and to indemnify Piper Jaffray against liabilities incurred, including liabilities under the federal securities laws.

The Annual Meeting (Page 7)

        The annual meeting will be held at 12:00 noon, Central Time, on Thursday, April 22, 2004, at the Coastal Banc Auditorium, 11th Floor, Coastal Banc Plaza, 5718 Westheimer, Houston, Texas 77057. At the annual meeting, you will be asked to approve and adopt the merger agreement, to approve a proposal to adjourn the annual meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve the merger agreement, to elect three directors, to ratify the appointment of our independent auditors for 2004 and to act on any other matters that may properly come before the annual meeting.

Record Date; Vote Required to Approve the Merger Agreement (Page 7)

        You can vote at the annual meeting if you owned shares of Coastal common stock as of the close of business on February 24, 2004. On that date, there were 5,295,442 shares of Coastal common stock outstanding. You will have one vote at the annual meeting for each share of Coastal common stock that you owned of record on that date.

        The affirmative vote of the holders of at least two-thirds of the outstanding shares of Coastal common stock is necessary to approve and adopt the merger agreement on behalf of Coastal.

        The directors and certain executive officers of Coastal have agreed with Hibernia to vote their shares of Coastal common stock in favor of adoption of the merger agreement. These individuals own in the aggregate approximately 19.72% of the outstanding shares of Coastal common stock (exclusive of unexercised stock options).

Our Board of Directors Unanimously Recommends Approval and Adoption of the Merger Agreement by Coastal Stockholders (Page 14)

        Based on the reasons described elsewhere in this document, our board of directors believes that the merger agreement is fair to and in the best interests of our stockholders. Accordingly, our board of directors unanimously recommends that you vote "FOR" approval and adoption of the merger agreement.

Coastal and Hibernia Must Meet Several Conditions to Complete the Merger (Page 23)

        Completion of the merger depends on meeting a number of conditions, including the following:

  •
  stockholders of Coastal must approve and adopt the merger agreement by the requisite vote;

  •
  all required regulatory waiting periods must expire without challenge on antitrust grounds;

  •
  there must be no statute, rule, regulation, order, decree or injunction of a judicial authority or governmental entity that prohibits, restricts or makes illegal the consummation of the transactions contemplated by the merger agreement;

  •
  all consents or approvals of all persons (other than governmental entities) and all permits, waivers, clearances and authorizations of governmental entities or third parties that are required for the consummation of the merger must be obtained;

  •
  the representations and warranties of each of Hibernia and Coastal in the merger agreement must be true and correct in accordance with the materiality standards set forth in the merger agreement, in each case as of the date of the merger agreement and as of the date of consummation of the merger, except as to a representation or warranty that specifically relates to an earlier date;

  •
  Hibernia and Coastal must have performed in all material respects their respective obligations required to be performed under the merger agreement at or prior to the closing of the merger; and,

  •
  as of the date of consummation of the merger, dissenting shares can not represent more than 15% of the outstanding shares of Coastal common stock.

        Unless prohibited by law, either Hibernia or Coastal could elect to waive any of the conditions for its benefit that have not been satisfied and complete the merger anyway. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied or waived where permissible, or that the merger will be completed.

The Parties Have Obtained Various Regulatory Approvals In Order to Complete the Merger (Page 36)

        To complete the merger and the other transactions contemplated by the merger agreement, the parties to the merger agreement have obtained the approval of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, and the Office of the Comptroller of the Currency, or the OCC. In addition, both the Texas Department of Banking, or TDB, and the Texas Savings and Loan Department, or TSLD, have indicated that they have no objection to the proposed transaction. The U.S. Department of Justice, or the Department of Justice, may provide input into the approval process of a federal banking agency and has 15 days following approval by the OCC, or until March 26, 2004, to challenge the approval on antitrust grounds.

The Merger Agreement May Be Terminated By the Parties (Page 30)

        The merger agreement may be terminated at any time (even after approval of the merger by the Coastal stockholders) as follows:

  •
  by mutual consent of the parties;

  •
  by Hibernia or Coastal if the merger is not completed by July 9, 2004 (other than as a result of a terminating party's failure to perform an obligation under the merger agreement);

  •
  by Hibernia or Coastal if the stockholders of Coastal do not approve the merger agreement (other than as a result of a terminating party's failure to perform an obligation under the merger agreement);

  •
  by Hibernia or Coastal if an applicable regulatory authority formally disapproves or prohibits the proposed acquisition;

  •
  by Hibernia or Coastal if the other party materially breaches any of its representations, warranties, covenants or agreements under the merger agreement and the breach cannot be, or has not been, cured within 30 days of written notice of the breach;

  •
  by Coastal, prior to receipt of stockholder approval, if our board of directors determines in good faith (after consultation with outside legal counsel) that an unsolicited bona fide written proposal to engage in an acquisition transaction from a third party (referred to in this document as an acquisition proposal) is more favorable to Coastal's stockholders than the merger consideration offered by Hibernia and is reasonably likely to be consummated, referred to in this proxy statement as a superior proposal, and Coastal enters into an agreement relating to the superior proposal, provided that Coastal provides Hibernia with 10 days written notice of the superior proposal to permit Hibernia, within such 10 day period, to match or better the terms of the superior proposal and Hibernia fails to do so;

  •
  by Hibernia,

  •
  if Coastal has failed to recommend to its stockholders the approval of the merger agreement;

  •
  if Coastal has withdrawn, modified or qualified, or publicly proposed to withdraw, modify or qualify in a manner adverse to Hibernia, the approval of the merger agreement or the board's recommendation to our stockholders to approve the merger agreement,

  •
  if Coastal has breached its obligations under the merger agreement by reason of its failure to call or convene a stockholders meeting; or

  •
  if Coastal approves, recommends, or publicly proposes to approve or recommend, any acquisition transaction; or

  •
  by Hibernia, if holders of more than 15% of Coastal's common stock exercise their statutory rights to dissent from the merger and seek fair value for their shares of Coastal common stock.

The Parties are Obligated To Pay Each Other a Termination Fee Under Certain Circumstances (Page 31)

        Coastal has agreed to pay Hibernia a termination fee equal to 3% of the total merger consideration, or approximately $7.16 million (assuming that all outstanding options are exercised), if:

  •
  Hibernia or Coastal terminates the merger agreement because a third party has made, submitted or announced an acquisition proposal to Coastal or its stockholders and has not withdrawn it five business days or more prior to the annual meeting, causing the merger agreement to be terminated because either our stockholders have failed to approve the merger agreement or we materially breached the merger agreement, and within 12 months after the merger agreement is terminated we enter into an agreement with respect to an acquisition proposal or an acquisition proposal is consummated,

  •
  Hibernia terminates the merger agreement because Coastal has failed to recommend the merger agreement to its stockholders, withdrawn, modified or qualified its recommendation, failed to call or convene a stockholders meeting or approved or publicly recommended an acquisition proposal, or

  •
  if Coastal terminates the merger agreement prior to receipt of stockholder approval in order to enter into an agreement relating to a superior proposal.

        If Coastal terminates the merger agreement because Hibernia fails to have available to it sources of capital and financing sufficient to pay, or fails to pay, the total merger consideration, then Hibernia has agreed to pay Coastal a termination fee equal to 3% of the total merger consideration or approximately $7.16 million (assuming that all outstanding options are exercised).

        If the merger agreement is terminated by Hibernia or Coastal due to the willful material breach of the other, the breaching party has agreed to pay the non-breaching party a termination fee equal to $15.0 million.

Certain Directors and Officers of Coastal Have Interests in the Merger Which Differ From Your Interests as a Coastal Stockholder (Page 32)

        Some of our directors and executive officers have agreements, stock options and other arrangements that provide them with interests in the merger that are different from, or in addition to, your interests. These interests arise from the merger agreement and as a result of rights under compensation plans or arrangements maintained by Coastal and, in the case of the executive officers, under severance agreements, and include the following:

  •
  the payment by Hibernia of approximately $1.8 million to Mr. Manuel J. Mehos, our chairman of the board, president and chief executive officer, approximately $1.3 million to Mrs. Catherine N. Wylie, senior executive vice president and chief financial officer of Coastal, and approximately $741,667.00 to Mr. Robert V. New, executive vice president and chief banking officer of Coastal Banc, (not including any tax payments) after consummation of the merger resulting from the assumption by Hibernia of the obligations of Coastal and Coastal Banc under the executive severance agreements;

  •
  the payment by Hibernia of approximately: $5.7 million to Mr. Mehos, $2.4 million to Ms. Wylie, $485,000.00 to Mr. New and $472,000.00 to Mr. David Graham, executive vice president-commercial real estate lending of Coastal Banc, and of $1.99 million to all other employees of Coastal in exchange for the cancellation of their employee stock options (based on the options held by them as of the record date at an average exercise price per share of $17.27);

  •
  if requested by Hibernia, Mr. Mehos will assist Hibernia in the post-merger transition process, at his current salary of $360,000.00 plus certain benefits in effect for Hibernia employees generally at the effective time of the merger, for a period of time to be determined by Hibernia after the closing of the merger;

  •
  if requested by Hibernia, Mrs. Wylie will assist Hibernia in the post-merger transition process, at her current salary of $292,500.00 plus certain benefits in effect for Hibernia employees generally at the effective time of the merger, for a period of time to be determined by Hibernia after the closing of the merger;

  •
  the execution of a one year employment agreement by Mr. New with HNB at his 2003 salary and bonus of $215,000.00 and $90,000.00, respectively, plus benefits in effect for Hibernia employees generally at the effective time of the merger;

  •
  the execution by Mr. Graham of a two year employment agreement with HNB, at his 2003 salary and bonus of $180,000.00 and $41,000.00, respectively, plus benefits in effect for Hibernia employees generally at the effective time of the merger; and

  •
  Hibernia's agreement to provide indemnification for directors and officers of Coastal and its subsidiaries and to use commercially reasonable efforts to maintain directors' and officers' indemnification insurance for such persons, both for a period of six years following the merger.

        Our board of directors was aware of these factors and considered them in approving the merger and the merger agreement.

Coastal Stockholders Have Dissenters' Rights In Connection With the Merger (Page 40)

        Under Texas law, holders of Coastal common stock have the right to dissent from the merger and, if the merger is consummated and if all requirements of Texas law are satisfied by holders seeking to exercise dissenters' rights, they will have the right to receive payment equal to the fair value of their shares of Coastal common stock, determined in the manner set forth in Texas law. Under Texas law, the "fair value" of such shares will be the value of those shares as of the day immediately preceding the annual meeting of stockholders, excluding any appreciation or depreciation in anticipation of the proposed merger. The procedures which must be followed in connection with the exercise of dissenters' rights by dissenting stockholders are described herein under "The Merger—Dissenters' Rights" and in Sections 5.11 through 5.13 of the Texas Business Corporation Act, a copy of which is attached as Appendix E to this document. A stockholder seeking to exercise dissenters' rights must deliver to Coastal, before the stockholder vote on the merger agreement at the annual meeting, a written objection to the merger setting out that his or her right to dissent will be exercised if the merger becomes effective and giving the stockholder's address. The stockholder must not vote his or her shares in favor of approval of the merger agreement. Additional steps must be taken after the merger is effected. Failure to take any required step in connection with the exercise of such rights may result in termination or waiver of your right to dissent and receive fair value for your shares.

Parties to the Merger (Page 9)

        Coastal.    Coastal is a Texas corporation that was organized in 1994 to be the holding company for Coastal Banc, a Texas-chartered savings bank which was founded in 1954. Coastal Banc operates 43 offices in metropolitan Houston, Austin, Corpus Christi, the Rio Grande Valley and small cities in the southeast quadrant of Texas. Coastal's common stock is traded on the Nasdaq National Market under the symbol "CBSA." At December 31, 2003, Coastal had $2.7 billion of assets, $1.7 billion of deposits and $133.7 million of stockholders' equity. Coastal's principal executive offices are located at the Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057, and you may reach us by calling our telephone number there at (713) 435-5000. Coastal maintains a website on the Internet at www.coastalbanc.com, which is not a part of this proxy statement.

        Hibernia.    Hibernia is a Louisiana corporation that holds all of the outstanding common stock of HNB, a national banking association. Hibernia is headquartered in New Orleans, Louisiana, and its common stock is traded on the New York Stock Exchange, or NYSE, under the symbol "HIB." Through HNB, which has been a national bank since 1933 but can trace its origins back to 1870, Hibernia conducts its business through 259 locations in 34 Louisiana parishes and 18 Texas counties and through two mortgage loan production and retail brokerage services offices in southern Mississippi. At December 31, 2003, Hibernia had $18.6 billion of assets, $14.2 billion of deposits and $1.8 billion of stockholders' equity. HAC is a Texas corporation which was organized by Hibernia solely to facilitate the acquisition of Coastal and has no other operations. Hibernia's principal executive offices are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 533-3333. Hibernia maintains a website on the Internet at www.hibernia.com, which is not a part of this proxy statement.

THE ANNUAL MEETING

Time, Date and Place

        The annual meeting of stockholders of Coastal will be held at 12:00 noon, Central Time, on Thursday, April 22, 2004 at the Coastal Banc Auditorium, Coastal Banc Plaza, 11th Floor, 5718 Westheimer, Houston, Texas 77057.

Matters to be Considered

        The purposes of the annual meeting are as follows:

  •
  to consider and approve and adopt the merger agreement,

  •
  to approve a proposal to adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the merger agreement,

  •
  to elect three directors,

  •
  to ratify the appointment of Coastal's independent auditors for 2004, and

  •
  to consider any other matters that may be properly submitted for a vote at the annual meeting.

At this time, the Coastal board of directors is unaware of any matters, other than as set forth in the preceding sentence, that may be presented for action at the annual meeting. If elected, the directors will serve until the closing of the merger, or if the merger does not close, until their successors are elected and qualified. If the merger is closed, Coastal's auditors will not perform an audit of Coastal for the 2004 fiscal year.

Shares Outstanding and Entitled to Vote; Record Date

        The close of business on February 24, 2004 has been fixed by Coastal as the record date for the determination of holders of Coastal common stock entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting. At the close of business on the record date, there were 5,295,442 shares of Coastal common stock outstanding and entitled to vote. Each share of Coastal common stock entitles the holder to one vote at the annual meeting on all matters properly presented at the meeting. Stockholders of Coastal are not permitted to cumulate their votes for the election of directors.

How to Vote Your Shares

        Stockholders of record may vote by mailing your proxy or by attending the annual meeting and voting in person. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.

        Any stockholder executing a proxy may revoke it at any time before it is voted by:

  •
  delivering to the secretary of Coastal prior to the annual meeting a written notice of revocation addressed to Linda B. Frazier, Secretary, Coastal Bancorp, Inc., Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057;

  •
  delivering to Coastal prior to the annual meeting a properly executed proxy with a later date; or

  •
  attending the annual meeting and voting in person.

Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.

        Each proxy returned to Coastal (and not revoked) by a holder of Coastal common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted "FOR" approval and adoption of the merger agreement, "FOR" the adjournment of the annual meeting, if necessary, "FOR" approval of the nominees for director identified herein, "FOR" ratification of the independent auditors and in the discretion of the proxies as to any other matters that may come before the annual meeting.

        At this time, the Coastal board of directors is unaware of any matters, other than as set forth above, that may be presented for action at the annual meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Votes Required

        A quorum, consisting of the holders of a majority of the outstanding shares of Coastal common stock, must be present in person or by proxy before any action may be taken at the annual meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted in the voting on a proposal.

        The affirmative vote of the holders of at least two-thirds of the outstanding shares of Coastal common stock, voting in person or by proxy, is necessary to approve the merger agreement on behalf of Coastal. The three persons receiving the greatest number of votes will be elected as directors of Coastal. The affirmative vote of a majority of the shares entitled to vote on and that voted for the matter at the annual meeting is required to approve:

  •
  the proposal to adjourn the annual meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement,

  •
  the proposal to ratify the appointment of Coastal's independent auditors for 2004, and

  •
  any other matter properly submitted to stockholders for their consideration at the annual meeting.

        Any "broker non-votes" submitted by brokers or nominees in connection with the annual meeting will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. "Broker non-votes" are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under applicable NYSE rules. Under these rules, the proposals to approve the merger agreement and to adjourn the annual meeting are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the annual meeting. Because: (i) the proposal to approve the merger agreement is required to be approved by the holders of at least two-thirds of the outstanding shares of Coastal common stock, (ii) the other proposals require the affirmative vote of a majority of shares entitled to vote and that voted for, against or abstained from voting, and (iii) abstentions are counted as votes cast, abstentions will have the same effect as a vote against the proposal to approve the merger agreement, the proposal to adjourn the meeting, if necessary, and the proposal to ratify the appointment of Coastal's independent auditors at the annual meeting. And for the same reason, the failure of a Coastal stockholder to vote by proxy or in person at the annual meeting will have the effect of a vote against these proposals. Because of the votes required for the election of directors, failure to vote, broker "non-votes" and abstentions will have no effect on these matters.

        The directors and certain executive officers of Coastal (including our chief executive officer) collectively owned approximately 19.72% of the outstanding shares of Coastal common stock as of the record date for the annual meeting (exclusive of unexercised stock options). These persons have entered into agreements with Hibernia pursuant to which they have agreed to vote all of their shares in favor of the merger agreement. See "Voting Securities and Certain Beneficial Ownership of Coastal Common Stock" beginning on page 63 and "The Merger—Lock Up and Non-Competition Agreements" on page 39.

Solicitation of Proxies

        Coastal will pay for the costs of mailing this document to its stockholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its stockholders on behalf of its board of directors. In addition to solicitation by mail, the directors, officers and employees of Coastal and its subsidiaries may solicit proxies from stockholders of Coastal in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses.

        Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Coastal will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

        Coastal has retained the proxy solicitation firm of Georgeson Shareholder Communications, Inc., New York, New York, to assist it in the solicitation of proxies. The fee payable to such firm in connection with the merger is $7,500.00, plus reimbursement for reasonable out-of-pocket expenses.

        Hibernia has agreed to pay one-half of the costs associated with the filing, printing and mailing of this proxy statement. Coastal will also incur costs in connection with the merger. See also "The Merger—Expenses" on page 32.

THE MERGER
(Proposal One)

Parties to the Merger

        The parties to the merger agreement are briefly described below.

        Coastal.    Coastal is a Texas corporation that was organized in 1994 to be the holding company for Coastal Banc, a Texas-chartered savings bank which was founded in 1954. Coastal Banc operates 43 offices in metropolitan Houston, Austin, Corpus Christi, the Rio Grande Valley and small cities in the southeast quadrant of Texas. Coastal's common stock is traded on the Nasdaq National Market under the symbol "CBSA." At December 31, 2003, Coastal had $2.7 billion of assets, $1.7 billion of deposits and $133.7 million of stockholders' equity. Coastal's principal executive offices are located at the Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057, and you may reach us by calling our telephone number there at (713) 435-5000. Coastal maintains a website on the Internet at www.coastalbanc.com, which is not a part of this proxy statement.

        Hibernia.    Hibernia is a Louisiana corporation that holds all of the outstanding common stock of HNB, a national banking association. Hibernia is headquartered in New Orleans, Louisiana, and its common stock is traded on the NYSE under the symbol "HIB." Through HNB, which has been a national bank since 1933 but can trace its origins back to 1870, Hibernia conducts its business through 259 locations in 34 Louisiana parishes and 18 Texas counties and through two mortgage loan production and retail brokerage services offices in southern Mississippi. At December 31, 2003, Hibernia had $18.6 billion of assets, $14.2 billion of deposits and $1.8 billion of stockholders' equity. HAC is a Texas corporation which was organized by Hibernia solely to facilitate the acquisition of Coastal and has no other operations. Hibernia's principal executive offices are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 533-3333.

Hibernia maintains a website on the Internet at www.hibernia.com, which is not a part of this proxy statement.

Acquisition Structure

        Subject to the terms and conditions set forth in the merger agreement, HAC will be merged with and into Coastal. Upon the occurrence of this merger, Coastal stockholders will be entitled to receive the merger consideration. Promptly following consummation of the merger, Hibernia intends to merge Coastal Banc with and into HNB and to merge Coastal into Hibernia.

Merger Consideration

        At the effective time of the merger, each share of Coastal common stock issued and outstanding immediately prior to the effective time of the merger (other than certain shares held directly or indirectly by Coastal and Hibernia or any dissenting shares) will be cancelled and converted automatically into the right to receive from Hibernia $41.50 in cash, without interest.

        After the completion of the merger, holders of certificates that prior to the merger represented issued and outstanding shares of Coastal common stock will have no rights with respect to those shares except for the right to surrender the certificates for the merger consideration. After the completion of the merger, holders of Coastal common stock will have no continuing equity interest in Coastal or Hibernia, and, therefore, will not share in future earnings, dividends or growth of Coastal or Hibernia.

Effective Time of the Merger

        The merger will become effective when a certificate of merger, in accordance with the relevant provisions of the Texas Business Corporation Act, is issued by the Secretary of State of the State of Texas (or such later time as may be set forth in the certificate of merger). In order to obtain the certificate of merger, the parties must, upon the closing of the merger, execute and file with the Secretary of State articles of merger. Articles of merger will not be filed unless and until all conditions to the obligations of the parties to consummate the merger are satisfied or waived where permissible. See "—Conditions to the Merger," beginning on page 23.

Background of the Merger

        Coastal Banc's predecessor was acquired by an investor group (which was led by Mr. Mehos, Coastal's chairman of the board and chief executive officer) in 1986 as a vehicle to take advantage of the failures and consolidation in the Texas banking and thrift industries. Since Coastal Banc's initial public offering in March 1992, our board of directors and management have from time to time considered various strategic alternatives as part of their continuing efforts to enhance our banking franchise and to maximize stockholder value. Coastal's board also has sought to enhance stockholder value through increasing quarterly cash dividends (which totaled $0.46 per share in 2001, $0.48 per share in 2002 and $0.54 per share in 2003) and the share repurchase programs (which, as of December 31, 2003, totaled 2,746,110 shares of common stock purchased by Coastal at an average price of $19.53 per share for a total cost of $53.6 million).

        Over the years, our chief executive officer, Mr. Mehos, has from time to time met with representatives of other financial institutions to preliminarily discuss a potential acquisition of, or combination with, Coastal. In 2001, one company performed due diligence on Coastal but terminated its discussions after September 11. Mr. Mehos previously met with Mr. J. Herbert Boydstun, president and chief executive officer of Hibernia in 2001, but that, like all other prior meetings with other potentially interested parties, did not result in any proposal or meaningful discussions regarding an acquisition of Coastal.

        Then in the second and third quarters of 2003, Mr. Mehos received unsolicited proposals from three apparently qualified parties seeking to engage in preliminary discussions and to perform due diligence on Coastal. It was at this time that our board of directors began seriously to consider that one alternative strategy to maximizing the value of our stockholders' investment was to sell Coastal. During this period, Mr. Mehos and members of senior management spoke to, and met with, the representatives of these parties. Coastal permitted these parties to perform due diligence after receipt from them of standard confidentiality agreements, which required that they not trade in Coastal's securities while in possession of non-public information and not attempt to acquire Coastal for a period of one year without negotiating the acquisition with our board of directors.

        In October, 2003, after a number of informal discussions with members of our board of directors, Mr. Mehos invited Mr. Steven Dykeman, a representative of Piper Jaffray, to visit Coastal to discuss the role of Piper Jaffray as Coastal's financial adviser in evaluating the unsolicited proposals that Coastal had received over the past few months. Coastal engaged Piper Jaffray at that time, and Piper Jaffray began to advise Coastal on this matter. Coastal selected Piper Jaffray because of its expertise, reputation and familiarity with Coastal and the financial services industry generally and because its investment banking professionals have substantial experience in transactions comparable to the proposed merger.

        On October 7, Mr. Mehos received a call from Mr. Boydstun, requesting a meeting on October 16, 2003 to discuss Hibernia's potential interest in acquiring Coastal.

        On October 8, 2003, our board of directors held a special meeting called to determine how we should respond to the four unsolicited proposals. The board confirmed that, as with other similar proposals which we had entertained from time to time over the prior 30 months or so, management should continue to remain open to legitimate inquiries, field these proposals, provide appropriate parties (e.g., those who do not pose a competitive threat) who so request with non-public information about Coastal subject to their execution of a confidentiality agreement, attempt to qualify such party as a possible acquiror and attempt to determine the level of seriousness of such party to engage in a particular transaction. Our board then approved the process that we would follow in connection with these expressions of interest. Piper Jaffray was directed to coordinate the process for Coastal which would include contacting the parties currently expressing interest as well as several other institutions that had, in the past, expressed some interest in acquiring Coastal and had not communicated to Coastal that such interest has been terminated. All such parties would be required to sign the standard confidentiality agreement. Thereafter, Piper Jaffray would provide to such parties uniform non-public information concerning Coastal. At the same time, all parties would be asked to promptly submit a non-binding indication of interest to Coastal. Piper Jaffray was instructed to make it clear to each such party that: (i) Coastal was in the process of exploring a number of alternatives to provide value to its stockholders, one of which could be its sale; (ii) if they have an interest in pursuing such a transaction, they must participate in this process; (iii) Coastal was not bound or obligated to continue discussions, enter into any agreement or continue this process; and (iv) qualified bidders would be permitted to perform due diligence on Coastal to determine whether they wished to proceed to the next step. Piper Jaffray then provided to our board its views on mergers and acquisitions of financial institutions that had occurred and were occurring nationally and regionally, presented its perspective on potential bidders and discussed the timing and mechanics of the proposed sale process. Thereafter, representatives from Coastal's outside legal counsel discussed with our board their responsibilities and legal duties in this type of situation.

        Piper Jaffray contacted ten financial institutions, including four who had previously submitted unsolicited proposals and an additional six who had either indicated in the past some interest in acquiring Coastal or who were, in Piper Jaffray's view, logical acquiror candidates. Upon receipt of the confidentiality agreements, Piper Jaffray mailed to each institution a package containing certain public and non-public information regarding Coastal and a letter describing Coastal's process to determine that party's level of interest in acquiring Coastal.

        Mr. Mehos and Mr. Boydstun met, as planned, on October 16. At that meeting, Mr. Boydstun outlined Hibernia's preliminary proposal, which was subject to its performance of due diligence on Coastal. Four days later, representatives of Hibernia began their due diligence and on October 22, 2003, Coastal received a letter from Hibernia expressing its interest in acquiring Coastal.

        At the regularly scheduled meeting of our board on October 23, 2003, Mr. Mehos updated our board on the activities that had occurred over the past two weeks relating to the process that our board had adopted on October 8. Piper Jaffray discussed with our board information concerning the parties still involved in the process. Following this presentation, Piper Jaffray fielded questions from the board members relating to this matter. The representatives from our outside legal counsel discussed with our board, among other matters, factors in addition to price that could be considered by our board, including the ability of a potential bidder to obtain regulatory approval and to obtain financing in a timely manner.

        During the next two weeks, the process continued, with several interested parties, including Hibernia, conducting due diligence at Coastal. At Coastal's direction, Piper Jaffray, on November 5, 2003, mailed to those remaining participants a second letter requesting: a formal binding bid price, describing the form of consideration; whether further due diligence would be required, and if so, the extent necessary; a description of how the bid would be financed; and a description of what approvals would be required to be obtained. Attached to this letter was a proposed form of the agreement and plan of merger. This letter further asked that the participants review and revise the form of merger agreement and submit their revisions with their bid. At Coastal's request, Piper Jaffray's letter made clear that, notwithstanding this request, Coastal reserved the right, in its sole discretion, to reject any proposal and terminate discussions with any party at any time, to terminate this process at any time, to amend the procedures and guidelines set forth in the letter, amend the terms and conditions of the form of merger agreement or the process at any time, to negotiate with any party at any time, to deal with each other party individually or simultaneously or to enter into any agreement with any party without notice to any other party. Each party that submitted a final proposal would agree to the terms outlined in the letter. Moreover, it was made clear that Coastal was making no representations or warranties to any of the parties at this point, nor was Coastal bound to any party to engage in a transaction or to any particular transaction.

        From November 14 to November 17, 2003, Coastal received bids from three interested parties. On November 18, 2003, our board held a special meeting to analyze the three bids received. Mr. Mehos gave our board a recap of the events that had transpired over the past several weeks. Piper Jaffray then discussed with our board the three bids and the process that had led to these bids. Piper Jaffray reminded our board that the process had a twofold intent. The purpose had been, on the one hand, to ensure that those parties with an interest would have a chance to participate in the process and, on the other hand, to provide to our board the most information they could possibly have to permit them to make a reasoned and informed decision.

        The Piper Jaffray representative then reviewed the actual terms of the bids that were submitted. Hibernia bid $41.50 cash per share and would pay cash for the difference between the offer price and the exercise price of all of the Company's outstanding options. There was no financing contingency in the Hibernia bid, although they reserved the right to finance the transaction with the proceeds from a debt or trust preferred offering. Piper Jaffray noted to our board that, based on publicly available information, Hibernia appeared to have adequate cash reserves to effect the merger without the need to raise capital. Piper Jaffray also noted that Hibernia had already obtained the approval of their bank and corporate boards of directors to engage in this transaction, which approvals would expire on December 1, 2003 if an agreement was not signed by then. Our outside legal counsel then discussed certain issues which arose from Hibernia's revisions to the form of merger agreement.

        Piper Jaffray then discussed the offer made by Bank A which had included alternative proposals: one for $40.00 per share in cash and the difference between $40.00 and the exercise price for all outstanding Coastal options, or one for $42.00 per share in cash and the difference between $42.00 and the exercise price for all outstanding Coastal options, with the $42.00 price to be adjusted based on several factors, including gains or losses on a pre-closing liquidation of $0.5 billion of loans held by Coastal Banc. No date was set for the liquidation; the acquirer would select the loans to be liquidated and the time and manner thereof. Piper Jaffray stated that it would likely discount the offer price due to the speculative nature of the proposal. It was estimated that Bank A would also have to raise approximately $175 million in order to close this transaction and requested that Coastal permit Bank A to market its securities for the purpose of effectuating the transaction prior to the execution of the merger agreement. Piper Jaffray noted that this would represent a risk to the confidentiality of the discussions and a risk as to the certainty of the ability of Bank A to close the transaction. Coastal's outside legal counsel pointed out that there was also the risk that Bank A would be required to obtain stockholder approval in order to raise the capital to consummate the proposed merger. No other proposal contained this contingency. The directors questioned both Piper Jaffray and outside legal counsel regarding the Bank A proposal.

        Piper Jaffray then reviewed the bid terms proposed by Bank B. Bank B did not submit a revised form of merger agreement, but promised to deliver one on or before November 27. The bid was $40.00 cash per share and the difference between $40.00 and the exercise price for all outstanding Coastal options, with no financing contingency. Bank B stated that their board approval was expected to occur on November 25.

        After discussion of the three bids, our board then agreed that Piper Jaffray would contact Hibernia and discuss the major points of the contract on which the parties appeared to have significant differences. Piper Jaffray was authorized to tell Hibernia that if those issues could be resolved, Coastal would enter into a brief period of exclusivity with Hibernia.

        On November 20, 2003, Piper Jaffray and Coastal's outside counsel spoke with Hibernia and its legal counsel, respectively, regarding the "deal points" of concern to Coastal's board. After conferring with Mr. Mehos regarding the resolution of these issues, outside counsel for Coastal and for Hibernia commenced to revise the form of merger agreement based on comments received from their respective clients. Hibernia representatives spent two more days at Coastal conducting Hibernia's confirmatory due diligence, and on November 25, 2003, representatives of Coastal, Piper Jaffray and Coastal's outside counsel conducted a due diligence review of Hibernia at Hibernia's principal offices.

        Coastal's management circulated to our board members a negotiated draft definitive merger agreement over the Thanksgiving weekend and scheduled a special meeting of our board for Monday, December 1, 2003, to review and consider this draft. At that meeting, Piper Jaffray made a presentation concerning the merger consideration to our board. At the conclusion of this discussion and after responding to questions from the directors, Piper Jaffray rendered to our board its oral opinion that, subject to the assumptions, limitations and qualifications set forth in their written opinion, the Hibernia offer price of $41.50 per share of Coastal common stock was fair to Coastal stockholders from a financial point of view. Piper Jaffray's oral opinion was subsequently confirmed by delivery of its written opinion, dated as of December 1, 2003, to our board later that day, which opinion was subsequently reaffirmed as of March 15, 2004. Thereafter, legal counsel reviewed the terms and conditions of the proposed merger agreement with our board, discussing in detail the business points, contingencies, timing issues and fiduciary concerns. Outside legal counsel also described the terms and conditions of the proposed Lock-Up and Non-Competition Agreement that Hibernia asked to be signed by each director and certain executive officers and the Joinder Agreement that Hibernia asked to be signed by each director and certain officers of Coastal and Coastal Banc. After asking a number of questions of Piper Jaffray and outside counsel regarding the proposed transaction and discussing the transaction among our board, resolutions were unanimously adopted by our board, among other things, approving the proposed definitive merger agreement with Hibernia, the Lock-Up and Non-Competition Agreement and the Joinder Agreement, authorizing Mr. Mehos to execute the merger agreement on behalf of Coastal, authorizing Coastal to prepare and file all necessary regulatory applications and calling a meeting of Coastal's stockholders to consider and vote on the agreement.

        That evening, Hibernia informed Coastal that it had executed the definitive merger agreement and signature pages were exchanged by the parties. The companies worked together on a press release announcing the signing of the merger agreement, which was publicly disseminated prior to the opening of the stock markets on the morning of December 2, 2003.

Recommendation of the Coastal Board of Directors and Reasons for the Merger

        Our board of directors has unanimously approved the merger agreement and unanimously recommends that Coastal stockholders vote "FOR" approval and adoption of the merger agreement.

        Our board of directors has determined that the merger is fair to, and in the best interests of, Coastal and its stockholders. In approving the merger agreement, our board consulted with Piper Jaffray with respect to the financial aspects and fairness of the merger consideration, from a financial point of view, to the holders of Coastal common stock and with its outside legal counsel as to its legal duties and the terms of the merger agreement. In arriving at its determination, our board also considered a number of factors, including the following:

  •
  our board's familiarity with and review of information concerning the business, results of operations, financial condition, competitive position and future prospects of Coastal;

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  the current and prospective environment in which Coastal operates, including national, regional and local economic conditions, the competitive environment for banks, thrifts and other financial institutions generally and the increased regulatory burdens on financial institutions generally and the trend toward consolidation in the banking industry and in the financial services industry;

  •
  the financial presentation of Piper Jaffray and the opinion of Piper Jaffray dated as of December 1, 2003, that, as of December 1, 2003 (the date on which our board of directors approved the merger agreement), and subject to the assumptions, limitations and qualifications set forth in the opinion, the $41.50 per share merger consideration is fair, from a financial point of view, to the holders of Coastal common stock, which opinion was subsequently reaffirmed as of March 15, 2004 (see "—Opinion of Coastal's Financial Adviser," beginning on page 15);

  •
  the historical market prices of the Coastal common stock and the fact that the $41.50 per share merger consideration represented a 18.6% premium over the per share closing price of the Coastal common stock on the business day before the merger was announced (see "Market for Common Stock and Dividends" on page 62);

  •
  results that could be expected to be obtained by Coastal if it continued to operate independently, and the likely benefits to stockholders of such course, as compared with the value of the merger consideration being offered by Hibernia;

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  the ability of Hibernia to pay the aggregate merger consideration without a financing contingency and without the need to obtain financing to close the transaction;

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  the ability of Hibernia to receive the requisite regulatory approvals in a timely manner;

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  the fact that the consideration to be received in the merger is cash, thus eliminating any uncertainty in valuing the merger consideration to be received by Coastal stockholders (e.g., if the consideration were in Hibernia common stock), and that this consideration would result in a fully-taxable transaction to Coastal stockholders;

  •
  the process conducted by Piper Jaffray to identify potential acquirers of Coastal and to assist our board of directors in determining that it was the appropriate time to sell Coastal and in obtaining the highest value reasonably available to stockholders of Coastal at the time and under the circumstances;

  •
  the terms and conditions of the merger agreement, including the parties' respective representations, warranties, covenants and other agreements, the conditions to closing, a provision which permits our board of directors, in the exercise of its fiduciary duties, under certain conditions, prior to stockholder approval, to furnish information to, or engage in negotiations with, a third party which has submitted an unsolicited proposal to acquire Coastal, a provision which permits Coastal, prior to stockholder approval, to terminate the merger agreement with Hibernia in the event that it receives an unsolicited proposal to acquire Coastal which is deemed to be superior to the proposed transaction with Hibernia in the event that Hibernia does not match or better such proposal after being given an opportunity to do so, and a provision providing for Coastal's payment of a termination fee to Hibernia if the merger agreement is terminated under certain circumstances and the effect such termination fee could have on a third party's decision to propose a merger or similar transaction to Coastal at a higher price than that contemplated by the merger with Hibernia;

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  the expression by Hibernia of a need for, and desire to, retain a large number of Coastal employees after the merger;

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  the effects of the merger on Coastal's employees, including the prospects for employment with a large, growing organization such as Hibernia;

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  the agreement of Hibernia to use its commercially reasonable efforts to maintain directors' and officers' liability insurance, to continue to provide indemnification for Coastal's directors and officers, and to honor the executive severance agreements;

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  the timing of the transaction which permitted Coastal to have its stockholders vote on the merger agreement at the regularly scheduled annual meeting rather than incurring the expense of an additional special meeting;

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  the ability of Coastal to refuse to take asset write downs or write-offs if suggested by Hibernia prior to the closing of the merger agreement;

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  the ability of Coastal to pay its regularly scheduled quarterly dividends up to $.15 per share prior to the closing of the merger, which increases the value of the transaction to Coastal's stockholders; and

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  the effects of the merger on Coastal's depositors and customers and the communities served by Coastal, which was deemed to be favorable given that they would be served by a geographically diversified organization which had greater resources than Coastal.

        The discussion and factors considered by our board of directors is not intended to be exhaustive, but includes all material factors considered. In approving the merger agreement, the Coastal board did not assign any specific or relative weights to any of the foregoing factors and individual directors may have weighted these and other factors differently.

Opinion of Coastal's Financial Adviser

        Coastal retained Piper Jaffray & Co. (formerly known as U.S. Bancorp Piper Jaffray Inc.) to act as its financial adviser, and, if requested, to render to Coastal's board of directors an opinion as to the fairness, from a financial point of view, of the consideration to be received by Coastal stockholders in the transaction.

        Piper Jaffray delivered to our board of directors on December 1, 2003 its opinion, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, the consideration proposed to be paid for shares of Coastal common stock in the proposed merger was fair, from a financial point of view, to those stockholders. That opinion was subsequently reaffirmed by issuance to our board of directors of an opinion dated March 15, 2004. A copy of Piper Jaffray's written opinion dated March 15, 2004 is attached to this document as Appendix D and is incorporated into this proxy statement by reference.

        While Piper Jaffray rendered its opinions and provided certain analyses to our board of directors, Piper Jaffray was not requested to, and did not make, any recommendation to our board of directors as to the specific form or amount of the consideration to be received by Coastal stockholders in the proposed merger, which was determined through negotiations between Coastal and Hibernia. Piper Jaffray's written opinions, which were directed to the Coastal board of directors, address only the fairness, from a financial point of view, of the proposed consideration to be received by Coastal stockholders in the proposed merger, do not address Coastal's underlying business decision to proceed with, or effect, the merger or structure thereof, or the relative merits of the merger compared to any alternative business strategy or transaction in which Coastal might engage and do not constitute a recommendation to any Coastal stockholder as to how to vote in the merger.

        In arriving at its opinions, Piper Jaffray's review included:

  •
  a draft of the merger agreement dated November 30, 2003;

  •
  certain publicly available financial, operating and business information related to Coastal;

  •
  certain Coastal internal financial information prepared for financial planning purposes and furnished by Coastal management;

  •
  to the extent publicly available, financial terms of certain acquisition transactions involving companies deemed comparable to Coastal;

  •
  certain valuation and other financial information of selected public companies deemed comparable to Coastal; and

  •
  certain publicly available financial and securities data for Coastal common stock.

        In addition, Piper Jaffray visited the headquarters of Coastal and had discussions with members of Coastal's management concerning the financial condition, current operating results and business outlook for Coastal.

        The following is a summary of the material analyses and other information that Piper Jaffray prepared and relied on in delivering its opinion dated December 1, 2003 to the board of directors of Coastal.

Consideration

        Giving effect to the $41.50 per share cash consideration and the outstanding Coastal common shares and outstanding options to purchase Coastal common shares, Piper Jaffray calculated the aggregate transaction value of the merger, on a fully diluted basis, to be approximately $229.2 million.

Market Analysis

        Piper Jaffray reviewed general background information concerning Coastal, including recent financial and operating results and outlook, the price performance of Coastal common stock over the latest twelve months relative to the S&P 500 Composite Index and the comparable companies described below, the stock price and volume information of Coastal over the latest twelve months, and selected financial ratios, financial data and price data of Coastal against the comparable groups described below. Piper Jaffray also reviewed the trading history of Coastal common stock at the dates or for the periods indicated below:

Closing price on November 28, 2003	$35.00
30 trading day average	32.98
60 trading day average	32.43
90 trading day average	31.38
180 trading day average	30.52
52 week high close	35.00
52 week low close	28.12

Comparable Company Analysis

        Piper Jaffray compared financial information and valuation ratios relating to Coastal to corresponding data and ratios from two groups of publicly traded companies deemed comparable to Coastal: a National Thrift Group and a Texas Small Cap Bank Group. The National Thrift Group consists of the following six publicly traded companies with size, capital structure and business mix that Piper Jaffray deemed comparable to Coastal:

Name	Location	Trading Symbol
• First Financial Holdings, Inc.	Charleston, SC	FFCH
• Parkvale Financial Corporation	Monroeville, PA	PVSA
• PennFed Financial Services, Inc.	West Orange, NJ	PFSB
• EverTrust Financial Group, Inc.	Everett, WA	EVRT
• FFLC Bancorp, Inc.	Leesburg, FL	FFLC
• TierOne Corporation	Lincoln, NE	TONE

        The Texas Small Cap Bank Group consists of the following five publicly traded companies with size and markets that Piper Jaffray deemed comparable to Coastal:

Name	Location	Trading Symbol
• MetroCorp Bancshares, Inc.	Houston, TX	MCBI
• Prosperity Bancshares, Inc.	Houston, TX	PRSP
• Summit Bancshares, Inc.	Fort Worth, TX	SBIT
• Southside Bancshares, Inc.	Tyler, TX	SBSI
• Texas Capital Bancshares, Inc.	Dallas, TX	TCBI

        This analysis produced multiples of selected valuation data as follows:

Comparable Companies
		National Thrift Group				Texas Small Cap Bank Group
	Coastal(1)	Min.	Mean	Median	Max.	Min.	Mean	Median	Max.
Price to latest twelve months earnings per share(2)	19.4x	14.9x	18.8x	17.5x	24.7x	14.4x	19.9x	18.4x	25.7x
Price to 2003 earnings per share estimate	19.6x	14.6x	17.5x	16.8x	21.0x	14.4x	20.2x	18.2x	27.5x
Price to 2004 earnings per share estimate	17.3x	13.3x	16.1x	14.9x	19.8x	12.9x	14.7x	14.7x	16.8x
Price to book value per share	1.69x	1.47x	1.82x	1.69x	2.42x	1.36x	2.03x	1.99x	2.55x
Price to tangible book value per share as of September 30, 2003(3)	2.03x	1.56x	1.90x	1.76x	2.68x	1.36x	2.50x	2.01x	4.75x

(1)
Based on the merger consideration of $41.50 per share.
(2)
Based on Coastal's latest twelve months core earnings of $2.14 per share.
(3)
Based on Coastal's September 30, 2003 tangible book value per share of $20.49.

Comparable Transaction Analysis

        Piper Jaffray reviewed two groups of transactions involving companies that it deemed comparable to Coastal. The first group consists of seven comparable Texas financial institution transactions announced or completed since January 1, 1998 and the second group consists of six comparable bank acquiring thrift transactions announced or completed since January 1, 2002. Piper Jaffray selected these transactions by searching filings made with the Securities and Exchange Commission (known as the SEC), public company disclosures, press releases, industry and press reports, databases and other sources.

        Piper Jaffray compared the resulting multiples of selected valuation data to multiples for Coastal derived from the estimated consideration payable in the merger.

Comparable Transactions
		Banks Acquiring Thrifts				Texas Financial Institutions
	Coastal	Min.	Mean	Median	Max.	Min.	Mean	Median	Max.
Deal value (in millions)(1)	$229	$154	$226	$219	$282	$119	$182	$174	$254
Price to latest twelve months earnings per share(2)	19.4x	13.1x	20.5x	18.7x	32.6x	12.3x	20.3x	18.7x	28.2x
Price to tangible book value per share as of September 30, 2003(3)	2.03x	1.76x	2.53x	2.62x	3.00x	2.12x	3.39x	2.84x	5.65x

(1)
Based on the aggregate transaction consideration payable in the merger.
(2)
Based on Coastal's latest twelve months core earnings of $2.14 per share.
(3)
Based on Coastal's September 30, 2003 tangible book value per share of $20.49.

Discounted Cash Flow Analysis

        Piper Jaffray performed a discounted cash flow analysis for Coastal in which it calculated the present value of the projected hypothetical future cash flows of Coastal using internal financial planning data prepared by Coastal management. Piper Jaffray estimated a range of theoretical values for Coastal based on the net present value of Coastal's projected annual cash flows (defined as Coastal's excess equity) and a terminal value for Coastal in 2008. Piper Jaffray applied a range of discount rates of 11% to 13% and a range of terminal value multiples of 13.0x to 15.0x of forecasted 2008 net income. This analysis resulted in implied per share value of Coastal ranging from a low of $27.65 to a high of $34.61.

        Piper Jaffray then estimated a range of values per share of Coastal for the potential cost-saving synergies by performing a perpetuity value analysis in which it discounted to present value management's forecast of potential cost-saving synergies by applying a range of discount rates of 11% to 13%. This analysis resulted in estimated values per share of Coastal based upon cost-saving synergies ranging from $5.69 to $14.95.

        Piper Jaffray combined the range of the per share values of Coastal derived from the discounted cash flow analysis with the range of per share values of the estimated potential Coastal cost-saving synergies to derive a range of the estimated change of control per share values of Coastal. This analysis resulted in estimated per share values of Coastal ranging from $33.34 to $49.56.

Premiums Paid Analysis

        Piper Jaffray reviewed transactions which Piper Jaffray deemed similar to this transaction to determine the premiums paid in such transactions over recent trading prices of the targets. Piper Jaffray selected these transactions based on the following criteria:

  •
  Financial institution transactions announced since January 1, 2001.

  •
  Acquisitions involving 100% of the outstanding common stock.

  •
  Transaction value range between $100 million to $300 million.

        The table below shows a comparison of those premiums to the premiums that would be paid to Coastal stockholders based on the transaction value payable in the merger. The premium calculations for Coastal stock are based upon an assumed announcement date of December 1, 2003:

	Premium
			Comparable Transactions
	Coastal(1)		Min.	Mean	Median	Max.
Premium to stock price one day before announcement	18.6%	(2)	2.7%	30.4%	22.3%	293.0%
Premium to a 30-day average stock price	25.8%	(3)	4.8%	32.3%	28.5%	72.9%
Premium to a 90-day average stock price	32.2%	(4)	1.2%	38.9%	39.4%	86.2%

(1)
Based on the merger consideration of $41.50 per share.
(2)
Based on stock price on November 28, 2003 of $35.00.
(3)
Based on the 30-day average stock price for the period ended November 28, 2003 of $32.98.
(4)
Based on the 90-day average stock price for the period ended November 28, 2003 of $31.38.

        In reaching its conclusion as to the fairness of the merger consideration and in its presentation to the board of directors, Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinions. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinions.

        The analyses of Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to Coastal or the merger. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which Coastal was compared and other factors that could affect the public trading value of the companies.

        For purposes of its opinions, Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to it by Coastal, or otherwise made available to it, and did not assume responsibility for the independent verification of that information. Piper Jaffray relied upon the representations of the management of Coastal that the information provided to it by Coastal was prepared on a reasonable basis and with regard to financial planning data, estimates and other business outlook information, reflects the best currently available estimates and judgment of management, and management was not aware of any information or facts that would make the information provided to Piper Jaffray incomplete or misleading. Piper Jaffray expressed no opinion as to such financial planning data, estimates and other business outlook information or the assumptions on which they are based.

        For the purpose of its opinions, Piper Jaffray assumed that Coastal is not a party to any material pending transactions, including any external financing, recapitalization, acquisition or merger, other than the merger. Piper Jaffray also assumed the merger will be consummated pursuant to the terms of the merger agreement without material modifications thereto and without waiver by any party of any material conditions or obligations thereunder. In arriving at its opinions, Piper Jaffray assumed that all necessary regulatory approvals and required consents for the merger will be obtained in a manner that will not adversely affect Coastal, alter the terms of the merger, or change the merger consideration.

        In arriving at its opinions, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities of Coastal and was not furnished with any such appraisals or valuations. Piper Jaffray undertook no independent analysis of any owned real estate, or any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Coastal or its affiliates was a party or may be subject and Piper Jaffray's opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Jaffray expressed no opinions as to the liquidation value of any entity.

        Piper Jaffray's opinions addressed only the proposed consideration set forth in the merger agreement and no other term or agreement relating to the merger or related transactions. Piper Jaffray's opinions did not address the availability of cash or financing to Hibernia necessary to consummate the merger. The opinions were based on information available to Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the opinions. Events occurring after that date could materially affect the assumptions used in preparing the opinions. Piper Jaffray expressed no opinion as to the value of shares of Coastal common stock at the date of the opinions. Except as expressly contemplated in the engagement letter dated November 18, 2003 between Coastal and Piper Jaffray, Piper Jaffray has not undertaken to and is not obligated to affirm or revise its opinions or otherwise comment on any events occurring after the date it was given.

        Piper Jaffray, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes.

        Under the terms of the engagement letter dated November 18, 2003, Coastal has agreed to pay Piper Jaffray a fee of $1,200,000.00 upon consummation of the merger for Piper Jaffray's financial advisory services. Coastal paid Piper Jaffray a $50,000.00 retainer and $400,000.00 for rendering its opinions, which amounts were not contingent upon consummation of the merger, but will be credited against payment of the fee for financial advisory services. Whether or not the transaction is consummated, Coastal has agreed to pay the reasonable out-of-pocket expenses of Piper Jaffray and to indemnify Piper Jaffray against liabilities incurred. These liabilities include liabilities under the federal securities laws in connection with the engagement of Piper Jaffray by Coastal's board of directors. Piper Jaffray has previously rendered investment banking services to Coastal and has received customary fees for such services. In the ordinary course of its business, Piper Jaffray may actively trade in the securities of Coastal and Hibernia for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Treatment of Stock Options

        At the effective time of the merger, each outstanding and unexercised option to purchase shares of Coastal common stock issued under the Coastal 1991, 1995 and 1999 stock option plans will be terminated and each holder will be entitled to receive in consideration for such option a cash payment from Hibernia at the closing in an amount equal to the difference between $41.50 and the per share exercise price of the option, multiplied by the number of shares covered by the option, or approximately $11.1 million for all employees (based on an average exercise price of $17.27 per share), less any required tax withholdings. Optionholders will be asked to provide to Hibernia a written receipt for such payment and an acknowledgement that such options have been cancelled. Payment for the options will be made by Hibernia or the exchange agent by bank check or other method not later than the third business day after the merger is closed.

Surrender of Stock Certificates; Payment for Shares

        Prior to the completion of the merger, Hibernia will appoint an exchange agent for the benefit of the holders of shares of Coastal common stock in connection with the merger. On or before the day prior to the closing date of the merger, Hibernia will deliver to the exchange agent an amount of cash equal to the aggregate merger consideration.

        Hibernia will use its best efforts to cause the exchange agent, within five business days following the completion of the merger, to mail to each holder of record of shares of Coastal common stock a letter of transmittal disclosing the procedure for exchanging certificates representing shares of Coastal common stock for the merger consideration. After the effective time, each holder of a certificate representing shares of issued and outstanding Coastal common stock (except for certain shares held directly or indirectly by Coastal or Hibernia and any dissenting shares) will, upon surrender to the exchange agent of a certificate for exchange together with a properly completed letter of transmittal, be entitled to receive $41.50 in cash (represented by a bank check), without interest, multiplied by the number of shares of Coastal common stock represented by the certificate, less any tax required to be withheld. No interest will be paid or accrued on the merger consideration upon the surrender of any certificate for the benefit of the holder of the certificate.

        After one year after the consummation of the merger, Hibernia may request the exchange agent to deliver to it any cash that remains unclaimed by the former stockholders of Coastal. Any stockholders of Coastal who have not exchanged their certificates after any such delivery may look only to Hibernia for payment of the merger consideration. However, neither Hibernia nor any other entity or person shall be liable to any holder of shares of Coastal common stock for any consideration paid to a public official in accordance with applicable abandoned property, escheat or similar laws.

        Coastal stockholders whose share certificates have been lost, stolen or destroyed may receive cash for such shares provided that they properly advise the exchange agent of such occurrence, complete and sign an affidavit of loss and, if required by Hibernia or the exchange agent, pay the premium for surety bond to protect such parties in case the stock certificate is presented for payment by another party at a later date.

Financing the Transaction

        Based on 5,295,442 shares of Coastal common stock outstanding as of the record date, the aggregate amount of consideration to be paid to Coastal's stockholders upon consummation of the merger will be approximately $219.8 million. This amount would increase by an additional $19.1 million if all options to purchase 459,131 shares of Coastal common stock which are currently outstanding were exercised prior to the effective time of the merger. If Hibernia pays cash for the difference between the $41.50 per share merger consideration and the average option exercise price (of $17.27 per share), the aggregate merger consideration payable by Hibernia would be approximately $230.9 million. Hibernia has represented and warranted in the merger agreement that it will have funds that are sufficient and available to pay the merger consideration to the stockholders and optionholders of Coastal at the completion of the merger.

Board of Directors' Covenant to Recommend the Merger Agreement

        The merger agreement requires our board of directors to call a meeting of Coastal's stockholders to consider and vote on the merger agreement and to recommend approval and adoption of the agreement by the stockholders of Coastal. Our board of directors may fail to make such a recommendation, or withdraw, modify or change any such recommendation if such board of directors, after having consulted with and considered the advice of outside legal counsel to Coastal, has determined that the making of such recommendation, or the failure to so withdraw, modify or change such recommendation as a result of an unsolicited bona fide written acquisition proposal from a third party could reasonably be deemed to constitute a breach of the fiduciary duties of such directors under applicable law, subject to the payment of a termination fee to Hibernia if required by the merger agreement.

No Solicitation

        The merger agreement provides that neither Coastal nor Coastal Banc or any other subsidiary of Coastal will, and they will not permit any of their directors, officers, employees or representatives (such as their financial adviser, counsel or accountants) to, directly or indirectly, initiate, solicit, encourage or hold discussions or negotiations with or provide any information to, or make or announce any proposal that constitutes an "acquisition transaction" with any third party. The term "acquisition transaction" is generally defined in the merger agreement as any offer or proposal by a person or entity other than Hibernia involving Coastal or any of its subsidiaries for:

  •
  a merger, tender offer, consolidation, recapitalization or similar transaction;

  •
  a sale, lease or other disposition of all or a substantial portion of the assets of Coastal or the deposits of Coastal Banc;

  •
  a purchase or other acquisition (by way of merger, consolidation, share exchange or otherwise) of the beneficial ownership of the securities representing 20% or more of the voting power of Coastal; or

  •
  any substantially similar transaction.

        Notwithstanding the prior paragraph, the merger agreement allows Coastal, prior to receipt of stockholder approval of the merger to:

  •
  provide information in response to a request from a person who has made an unsolicited bona fide written proposal to engage in an acquisition transaction (referred to as an acquisition proposal) if our board of directors receives an executed confidentiality agreement on terms substantially similar to the one signed by Hibernia;

  •
  enter into discussions or negotiations with any person that makes an acquisition proposal, or not recommend or withdraw our board's recommendation of the merger agreement with Hibernia to Coastal's stockholders and/or fail to hold a stockholders meeting to consider and vote on the merger agreement with Hibernia, or recommend to Coastal stockholders the acquisition proposal with the third party if:

  •
  our board of directors, after consultation with outside legal counsel, determines in good faith that such action would be required for its directors to comply with their respective fiduciary duties under applicable law and our board of directors determines in good faith (after consultation with its financial adviser) that such acquisition proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and such proposal would, if consummated, result in a transaction more favorable to Coastal's stockholders from a financial point of view than the merger with Hibernia (this being referred to as a superior proposal);

  •
  within 48 hours after receipt of any proposal relating to an acquisition transaction, Coastal provides Hibernia with copies of all such written inquiries or proposals and a synopsis of all oral inquiries or proposals;

  •
  Hibernia fails to match or better the superior proposal within ten days after receipt of notice of the superior proposal; and

  •
  after payment by Coastal of the 3% termination fee to Hibernia; or

  •
  withdraw, modify or qualify (or publicly propose to do so) in a manner adverse to Hibernia our board's approval of the merger agreement or its recommendation to Coastal's stockholders to approve the merger agreement or fail to make such recommendation, take any action inconsistent with such recommendation, approve an acquisition proposal or enter into any agreement relating to an acquisition proposal if:

    •
    our board of directors determines in good faith, after consultation with outside legal counsel, that the failure to terminate the merger agreement with Hibernia in light of a superior proposal would constitute a breach of our board's fiduciary duty under applicable law, in which case the board would be permitted to terminate the merger agreement with Hibernia in order to enter into an agreement relating to an acquisition proposal but only after compliance with the notice requirements relating to an acquisition proposal and a superior proposal and after payment by Coastal of the 3% termination fee to Hibernia.

Conditions to the Merger

        Completion of the merger is subject to the satisfaction of conditions set forth in the merger agreement or, to the extent permitted by law, the waiver of those conditions by the party entitled to do so, at or before the effective time of the merger.

        The obligations of Coastal and to consummate the merger are conditioned upon satisfaction or waiver of each of the following:

  •
  the merger agreement shall have been approved by the requisite vote of the stockholders of Coastal;

  •
  Hibernia and HAC shall have performed in all material respects all obligations required to be performed by them under the merger agreement prior to the effective time of the merger;

  •
  the representations and warranties of Hibernia in the merger agreement must be true and correct as of the date of the merger agreement and as of the date of consummation of the merger, except as to any representation and warranty which specifically relates to an earlier date, and except that none of the representations and warranties of Hibernia will be deemed to be untrue or incorrect as a consequence of the existence or absence of any fact, circumstance or event unless that fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty has had or is reasonably likely to have a material adverse effect on Hibernia;

  •
  all necessary regulatory approvals required to consummate the merger shall have been obtained and shall remain in full force and effect, all notice and waiting periods required thereunder shall have expired or been terminated and all notices, reports and other filings required to be made with any governmental entity prior to the effective time shall have been made and become final;

  •
  there shall not be in effect any statute, rule, regulation, order, decree or injunction of a court or agency of competent jurisdiction that prohibits, restricts or makes illegal the consummation of the transactions contemplated by the merger agreement;

  •
  all consents or approvals of all persons (other than governmental entities) required for the consummation of the merger will be obtained and in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Hibernia or Coastal;

  •
  all permits, waivers, clearances, approvals and authorizations of all governmental entities and third parties necessary in connection with the consummation of the merger will be obtained and none of them will adversely affect the merger consideration to be paid; and

  •
  Coastal shall have received a certificate from an authorized officer of Hibernia with respect to compliance with certain of the foregoing conditions to the obligations of Coastal.

        The obligations of Hibernia and HAC to consummate the merger are conditioned upon satisfaction or waiver of each of the following:

  •
  the merger agreement shall have been approved by the requisite vote of the stockholders of Coastal;

  •
  Coastal shall have performed in all material respects all obligations required to be performed by it under the merger agreement prior to the effective time of the merger;

  •
  the representations and warranties of Coastal in the merger agreement must be true and correct as of the date of the merger agreement and as of the date of consummation of the merger, except as to any representation and warranty which specifically relates to an earlier date, and except that no representation and warranty of Coastal will be deemed to be untrue or incorrect as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty has had or is reasonably likely to have a material adverse effect on Coastal, provided that notwithstanding the foregoing, certain representations and warranties of Coastal dealing generally with organization, capitalization, corporate authority, required regulatory approvals and the fairness opinion must be true and correct in all material respects;

  •
  all necessary regulatory approvals required to consummate the merger shall have been obtained and shall remain in full force and effect, all notice and waiting periods required thereunder shall have expired or been terminated, and all notices, reports and other filings required to be made with any governmental entity in connection with the merger prior to the effective time shall have been made and become final;

  •
  there shall not be in effect any statute, rule, regulation, order, decree or injunction of a court or agency of competent jurisdiction that prohibits, restricts or makes illegal the consummation of the transactions contemplated by the merger agreement;

  •
  all consents or approvals of all persons (other than governmental entities) required for the consummation of the merger will be obtained and in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Hibernia or Coastal;

  •
  all permits, waivers, clearances, approvals and authorizations of all governmental entities and third parties necessary in connection with the consummation of the merger will be obtained and none of them will materially impair the value of Coastal to Hibernia;

  •
  immediately prior to the effective time of the merger, dissenting shares shall not represent more than 15% of the outstanding shares of Coastal common stock; and

  •
  Hibernia shall have received a certificate from an authorized officer of Coastal with respect to compliance with certain of the foregoing conditions to the obligations of Hibernia and HAC.

        Under the terms of the merger agreement, "material adverse effect" means, with respect to Coastal, any effect or change that is material and adverse to the assets, financial condition, results of operations or business of Coastal and its subsidiaries taken as a whole, or would materially impair the ability of Coastal to perform its obligations under the merger agreement or otherwise materially impede consummation of the transactions contemplated by the merger agreement. However, with respect to Coastal, "material adverse effect" will not include the impact of:

  •
  changes in laws and regulations or interpretations thereof by governmental entities generally applicable to depository institutions and their holding companies (including changes in insurance deposit assessment rates and special assessments with respect thereto),

  •
  changes in generally accepted accounting principles or regulatory accounting principles generally applicable to financial institutions and their holding companies,

  •
  actions and omissions of Coastal requested by Hibernia,

  •
  the direct effects of compliance with the merger agreement on the operating performance of the parties including expenses incurred by the parties hereto in consummating the transactions contemplated by the merger agreement, and

  •
  changes in general economic conditions, including changes in interest rates generally.

        With respect to Hibernia, a "material adverse effect" means any change or effect that materially impairs the ability of Hibernia or HAC to make payment on the closing date of the aggregate merger consideration, payment of the option consideration and other related costs and expenses necessary to consummate the merger and the transactions contemplated by the merger agreement or otherwise materially impairs the ability of Hibernia or HAC to perform their obligations under the merger agreement or to consummate the merger or the transactions contemplated by the merger agreement. However, with respect to Hibernia, "material adverse effect" will not include:

  •
  any change in banking or similar laws, rules or regulations of general applicability to banks, savings institutions or their holding companies or interpretations thereof by governmental entities;

  •
  changes in generally accepted accounting principles that are generally applicable to the banking or savings industries; and

  •
  changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

Representations and Warranties of Coastal and Hibernia

        Coastal has made representations and warranties to Hibernia and Hibernia has made representations and warranties to Coastal, with respect to (among other things):

  •
  corporate organization and existence;

  •
  authority and power to execute the merger agreement and the completion of the transactions contemplated by the merger agreement;

  •
  required consents and approvals;

  •
  the accuracy of their financial statements;

  •
  compliance with federal securities laws in connection with their SEC filings;

  •
  compliance with applicable law; and

  •
  brokers' fees.

        Coastal has made additional representations and warranties to Hibernia with respect to:

  •
  its stock capitalization and subsidiaries;

  •
  pending or threatened legal proceedings;

  •
  the payment of taxes and filing of tax returns;

  •
  the absence of certain changes and events;

  •
  material agreements and leases;

  •
  ownership of property and insurance coverage;

  •
  employee benefit plans and the administration of these plans;

  •
  deposit insurance and other regulatory matters;

  •
  environmental matters;

  •
  allowance for loan losses and real estate owned;

  •
  its minute books;

  •
  related party transactions;

  •
  internal controls;

  •
  loans;

  •
  investments;

  •
  correctness of this proxy statement;

  •
  risk management instruments; and,

  •
  the receipt of a fairness opinion with respect to the merger consideration.

        Hibernia also has made additional representations and warranties to Coastal with respect to:

  •
  HAC's organization;

  •
  Hibernia's ability to finance the merger; and,

  •
  the correctness, in all material respects, of information regarding Hibernia in this proxy statement which was provided by Hibernia.

Conduct Pending the Merger

        The merger agreement contains covenants of Coastal and Hibernia pending the completion of the merger, including covenants regarding the conduct of their respective businesses prior to the effective time of the merger. These covenants are briefly described below.

        Coastal.    Coastal has agreed that prior to the effective time of the merger it will conduct its business, and will cause its subsidiaries to conduct their businesses, in the ordinary course and consistent with past practice and prudent banking practice and will use its best efforts to preserve its business organization, maintain good relationships with employees and preserve for itself and Hibernia the goodwill of its customers and others with whom business relationships exist.

        Coastal has further agreed that, except as contemplated or required by the merger agreement, prior to the effective time of the merger it will not, and will not permit its subsidiaries to, do any of the following without the prior written consent of Hibernia (which shall not be unreasonably withheld, conditioned or delayed):

  •
  change its articles of incorporation or its bylaws;

  •
  change the number of shares of its authorized or issued capital stock or issue or grant any right to purchase any capital stock or any securities convertible into capital stock, or reclassify any shares of its capital stock, redeem or acquire any shares of its capital stock, or issue or grant any shares of capital stock, except in connection with the exercise of outstanding employee stock options issued under specified stock option plans;

  •
  declare or pay any dividend or other distribution on its capital stock, except that (i) Coastal may continue to pay its regular quarterly cash dividend to stockholders at a rate not in excess of $0.15 per share, per quarter, (ii) dividends may be paid by a subsidiary to Coastal or to another wholly-owned subsidiary of Coastal, and (iii) dividends may be paid on the trust preferred securities of Coastal Capital Trust I and II;

  •
  grant any severance or termination pay (other than pursuant to binding contracts of Coastal in effect on the date of the merger agreement and disclosed to Hibernia) to, or enter into or amend any employment, consulting or compensation agreement with, any of Coastal's directors, officers, employees or consultants; or award any increase in compensation or benefits to its directors, officers, employees or consultants, except, in the case of non-officer employees, such as may be granted in the ordinary course of business and consistent with past practices and policies, in consultation with Hibernia, not to exceed an aggregate of 4% of the current salaries of such employees (it being understood that no consent of Hibernia shall be required for such permitted increases);

  •
  enter into or modify any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of Coastal's directors, officers, employees or consultants other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any tax-qualified plan; or make any contributions or any other defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice and the plan terms;

  •
  sell or dispose of any assets or knowingly incur any liabilities other than in the ordinary course of business consistent with past practices and policies, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

  •
  make any capital expenditures in excess of $500,000 in the aggregate, other than pursuant to binding commitments existing on the date of the merger agreement, other than expenditures necessary to maintain existing assets in good repair and other than as disclosed to Hibernia in a schedule to the merger agreement;

  •
  file any applications or make any contract with respect to branching or site location or relocation;

  •
  make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

  •
  change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable laws or regulation;

  •
  make, change or revoke any material tax election, amend any material tax return or settle or compromise any material liability for taxes;

  •
  engage in any transaction with an "affiliated person" or "affiliate" (as defined in the merger agreement), except that the purchase of directors' and officers' liability insurance as contemplated by the merger agreement is expressly permitted;

  •
  enter into any leveraged arbitrage programs, any futures contract, option or other agreement, or take any action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

  •
  originate or acquire any loans or other extensions of credit except for originations in accordance with existing Coastal lending policies and any lending commitments outstanding on the date of the merger agreement;

  •
  knowingly take any action or knowingly fail to take any action that would reasonably be expected to adversely affect or delay the ability of Hibernia or Coastal to perform its covenants and agreements on a reasonably timely basis under the merger agreement or to consummate the transactions contemplated under the merger agreement;

  •
  knowingly take any action or knowingly fail to take any action that would reasonably be expected to result in any of Coastal's representations or warranties not being true and correct in any material respect at the effective time of the merger;

  •
  knowingly take any action which would be reasonably expected to adversely affect or delay the ability of Hibernia or Coastal to obtain any necessary approvals, consents or waivers of any governmental entity required for the transactions contemplated by the merger agreement or which would reasonably be expected to result in any such approvals, consents or waivers containing any condition or restriction that would materially impair the value of the transaction to Hibernia;

  •
  merge with any other corporation or bank or permit any other corporation or bank to merge into it or consolidate with any corporation or bank;

  •
  knowingly fail to comply with any laws, regulations, ordinances or governmental actions applicable to Coastal or its subsidiaries and to the conduct of the business of Coastal and its subsidiaries; or

  •
  agree to do any of the foregoing.

        Hibernia.    Hibernia has agreed that, prior to the effective time of the merger, it will not:

  •
  other than in connection with the merger agreement, and except as would not have a material adverse effect on the ability of Hibernia and HAC to perform their obligations under the merger agreement, fail to conduct its business consistent with prudent banking practice;

  •
  knowingly take any action which would be reasonably expected to adversely affect or delay the ability of Hibernia, HAC or Coastal to perform their respective covenants and agreements on a timely basis under the merger agreement or to consummate the transactions contemplated by the merger agreement;

  •
  knowingly take any action or knowingly fail to take any action that would reasonably be expected to result in any of its representations and warranties of the merger agreement not being true and correct in any material respect at the effective time;

  •
  knowingly take any action which would be reasonably expected to adversely affect or delay the ability of Hibernia, HAC or Coastal to obtain any necessary approvals, consents or waivers of any governmental entity required for the transactions contemplated by the merger agreement, or which would reasonably be expected to result in any such approvals, consents or waivers containing any condition or restriction that would materially impair the value of the transaction to Hibernia; or

  •
  agree to do any of the foregoing.

Certain Other Covenants

        Coastal and Hibernia.    In addition to the covenants and agreements of the parties described under "—No Solicitation," "—Board of Director's Covenant to Recommend the Merger Agreement" and "—Conduct Pending the Merger" above and elsewhere herein, in the merger agreement, each of Coastal and Hibernia also agreed to (among other things):

  •
  cooperate with each other and use their best efforts to effect all necessary filings within 60 days following the date of the merger agreement and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transaction contemplated by the merger agreement;

  •
  furnish to each other all information concerning themselves, their subsidiaries, directors, officers and stockholders in connection with any application to be made to any governmental entity;

  •
  furnish to each other copies of written communications received by them from any governmental entity;

  •
  supplement their respective disclosure schedules which were delivered at the time of the signing of the merger agreement in order to describe a matter not previously included or to correct information previously provided, but any change in the schedules will not limit the other party's right to terminate the merger agreement if the change results in a material breach in a representation or warranty;

  •
  cooperate with each other in the development and distribution, and approve in advance, all news releases with respect to the merger agreement unless otherwise required by law;

  •
  use their best efforts to take all reasonable action under applicable law to satisfy the conditions to the closing and to consummate the merger agreement;

  •
  if a party determines that a condition to its obligations to close the merger agreement cannot be fulfilled on or prior to July 9, 2004 and that it will not waive that condition, it will promptly notify the other party;

  •
  each will promptly notify the other of any facts relating to them that would be likely to prevent or materially delay approval of the merger by any governmental entity or would otherwise prevent or materially delay completion of the merger; and

  •
  if any state takeover law may become, or purport to be, applicable, take all action necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable and to eliminate or minimize the effect of any state takeover law.

        Coastal.    In the merger agreement, Coastal also agreed to, among other things to:

  •
  cause a Coastal representative to confer frequently with Hibernia representatives regarding Coastal's business, operations, assets, financial condition and matters relating to the completion of the merger and to timely provide, when available, Coastal's Form 10-Q, Form 10-K and Thrift Financial or FDIC Call Reports;

  •
  provide Hibernia with reasonable access to Coastal's properties and to its books and records relating to its assets, properties, operations, obligations and liabilities, except where such access might violate or prejudice the rights of any customer or violate any law, all of which information will remain confidential (unless sought by tax authorities) until the consummation or termination of the merger agreement, and will not be used by Hibernia for any competitive purpose;

  •
  take all steps necessary to have this proxy statement cleared by the SEC, to call, give notice of and convene a meeting of stockholders on or before April 30, 2004 to consider the merger agreement, to recommend to the Coastal stockholders that they approve the merger agreement and to use its reasonable best efforts to obtain such approval;

  •
  after all conditions to its obligation to close have been satisfied or waived and at such time as Coastal believes that the consummation of the merger agreement is reasonably assured, but prior to the effective time, discuss with Hibernia the adoption of all of Hibernia's accounting policies and procedures (including those policies pertaining to charge-offs and non-accrual assets) and to adopt such accounting policies and procedures to the extent appropriate to become effective only at the effective time; and

  •
  each non-employee director and each executive officer of Coastal must sign a Lock-Up and Non-Competition Agreement, and all persons who will be entitled to indemnification to be provided by Hibernia under the terms of the merger agreement must sign a Joinder Agreement, both agreements for the benefit of Hibernia.

        Hibernia.    Pursuant to the merger agreement, Hibernia has agreed, among other things, to:

  •
  provide Coastal, to the extent necessary and customary, reasonable access to information about Hibernia's ability to perform its obligations under the merger agreement;

  •
  provide certain benefits to each Coastal employee who becomes an employee of Hibernia (see "—Employee Benefit Matters"); and,

  •
  provide indemnification and directors and officers liability insurance for the directors and certain officers of Coastal (see "—Interests of Certain Persons in the Merger").

Extension, Waiver and Amendment of the Merger Agreement

        At any time prior to the consummation of the merger (and whether before or after approval of the merger by the stockholders of Coastal), Coastal, Hibernia and HAC may, to the extent permitted by applicable law:

  •
  amend the merger agreement;

  •
  extend the time for the performance of any of the obligations or other acts of the other party under the merger agreement;

  •
  waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

  •
  waive compliance with any agreements or conditions contained in the merger agreement other than required stockholder and regulatory approvals.

        However, after the approval of the merger agreement by the stockholders of Coastal, the parties to the merger agreement may not, without further approval of the stockholders of Coastal, amend the merger agreement in a manner which would modify the amount or form of the consideration to be delivered to the stockholders of Coastal upon consummation of the merger or would be reasonably likely to materially delay or jeopardize receipt of any required regulatory approval or materially impair or prevent the satisfaction of any condition to the closing or materially delay the effective time of the merger.

Termination of the Merger Agreement

        The merger agreement may be terminated before completion of the merger (even if the stockholders of Coastal have already voted to approve it):

  •
  by mutual written consent of the parties thereto;

  •
  by Coastal or Hibernia if:

  •
  the merger has not occurred by July 9, 2004 (other than as a result of the terminating party's failure to perform an obligation under the merger agreement);

  •
  the stockholders of Coastal vote on the merger agreement and fail to approve it (other than as a result of the terminating party's failure to perform an obligation under the merger agreement);

    •
    30 or more days after a governmental entity denies the application filed by the parties or requests that such application be withdrawn, unless within that 30 day period an amended application or a petition for rehearing is filed, or 30 or more days after such amended application or petition is denied, except that no party will have the right to terminate the merger agreement if the denial or request for withdrawal resulted from that party's failure to perform its obligations under the merger agreement;

    •
    any governmental entity issues a final non-appealable order enjoining or otherwise prohibiting the merger; or

    •
    either party has breached any covenant or representation or warranty to the extent that there would be a failure of the conditions of the non-breaching party's obligations to close the merger and the breach cannot be, or has not been, cured within 30 days after the receipt of notice of such breach.

        Hibernia also may terminate the merger agreement if:

  •
  Coastal has:

  •
  failed to recommend approval of the merger to its stockholders in its proxy statement;

  •
  withdrawn, modified or qualified, in a manner adverse to Hibernia, our board's recommendation regarding approval of the merger to our stockholders or taken any action or made any statement inconsistent with such approval in connection with a stockholders meeting;

  •
  failed to call or convene a stockholders meeting to consider and vote on the merger agreement;

  •
  approved or recommended an acquisition transaction with a third party, or publicly proposed to do so; or

  •
  holders of more than 15% of Coastal's common stock exercise their dissenters' rights.

        Coastal also may terminate the merger agreement if, prior to receipt of stockholder approval, our board of directors determines in good faith (after consultation with outside legal counsel) that an unsolicited bona fide written proposal to engage in an acquisition transaction from a third party is more favorable to Coastal's stockholders than the merger consideration offered by Hibernia and is reasonably likely to be consummated, and Coastal enters into an agreement relating to the superior proposal, provided that Coastal provides Hibernia with 10 days written notice of the superior proposal to permit Hibernia, within such 10 day period, to match or better the terms of the superior proposal and Hibernia fails to do so.

Termination Fees

        Coastal has agreed to pay to Hibernia a fee of 3% of the total of the amount Hibernia is to pay for the outstanding Coastal common stock and options under the merger agreement (approximately $7.16 million, assuming all outstanding options are exercised), as follows:

  •
  if, prior to the event giving rise to the right to terminate the merger agreement, an acquisition proposal has been made known to Coastal's senior management or board of directors or has been made to Coastal's stockholders or a reasonably qualified third party has publicly announced an intention to make an acquisition proposal (and the announcement or proposal has not been irrevocably withdrawn not less than five business days prior to the Coastal stockholders meeting) causing the merger agreement to be terminated by Coastal or Hibernia because either the Coastal stockholders have failed to approve the merger agreement or Coastal has materially breached the merger agreement and within 12 months after the merger agreement is terminated,

    Coastal enters into an agreement with respect to an acquisition proposal or an acquisition proposal is consummated, then Coastal will pay such termination fee to Hibernia not later than the date Coastal enters into an acquisition agreement or if there is no agreement, on the date the acquisition proposal is consummated; or

  •
  if Coastal terminates the merger agreement, prior to stockholder approval, in order to enter into an agreement relating to a superior proposal or if Hibernia terminates the merger agreement if Coastal fails to recommend approval of the merger, withdraws, modifies or qualifies in a manner adverse to Hibernia the Coastal board's recommendation of the merger agreement, fails to call or hold a stockholders meeting or approves or recommends another acquisition transaction, then Coastal will pay such termination fee on the date of termination.

        Hibernia has agreed to pay to Coastal upon termination, a termination fee of 3% of the total of the amount Hibernia is to pay for the outstanding Coastal common stock and options under the merger agreement (approximately $7.16 million, assuming all outstanding options are exercised) if the merger agreement is terminated by Coastal due to the failure of the merger agreement to close by July 9, 2004 because Hibernia does not have sources of capital and financing sufficient to pay, or fails to pay, the aggregate consideration due under the merger agreement.

        In addition, if the merger agreement is terminated due to the willful material breach of the agreement by one party, the breaching party will pay the non-breaching party a termination fee of $15.0 million upon the termination of the merger agreement.

Expenses

        The merger agreement provides that each party will bear its own costs and expenses incurred in connection with the merger agreement, including the fees and expenses of its own financial advisers, accountants, counsel and printing, except that the parties will share equally the costs of the printing, mailing and filing of Coastal's proxy statement and all filing and similar fees relating to the merger. Coastal also retained the services of Sandler O'Neill to provide certain financial advice relating to the proposed merger. Sandler O'Neill was not requested to, and did not, opine as to the valuation or fairness of the proposed merger transaction. In accordance with the arrangement agreed to in 2003 which was set forth in the engagement letter dated March 12, 2004, Coastal will pay Sandler O'Neill a fee of $250,000.00 upon the closing of the merger. Whether or not the transaction is consummated, Coastal has agreed to indemnify Sandler O'Neill against liabilities incurred, including liabilities under the federal securities laws. Coastal will also incur expenses in connection with the annual meeting. See also "The Annual Meeting—Solicitation of Proxies."

Interests of Certain Persons in the Merger

        When you are considering the recommendation of our board of directors with respect to approving the merger agreement and the merger, you should be aware that Coastal directors and executive officers have interests in the merger as individuals which are in addition to, or different from, their interests as stockholders of Coastal. Our board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the merger. These interests are described below.

        Severance Agreements.    Hibernia has agreed to honor and pay when due certain severance benefits to Mr. Mehos, our chairman of the board and chief executive officer, Mrs. Wylie, our chief financial officer, and Mr. New, Coastal Banc's chief banking officer. Mr. Mehos originally entered into his severance agreement in February 2001, Mrs. Wylie originally entered into her severance agreement in May 1999 and Mr. New entered into his severance agreement in August 2002. The severance agreements for Mr. Mehos and Mrs. Wylie were replaced by new severance agreements in September 2003, and Mr. New's severance agreement was replaced on January 1, 2004. Except for the amount of severance benefits to be received, the terms of the severance agreements are substantially similar. The current severance agreements provide for the payment of certain severance benefits upon the occurrence of a "trigger event." Under the severance agreements, a trigger event is:

  •
  the occurrence of a "change in control" of Coastal, as defined below, and the employee voluntarily terminates his or her employment within the 30 day period beginning on the six month anniversary following the date of the occurrence of the change in control;

  •
  the voluntary termination of the employee's employment within 90 days of an event which occurs during the "protected period" (i.e., the period six months before and three years after a change of control or after the expiration of the severance agreement) and constitutes "good reason" (as defined below); or,

  •
  the termination of the employee's employment for any reason other than "just cause" during the protected period.

        If a trigger event occurs, the employees will be entitled to:

  •
  if there is a change in control of Coastal and the employee voluntarily terminates his or her employment within the required time period, payment of two and one half times the average annual salary and bonus or incentive compensation paid to the employee during his or her immediately preceding 36 months of employment (or the immediately preceding 24 months of employment if the employee does not have 36 months of employment history);

  •
  for any other trigger event, payment of an amount equal to 2.99 times their average annual salary and bonus or incentive compensation paid during the immediately preceding 36 months of employment (or 24 months, as applicable); and,

  •
  the severance agreement also provides that Coastal will reimburse the employee for all costs and expenses, including reasonable attorney's fees incurred by the employee to enforce his or her rights or benefits under such agreements provided that the employee obtains a final judgment or arbitration award substantially in his or her favor.

        Under the current severance agreements, a "change in control" of Coastal would be deemed to occur if, among other events, Coastal is not the surviving entity in any merger, consolidation, or share exchange. Thus, the consummation of the transactions contemplated by the merger agreement will constitute a "change of control" under the severance agreements.

        In addition, the current severance agreements define "good reason" to mean any of the following events, which has not been consented to in advance by the employee in writing:

  •
  the requirement that the employee move his or her personal residence, or perform his or her principal executive functions, more than 30 miles from his or her primary office as of the date of the change in control;

  •
  any material reduction in the employee's base compensation or average bonus paid to the employee for the preceding 36 months as in effect on the date of the change in control or as the same may be increased from time to time;

  •
  a successor to Coastal or Coastal Banc fails or refuses to assume Coastal's and Coastal Banc's obligations under the severance agreement;

  •
  Coastal, Coastal Banc or a successor thereto breaches any provision of the severance agreement; or,

  •
  the employee is terminated for other than just cause after the change in control. "Just cause" is defined to mean, in the good faith determination of Coastal's and Coastal Banc's boards of directors, the employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional and protracted failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order affecting the business of Coastal or Coastal Banc, or material breach of any provision of the severance agreement. The employee will have the right to make a presentation to our board of directors with counsel prior to rendering of such determination by our board. The employee will have no right to receive compensation or other benefits for any period after termination for just cause. No act, or failure to act, on the employee's part shall be considered "willful" unless he or she has acted, or failed to act, with the absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of Coastal Banc and Coastal.

        In the event that the employee and Coastal or Coastal Banc agree that the employee will be paid an amount under the severance agreement that triggers the requirement to pay the excise tax required under Section 280G of the Internal Revenue Code of 1986, as amended, Coastal or Coastal Banc will pay the employee for all such excise taxes and if necessary, Coastal or Coastal Banc will make additional payments to the employee, and if the employee has been overpaid, he or she will reimburse Coastal or Coastal Banc, as appropriate. Any payments made to the employee pursuant to the severance agreement, or otherwise, are subject to and conditioned upon their compliance with the Federal Deposit Insurance Act and any regulations promulgated by the Federal Deposit Insurance Corporation thereunder.

        Based on the terms of the severance agreements, Hibernia will pay approximately $1.8 million to Mr. Mehos on the date on which Mr. Mehos' employment is terminated by Hibernia, approximately $1.3 million to Mrs. Wylie on the date on which Mrs. Wylie's employment agreement is terminated by Hibernia and approximately $741,667.00 to Mr. New on the date which is six months after the closing of the merger agreement, all amounts before the payment of any applicable tax.

        Employment Agreements.    Hibernia has agreed to retain certain executive officers of Coastal after the closing of the merger agreement, as follows:

  •
  if requested by Hibernia, Mr. Mehos has agreed to assist in the transition on an as needed basis after the closing of the merger agreement at his current salary of $360,000.00, plus certain benefits in effect for Hibernia employees generally at the effective time of the merger (see "—Employee Benefit Matters" beginning on page 35). Mr. Mehos' employment may be terminated at any time by Hibernia.

  •
  if requested by Hibernia, Mrs. Wylie has agreed to assist in the transition on an as needed basis after the closing of the merger agreement at her current salary of $292,500.00, plus certain benefits in effect for Hibernia employees generally at the effective time of the merger (see "—Employee Benefit Matters" beginning on page 35). Mrs. Wylie's employment may be terminated at any time by Hibernia.

  •
  Hibernia has entered into a written agreement to employ Mr. New as an executive vice president of HNB for one year after the closing of the merger at his current (2003) salary ($215,000.00) and current (2003) bonus ($90,000.00), plus the benefits in effect for Hibernia employees generally at the effective time of the merger (see "—Employee Benefit Matters" beginning on page 35).

  •
  Hibernia has entered into a written agreement to employ Mr. David Graham, an executive vice president of Coastal Banc, as an executive vice president of HNB for two years after the closing of the merger at his current (2003) salary ($180,000.00) and current (2003) bonus ($41,000.00), plus the benefits in effect for Hibernia employees generally at the effective time of the merger (see "—Employee Benefit Matters" beginning on page 35).

        Indemnification and Insurance.    The merger agreement provides that from and after the effective time of the merger, Hibernia will, subject to the limitations discussed below, indemnify, and hold harmless each director and/or officer of Coastal listed in a schedule to the merger agreement, as well as officers of Coastal Banc or its subsidiaries listed in a schedule to the merger agreement, who execute a Joinder Agreement and their heirs, personal representatives and estates (the "indemnified parties") against and will promptly upon request advance any expenses (including reasonable attorney's fees), judgments, interest, fines, claims, damages, liabilities, or amounts paid in settlement as they are incurred in connection with any claim, action, suit, proceeding or investigation, whether or not the indemnified party is a party to such proceeding, arising in whole or in part out of matters existing or occurring at or prior to the effective time of the merger, and whether threatened, asserted or claimed prior to, at or after the effective time, to the fullest extent to which such indemnified parties were entitled under applicable law, Coastal's articles of incorporation and bylaws as in effect on December 1, 2003. This contractual indemnity will continue in full force and effect for six years following the effective time of the merger, or if there are any proceedings pending or threatened on the sixth anniversary of the effective time, such indemnity will continue until the threatened or pending proceeding is finally resolved.

        The merger agreement required that Coastal acquire, for the benefit of its directors and officers and certain officers of Coastal Banc or its subsidiaries, directors' and officers' liability insurance in the amount of $20.0 million with respect to acts or omissions (including the transactions contemplated by the merger agreement) occurring prior to or at the effective time of the merger by such directors or officers in their capacity as such. If this policy is cancelled and not replaced by Coastal prior to the effective time of the merger, the indemnification provided above will be limited to, as to all indemnified parties as a group, $16.0 million. If the policy is cancelled after the effective time of the merger, there will be no limit on the indemnification provided by Hibernia. Hibernia has agreed to use commercially reasonable efforts to maintain this insurance policy in full force and effect for six years following the effective date of the merger. If Hibernia merges or consolidates with any entity and is not the surviving entity, or if it transfers substantially all of its assets to a third party, then Hibernia will require the successor entity or assignee to assume this obligation. The obligations of Hibernia to provide indemnification and insurance are enforceable by each of the indemnified parties and are expressly meant to survive the closing of the merger agreement.

        Other than as set forth above, no director or executive officer of Coastal has any direct or indirect material interest in the merger, except insofar as ownership of Coastal common stock or options to acquire Coastal common stock might be deemed such an interest. See "Voting Securities and Certain Beneficial Ownership of Coastal Common Stock," beginning on page 63.

Employee Benefits Matters

        Hibernia has agreed that all employees of Coastal and its subsidiaries immediately prior to the effective time who become employed by Hibernia or any subsidiary or affiliate of Hibernia immediately following the effective time of the merger will be covered by Hibernia's employee benefit plans on substantially the same basis as other employees of Hibernia performing services primarily on behalf of Hibernia in a comparable position. Nevertheless, Hibernia may determine to:

  •
  continue any of Coastal's benefit plans for employees in lieu of offering participation in Hibernia's benefit plans providing similar benefits (e.g., medical and hospitalization benefits);

  •
  terminate or amend any of Coastal's benefit plans; or

  •
  merge Coastal's benefit plans with Hibernia's benefit plans,

provided the result is the provision of benefits to Coastal's employees who become Hibernia employees that are substantially similar to the benefits provided to other Hibernia employees generally.

        Hibernia has also agreed that a Coastal employee's service with Coastal or a Coastal subsidiary will be recognized as service with Hibernia for purposes of eligibility to participate, vesting, if applicable, benefit accrual (but not for accrual of pension benefits) and the determination of the level of benefits under Hibernia's benefit plans, policies or arrangements (including but not limited to vacation, sick and other leave policies) subject to applicable break-in-service rules (provided that the foregoing shall not apply to the extent that it would result in duplication of benefits). Hibernia has agreed that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans will not apply to any Coastal employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Coastal or its subsidiaries at the effective time of the merger and who then change coverage to Hibernia's medical or hospitalization indemnity health plan at the time such transferred Coastal employees are first given the option to enroll. After the effective time, Hibernia is free to amend or terminate the Coastal benefit plans in accordance with their terms, provided that such amendment or termination affects all covered employees equally.

Regulatory Approvals

        Completion of the merger is subject to the prior receipt of all consents or approvals of, or the provision of notices to and the expiration of all waiting periods required by, all federal and state governmental entities required to complete the merger of HAC with and into Coastal and the subsequent merger of Coastal Banc with and into HNB. These approvals include approval from the Federal Reserve Board, and the OCC and notices to the TDB and the TSLD. The transactions cannot proceed in the absence of regulatory approvals from the Federal Reserve Board and the OCC.

        Coastal and Hibernia are not aware of any material governmental approvals or actions that are required prior to the parties' completion of the merger other than those described below. If any additional governmental approvals or actions are required, the parties presently intend to seek those approvals or actions.

        Except for the approvals already received as indicated below, we cannot assure you that we will obtain the required regulatory approvals, or, if we obtain them, when we will do so or whether there will be any litigation challenging those approvals. We likewise cannot assure you that the Department of Justice or any state attorney general will not attempt to challenge the merger on antitrust grounds, or, if a challenge is made, the result of the challenge.

        Federal Reserve Board.    The merger is subject to the prior approval of the Federal Reserve Board under Section 4 of the Bank Holding Company Act of 1956, as amended. Hibernia filed an application for this purpose with the Federal Reserve Bank of Atlanta by letter dated January 26, 2004. By letter dated March 5, 2004, the Federal Reserve Bank of Atlanta approved this application under delegated authority.

        Office of the Comptroller of the Currency.    By letter dated January 26, 2004, Coastal Banc and HNB filed an application with the OCC to merge Coastal Banc with and into HNB immediately after consummation of the transactions contemplated by the merger agreement. By letter dated March 11, 2004, the OCC approved this application. This transaction may not be completed until 15 days after such approval, or until March 26, 2004, during which time the Department of Justice may challenge such transaction on antitrust grounds and seek divestiture of certain assets and liabilities.

        State Notices.    Under applicable federal and Texas laws, certain information relating to the acquisition of Coastal by Hibernia and the merger of Coastal Banc and HNB must be provided to both the TDB and the TSLD. By letters both dated January 26, 2004, Hibernia provided the requisite information to the TDB and the TSLD.

        By letter dated February 4, 2004, the TDB acknowledged receipt of such information and acknowledged that the notice filing appears to be complete and appears to comply with applicable Texas law regarding interstate transactions.

        By letter dated February 18, 2004, the TSLD acknowledged receipt of notice of the merger of Coastal Banc with and into HNB. Further, such letter stated that the Commissioner of the TSLD has no supervisory objection to the merger transaction and consents thereto, subject to the submission to the TSLD of, among other things, evidence of Federal Reserve Board and OCC approval of the proposed transactions, copies of certain information related to the applications filed with the Federal Reserve Board and the OCC, evidence of the approval of the merger agreement by Coastal's stockholders, the payment of all quarterly assessment fees due prior to consummation of the merger transactions, certification of consummation of the merger of Coastal Banc with and into HNB by an officer of HNB and the return of the original state savings bank charter certificate of Coastal Banc issued by the TSLD.

Material United States Federal Income Tax Consequences of the Merger

        The following discussion is a general summary of the material United States federal income tax consequences of the merger to U.S. holders (as defined below) of Coastal common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended, final and temporary regulations promulgated by the United States Treasury Department, judicial authorities and court rulings and administrative rulings and decisions as currently in effect. These laws are subject to change at any time, possibly with retroactive effect, and any change could affect the continuing validity of this discussion.

        This discussion assumes that Coastal common stock is held as a capital asset within the meaning of Section 1221 of the Code by each U.S. holder (as defined below) and does not address all aspects of federal income taxation that might be relevant to particular holders of Coastal common stock in light of their status or personal investment circumstances, such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold Coastal common stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than United States dollars or individual persons who have received Coastal common stock as compensation or otherwise in connection with the performance of services. Further, this discussion does not address state, local or foreign tax consequences of the merger.

        For purposes of this discussion, we use the term "U.S. holder" to mean a citizen or resident of the United States, a corporation or other entity created or organized under the laws of the United States or any of its political subdivisions, a trust that (i) is subject to the supervision of a court within the United States and the control of one or more United States persons or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or an estate that is subject to United States federal income tax on its income regardless of its source.

        If a partnership holds Coastal common stock, the tax treatment of a partner will generally depend on the status of the partnership. If you are a partner of a partnership holding Coastal common stock, you should consult your tax advisors.

        For United States federal income tax purposes, the merger will be treated as an acquisition by Hibernia of all the outstanding stock of Coastal. Each holder of shares of Coastal common stock will be treated as exchanging such shares for cash.

        The receipt of cash in exchange for shares of Coastal common stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share will be equal to the difference between the per share cash consideration and the holder's adjusted tax basis per share in Coastal common stock. A holder's gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long-term if the holder has held Coastal common stock for more than one year as of the date of the merger. Under current law, long-term capital gains of individuals are subject to a maximum federal income tax rate of 15%, whereas the maximum federal income tax rate on ordinary income and short-term capital gains (i.e., gain on capital assets held for not more than one year) of an individual is currently 35% (not taking into account any phase-out of tax benefits such as personal exemptions and certain itemized deductions). For corporations, capital gains and ordinary income are taxed at the same maximum rate of 35%. The deductibility of capital losses is subject to limitation.

        A holder of Coastal common stock may be subject to backup withholding at the rate of 28% with respect to payments received pursuant to the merger, unless the holder (a) provides a correct taxpayer identification number, or TIN, in the manner required or (b) is a corporation or other exempt recipient and, when required, demonstrates this fact. To prevent the possibility of backup federal income tax withholding, each holder must provide the exchange agent with his, her or its correct TIN by completing a Form W-9 or Substitute Form W-9.

        The foregoing discussion is for general information only and is not a complete description of all of the potential tax consequences that may occur as a result of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult your own tax advisor regarding the federal tax consequences of the merger to you, as well as the tax consequences of the merger to you arising under the laws of any state, local or other jurisdiction, domestic or foreign.

Accounting Treatment

        The merger will be accounted for under the purchase method of accounting under accounting principles generally accepted in the United States of America. Under this method, Coastal's assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of Hibernia. Any difference between the purchase price for Coastal and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with Financial Accounting Standards Board Statement No. 142, "Goodwill and Other Intangible Assets," issued in July 2001, the goodwill resulting from the merger will not be amortized to expense, but will be subject to at least an annual assessment of impairment by applying a fair value test. In addition, any core deposit intangibles recorded by Hibernia in connection with the merger will be amortized to expense in accordance with the new rules. The financial statements of Hibernia issued after the merger will reflect the results attributable to the acquired operations of Coastal beginning on the date of completion of the merger.

Joinder Agreements

        As a condition to providing indemnification to the directors and identified officers of Coastal and to the identified directors and officers of Coastal's subsidiaries, Hibernia has required that all such indemnified parties sign a Joinder Agreement. The Joinder Agreement, which is substantially the same for each indemnified party, generally requires that if a claim arises for which indemnification will be sought, the indemnified party must notify Hibernia of such claim. Hibernia may either assume the defense of such claim or pay the indemnified party's reasonable legal fees and expenses. Hibernia will also pay for separate legal counsel for the indemnified party if such party is informed by his or her counsel that there are actual or potential conflicts of interest between Hibernia, other persons being represented by that lawyer and the indemnified party. Hibernia will not settle, compromise or agree to any judgment unless that settlement, compromise or consent includes a complete and unconditional release of the indemnified party.

        The indemnified party has agreed to cooperate with Hibernia, whether or not Hibernia assumes the defense of the action, in the defense of any action for which indemnification is being sought, and he or she will not object to Hibernia's use of any documents prepared by the indemnified party, provided that Hibernia will not waive any such party's privilege without his or her consent. Nothing in the Joinder Agreement will require that the indemnified party testify or produce evidence against himself or herself or prevent him or her from asserting their legal rights.

Lock-Up and Non-Competition Agreements

        As a condition to entering into the merger agreement, Hibernia requested that all Coastal directors and Mrs. Wylie, Mr. New and Mr. Graham sign the Lock-Up and Non-Competition Agreements. The Lock-Up and Non-Competition Agreements are substantially similar for each such person (except as described below) and have the following material terms:

  •
  each such person has agreed to vote all shares of Coastal common stock under his or her control (except shares held in a fiduciary capacity) in favor of the merger agreement at the meeting of Coastal stockholders, unless he or she receives an opinion of counsel to Coastal (a copy of which is promptly provided to Hibernia) that such person, in his or her capacity as a Coastal stockholder, is prohibited by law from voting such shares or is required not to vote such shares in favor of the merger agreement in order to fulfill his or her fiduciary duty under applicable law;

  •
  each such person has agreed not to transfer his or her shares of Coastal common stock until the vote on the merger agreement is taken, the merger agreement has been consummated or terminated or the Lock-Up and Non-Competition Agreement is terminated, except for transfers by operation of law or transfers approved by Hibernia, which approval is not to be unreasonably withheld, conditioned or delayed, provided that the transferee must agree to be bound by the Lock-Up and Non-Competition Agreement;

  •
  each such person has agreed for a period of one year (for a period of two years with respect to Mr. Graham) from the closing of the merger not to serve as a director, officer or employee or acquire 10% or more of any equity security of any financial institution that has a business location in any of the counties in Texas listed in the appendix to the agreement (known as the restricted areas); and

  •
  each such person has agreed, for a one year period (for a period of two years with respect to Mr. Graham), not to solicit or hire any employee of Hibernia, and not to solicit (except for advertisements in the general media) any of Hibernia's customers.

        The material differences among the Lock-Up and Non-Competition Agreements are:

  •
  with respect to Mr. Mehos, the chairman of the board and chief executive officer of Coastal, Mr. Mehos has agreed not to compete as set forth above, and has further agreed that for the period beginning on the first anniversary of the closing date of the merger and ending on the second anniversary of the closing date, he will not serve as a director, officer or employee of a financial institution having deposits in excess of $150 million that has a business location in any of the restricted areas or will not acquire 10% or more of the total equity of a financial institution having deposits at the date of acquisition in excess of $150 million that has a business location in any of the restricted areas. Mr. Mehos also agreed that, during the term of the Lock-Up and Non-Competition Agreements, he will not use the name "Coastal" for any institution in the restricted areas;

  •
  with respect to Mr. Flowers, a director of Coastal, the non-competition language excludes his current position as a director, president and stockholder of Sentinel Trust Company, Houston, Texas, and the restrictions on the solicitation of customers excludes persons who are current or prior customers of Sentinel Trust Company;

  •
  with respect to Mr. Frank, a director of Coastal, there is an exclusion from the non-competition language for the purchase or sale of bulk mortgage loans that include mortgage loans on properties within the restricted areas; and

  •
  with respect to Messrs. Mehos, New and Graham and Mrs. Wylie, each such agreement contains the employment provisions described under the heading "—Interests of Certain Persons in the Merger—Employment Agreements."

Dissenters' Rights

        If you were a stockholder of Coastal as of the record date, you may exercise dissenters' rights in connection with the merger by complying with Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act. Hibernia is not obligated to complete the merger if the holders of more than 15% of Coastal's common stock exercise dissenters' rights.

        By exercising dissenters' rights, you will be entitled to receive, if the merger is completed, the "fair value" of your shares of Coastal common stock as of the day immediately prior to the date of the annual meeting. As defined by Texas law, "fair value" excludes any appreciation or depreciation in anticipation of the proposed merger. This value may differ from the value of the consideration that you would otherwise receive in the merger. The following is a summary of the statutory procedures that you must follow in the event you elect to exercise your dissenters' rights under the Texas Business Corporation Act. This summary is not complete and is qualified in its entirety by reference to Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act, the text of which is set forth in full in Appendix E to this proxy statement.

        How to exercise and perfect your right to dissent.    In order to be eligible to exercise your right to dissent from the merger and to receive, upon compliance with the statutory requirements summarized below, the fair value of your shares of Coastal common stock as of the day immediately preceding the annual meeting, excluding any appreciation or depreciation in anticipation of the merger, you must:

  •
  prior to the annual meeting, provide Coastal with a written objection to the merger that states that you intend to exercise your right to dissent if the merger is completed and that provides an address to which a notice about the outcome of the vote on the merger may be sent;

  •
  not vote your shares of Coastal common stock in favor of the merger agreement;

  •
  address any written objection with notice of intent to exercise the right of dissent, as follows: Coastal Bancorp, Inc., Attention: Corporate Secretary, Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057; and

  •
  sign every communication.

        In order to exercise properly your dissenter's rights, you must refrain from voting by proxy or in person in favor of the merger agreement. A stockholder who signs and returns an unmarked proxy card will have his or her shares voted "FOR" the merger agreement and, as a consequence of that action, such stockholder will be foreclosed from exercising rights as a dissenting stockholder.

        Your demand for payment.    If you comply with the items described above and the merger is completed, Hibernia will within 10 days of the completion of the merger deliver or mail to all holders of Coastal common stock who satisfied the foregoing requirements a written notice that the merger has been completed. You must, within 10 days of the date the notice was sent to you by Hibernia, send a written demand to Hibernia for payment of the fair value of your shares of Coastal common stock. Such written demand must state the number and class of the shares that you owned as of the record date and your estimate of the fair value of the shares. The fair value of your shares of Coastal common stock will be the value of the shares on the day immediately preceding the annual meeting, without regard to any appreciation or depreciation in anticipation of the merger.

        Coastal stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Texas law could be more than, the same as, or less than the merger consideration they would be entitled to receive pursuant to the merger agreement if they did not seek appraisal of their shares. Stockholders also should be aware that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under the Texas Business Corporation Act.

        If you should fail to make such a demand within the 10 day period, you will lose the right to dissent and will be bound by the terms of the merger agreement. In order to preserve your dissenters' rights, you must also submit your stock certificates to Hibernia within 20 days of making a demand for payment with a notation on your stock certificates that such demand has been made. The failure to do so will, at Hibernia's option, terminate your rights to dissent and appraisal unless a court of competent jurisdiction for good and sufficient cause shown directs otherwise. Any notice addressed to Hibernia must be addressed to:

Hibernia Corporation
Attn: Corporate Secretary
313 Carondelet Street
New Orleans, Louisiana 70130

        Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their broker to determine appropriate procedures for the making of a demand for appraisal by such nominee.

        Hibernia's action upon receipt of your demand for payment.    Within 20 days of receiving your written demand for payment and estimate of the fair value of your shares of Coastal common stock, Hibernia must mail or deliver to you a written notice that either:

  •
  accepts the amount declared in the written demand and agrees to pay that amount within 90 days after the effective time of the merger and upon surrender of the certificate representing your shares of Coastal common stock; or

  •
  states Hibernia's estimate of the fair value of the shares and offers to pay the amount of that estimate within 90 days after the effective time of the merger and upon surrender of the certificate representing your shares of Coastal common stock and upon receipt of notice within 60 days after the completion of the merger that you agree to accept Hibernia's estimate.

        Payment of the fair value of your shares of Coastal common stock upon agreement of an estimate. If you and Hibernia agree upon the fair value of your shares of Coastal common stock within 60 days after completion of the merger, Hibernia will pay the amount of the agreed value to you upon receipt of your duly endorsed share certificates within 90 days of the completion of the merger. Upon payment of the agreed fair value, you will cease to have any interest in such shares.

        Commencement of legal proceedings if a demand for payment remains unsettled.    If you and Hibernia have not agreed upon the fair value of your shares of Coastal common stock within the 60-day period immediately subsequent to the completion of the merger, then either you or Hibernia may, within 60 days of the expiration of the 60-day period after the effective time of the merger, file a petition in any court of competent jurisdiction in Harris County, Texas, asking for a finding and determination of the fair value of the shares. If filed by a stockholder, service of the petition must be made upon Hibernia as the surviving corporation and Hibernia must, within 10 days after service, file with the clerk of the court a list with the names and addresses of all stockholders who have demanded payment and not reached agreement as to the fair value. If filed by Hibernia, the petition must be accompanied by such a list. The clerk of the court is to give notice to Hibernia and all stockholders named on the list of the time and place fixed for the hearing of the petition. After the hearing of the petition, the court will determine the stockholders who have complied with the statutory requirements and have become entitled to the valuation of and payment for their shares, and the court will appoint one or more qualified appraisers to determine the fair value.

        The appraisers may examine the books and records of Coastal and will provide interested parties a reasonable opportunity to submit pertinent evidence. The appraisers will make a determination of the fair value upon such examination as they deem proper. The appraisers will file a report of the value in the office of the clerk of the court, notice of which will be given to the parties in interest. The parties in interest may submit exceptions to the report, which will be heard before the court upon the law and the facts. The court will adjudge the fair value of the shares of the stockholders entitled to payment for their shares and will direct the payment thereof by Hibernia as the surviving corporation, together with interest, which will begin to accrue 91 days after the effective time of the merger. However, the judgment will be payable only upon and simultaneously with surrender of the certificates representing your shares, duly endorsed. Upon Hibernia's payment of the judgment, you will cease to have any interest in the shares. The court will allow the appraisers a reasonable fee as court costs, and all court costs will be allotted between the parties in the manner that the court determines to be fair and equitable, with the respective parties to bear their own attorneys' fees. Any stockholder who has demanded payment for such holder's shares may withdraw such demand at any time before payment or before any petition has been filed for valuation by the court. A demand may not be withdrawn after payment or, unless Hibernia consents, after a petition has been filed in court. After a demand has been withdrawn, the stockholder and all persons claiming under the stockholder will be conclusively presumed to have approved the merger agreement and will be bound by its terms.

        Failure to follow the steps required by Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act for perfecting appraisal rights may result in the loss of appraisal rights, in which event a Coastal stockholder will be entitled to receive the consideration with respect to his, her or its dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act, if you are a Coastal stockholder and are considering exercising your appraisal rights under the Texas Business Corporation Act, you should consult your own legal advisor.

        Our board of directors unanimously recommends that you vote "FOR" approval of this proposal.

ADJOURNMENT OF THE ANNUAL MEETING
(Proposal Two)

        In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the merger agreement at the time of the annual meeting, the merger agreement could not be approved unless the meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Coastal at the time of the annual meeting to be voted for an adjournment, if necessary, Coastal has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Coastal unanimously recommends that stockholders vote "FOR" the adjournment proposal. If it is necessary to adjourn the annual meeting, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the annual meeting of the place, date and time to which the annual meeting is adjourned, if the annual meeting is adjourned for 30 days or less.

        Our board of directors unanimously recommends that you vote "FOR" approval of this proposal.

ELECTION OF DIRECTORS
(Proposal Three)

Corporate Governance Principles

        Our board of directors and its Audit, Compensation and Nominating Committees have adopted governance principles to provide guidance for our board and those committees to ensure effective corporate governance. The general board governance principles are summarized below. The committee charters are described in the sections of this proxy statement that discuss the duties and responsibilities of those committees. Each committee charter is modified by the Committee Charters Appendix which is attached to this proxy statement as Appendix I.

        Board Purpose and Responsibilities.    The business of Coastal is managed under the direction of our board of directors. Our board represents and acts on behalf of all stockholders and the Company and is responsible for establishing and helping the Company achieve its business objectives through oversight, review and counsel. The board's responsibilities include, among other things:

  •
  approving and monitoring critical business and financial strategies;

  •
  assessing major risks facing the Company, and options for their mitigation;

  •
  approving and monitoring major corporate actions;

  •
  overseeing processes designed to ensure Coastal's and Coastal employees' compliance with applicable laws and regulations and the Company's Code of Ethics for Executive Officers and the Code of Conduct;

  •
  overseeing processes designed to ensure the accuracy and completeness of the Company's financial statements;

  •
  monitoring the effectiveness of Coastal's internal controls;

  •
  selecting, evaluating, and setting appropriate compensation for our chief executive officer upon the recommendation of the Compensation Committee of the board;

  •
  reviewing the recommendations of management for, and electing, the Company's executive officers; and

  •
  overseeing the compensation of the Company's executive officers elected by the board.

        Governance Guidelines.    Except for Mr. Mehos, the Company's president and chief executive officer, who is the chairman of our board, our board consists of independent directors who meet the requirements of recent rules promulgated by the SEC and by the Nasdaq.

        Our board has adopted corporate governance guidelines that set forth certain board policies including:

  •
  qualifications for employee and non-employee board members;

  •
  how often our board will meet, provisions for special meetings and the expectation of director attendance;

  •
  when a board member should not participate in board discussions or vote on a board matter;

  •
  restrictions on service on the boards of other companies;

  •
  the purpose and responsibilities of our board committees;

  •
  committee membership and leadership;

  •
  our board's ability to meet with Coastal employees without the presence of executive officers to obtain information;

  •
  our board's ability to hire such independent advisers, including attorneys, accountants and other consultants, as it deems necessary or appropriate to carry out its duties; and

  •
  stockholder access to the board.

        Ethical Standards.    The board of directors also codified principles and guidelines for our employees and for our executive officers. The Code of Ethics for Executive Officers, which is attached to this proxy statement as Appendix J and posted on our website at www.coastalbanc.com/ic_investors_company.shtml, requires that our executive officers affirmatively agree to:

  •
  engage in honest and ethical conduct,

  •
  avoid conflicts of interest,

  •
  take all reasonable measures to protect the confidentiality of non-public information about Coastal and our customers,

  •
  produce full, accurate, timely and understandable disclosure in reports we file with the SEC,

  •
  comply with any applicable governmental laws, rules and regulations, as well as the rules of the Nasdaq National Market on which our securities trade, and

  •
  report any possible violation of the Code to Coastal's chief financial officer.

        Communications with the Board of Directors.    Our board has established a process for stockholders to communicate with members of the board. If you have any concern, question or complaint regarding Coastal or regarding our compliance with any policy or law, or would otherwise like to contact our board, you can reach the Coastal board of directors via e-mail at directors@coastalbanc.com. A direct link to this e-mail address can be found on our website at www.coastalbanc.com/ic_contactus.shtml under the headings "Contact Us—Email Address for Coastal Bancorp's Board of Directors." Or, you may write to our board by addressing your correspondence to: Attention: Board of Directors, Coastal Bancorp, Inc., Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057. Inquiries can be submitted anonymously and confidentially (to the extent permitted by law).

        All inquiries are received and reviewed by the Company's chief financial officer, who must forward to our board all items received. If appropriate, the chief financial officer will also direct inquiries most properly addressed by other Coastal departments, such as customer service or loan administration, to the heads of those departments to ensure that the inquiries are responded to in a timely manner. Our board, or, if appropriate, a committee of the board (such as the Audit Committee if the matter relates to accounting, auditing or internal controls), will discuss these inquiries internally and will direct any additional action it determines is necessary or appropriate. Our board will resolve all board-appropriate matters and will direct management as to how and when to respond to the stockholders.

INFORMATION WITH RESPECT TO THE NOMINEES FOR DIRECTOR,
DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Background Information on Coastal Bancorp, Inc. and Subsidiaries

        We are engaged primarily in the business of serving as the parent holding company for Coastal Banc. The Company was incorporated in March 1994 in connection with the reorganization of Coastal Banc Savings Association, a Texas-chartered thrift institution (the "Association") into the holding company form of organization. In connection with the reorganization, which was completed in July 1994, the Association concurrently converted to a Texas-chartered savings bank and took its present name. In November 1996, to minimize state taxes, the Company's corporate structure was again reorganized by forming a Delaware subsidiary corporation, Coastal Banc Holding Company, Inc. ("HoCo"), as an intermediate holding company. HoCo became a wholly-owned subsidiary of the Company and the Bank became a subsidiary of HoCo. Coastal Bancorp, Inc. is a registered unitary savings and loan holding company regulated by the Office of Thrift Supervision, a division of the U.S. Department of the Treasury.

Board Organization

        Coastal is a Texas corporation, formed pursuant to the Texas Business Corporation Act which requires that the business and affairs of the Company shall be managed by or under the direction of our board of directors. Our Articles of Incorporation provide that our board of directors be divided into three classes as nearly equal in number as possible, with one class to be elected annually, and the Bylaws state that members of each class are to be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors have been elected and qualified. The number of directors is determined from time to time by resolution of our board. There are currently five members of our board of directors.

        Three directors are to be elected at this annual meeting to hold office until the closing of the merger, and, if the merger does not close, until the annual meeting in 2007 or until their successors are elected and qualified. These directors were nominated by the full board and have consented to serve if elected. The information set forth below relating to a director's tenure is as of the date he was first elected as director of either the Association or the Company, where applicable. There are no arrangements or understandings between the Company and any person pursuant to which such person has been selected as a nominee, and no director is related to any other director or executive officer of Coastal or Coastal Banc by blood, marriage or adoption.

Information with Respect to Continuing Directors

        Information concerning those members of our board whose terms do not expire in 2004, including age, tenure and principal position with Coastal and principal occupation during the past five years, as well as the year his term will expire, is set forth below:

        Robert E. Johnson, Jr.    Age 50. Director since 1986. Mr. Johnson is a partner in the law firm of Johnson & Johnson, Austin, Texas. His term as a director of the Company will expire in 2005.

        Manuel J. Mehos.    Age 49. Director since 1986. Mr. Mehos is the chairman of the board, president and chief executive officer of the Company, Coastal Banc Holding Company, Inc., Coastal Banc Mortgage Corp. and Coastal Banc as well as the chief executive officer of CoastalBanc Financial Corp., a Coastal Banc subsidiary and the co-chairman of Coastal Banc Capital Corp., an affiliate of Coastal Banc. He is also a director and president of CoastalBanc Investment Corporation, which is a wholly owned subsidiary of Coastal Banc. Coastal, Coastal Banc, its subsidiaries and affiliates are located in Houston, Texas. CoastalBanc Investment Corporation is presently inactive. His term as a director of the Company will expire in 2006.

Information with Respect to the Nominees for Director

        Unless otherwise directed, each proxy executed and returned by a stockholder will be voted "FOR" the election of the nominees listed below. If any nominee should be unable or unwilling to stand for election at the time of the annual meeting, the Nominating Committee of our board of directors will nominate, and the persons named as proxies will vote, for any replacement nominee or nominees recommended by the Nominating Committee. At this time, our board of directors knows of no reason why the nominees listed below may not be able to serve as a director if elected.

        Information concerning the nominees for director, including age, tenure, principal position with Coastal and his principal occupation during the past five years, as well as the year his term will expire, is set forth below:

        R. Edwin Allday.    Age 53. Director since 1986. Mr. Allday is a self-employed consultant who provides management-consulting services for non-profit organizations. From September 1993 to January 1999, Mr. Allday was a senior consultant with The Dini Partners, Inc., Houston, Texas, a company that provides counseling in philanthropy and non-profit company management. If elected, his term as a director of the Company will expire in 2007.

        D. Fort Flowers, Jr.    Age 42. Director since 1992. Mr. Flowers is the president and a director of Sentinel Trust Company, a Texas Limited Banking Association, Houston, Texas, providing fiduciary and investment management services to affluent families, their closely held corporations and foundations, a position he has held since January 1997. Mr. Flowers is a director and the vice chairman of the board of New Covenant Trust Company, a National Trust Company, located in Louisville, Kentucky. Mr. Flowers was chairman of the board of DIFCO, Inc., a railroad car engineering and manufacturing company from before the time he became a director until August 1997 when that company was sold. If elected, his term as a director of the Company will expire in 2007.

        Dennis S. Frank.    Age 47. Director since 1988. Mr. Frank is the chairman of the board, chief executive officer and president of Silvergate Capital Corporation, a financial institution holding company controlling Silvergate Bank, La Jolla, California, a position he has held since December 1996. Additionally, he has been the president of DSF Management Company, a private investment company, located in Houston, Texas, since March 1994. If elected, his term as a director of the Company will expire in 2007.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE
NOMINEES BE ELECTED DIRECTORS OF THE COMPANY

Stockholder Nominations

        Our Articles of Incorporation govern nominations for election to our board of directors and require that all nominations for election to our board of directors, other than those made by our board, be made by a stockholder who has complied with the notice provisions in the Articles. Written notice of a stockholder's nomination must be communicated to the attention of Coastal's corporate secretary and either delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of our proxy materials in connection with the immediately preceding annual meeting of Coastal stockholders, and with respect to a special meeting of stockholders for the election of directors, on the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Such notice shall include specified matters as set forth in the Articles of Incorporation. If the nomination is not made in accordance with the requirements set forth in the Articles of Incorporation, the defective nomination will be disregarded at the annual meeting. The Company did not receive any nominations from stockholders for this annual meeting.

        All stockholder nominations received from stockholders will be delivered to our board's Nominating Committee. The Nominating Committee will review all board-recommended and stockholder-
recommended nominees, determine each nominee's qualifications and make a recommendation to the full board as to which persons should be our board's nominees. The purpose of the Nominating Committee is to:

  •
  identify individuals qualified to become members of our board;

  •
  recommend to our board when new members should be added to our board;

  •
  recommend to our board individuals to fill vacant board positions;

  •
  recommend to our board the director nominees for the next annual meeting of stockholders;

  •
  periodically review and recommend to our board updates to the Company's Corporate Governance Guidelines;

  •
  assist our board and the Company in interpreting and applying the Company's Corporate Governance Guidelines, Code of Ethics for Executive Officers and Code of Conduct and other issues related to Company governance and employee ethics; and

  •
  evaluate our board and its members.

        The Nominating Committee will abide by our board's Corporate Governance Guidelines with respect to qualifications for non-employee directors. The Nominating Committee will seek persons:

  •
  who will represent the balanced best interests of the Company's stockholders as a whole, rather than special constituencies;

  •
  who have demonstrated character and integrity;

  •
  who have an inquiring mind;

  •
  who have experience at a strategy/policy setting level or who have high-level managerial experience in a relatively complex organization, or who are accustomed to dealing with complex problems;

  •
  who have an ability to work effectively with others;

  •
  who are "independent" as defined by relevant law, rule, regulation and the rules of the Nasdaq;

  •
  who have sufficient time to devote to the affairs of the Company; and

  •
  who are free of conflicts of interest.

In seeking such board members, Coastal desires to achieve a mix of board members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience. In addition, the Nominating Committee's charter recommends that the Committee consider additional factors in a nominee, including:

  •
  whether the member or potential member would be considered a "financial expert" or "financially literate" as described in applicable listing standards, legislation or the Audit Committee guidelines;

  •
  the extent of the member's or potential member's business experience, technical expertise, or specialized skills or experience;

  •
  whether the member or potential member, by virtue of particular experience relevant to Coastal's current or future business, will add specific value as a Board member; and

  •
  any factors related to the ability and willingness of a new member to serve, or an existing member to continue his or her service.

        Other duties of the Nominating Committee include:

  •
  the recommendation of a replacement member of our board when a vacancy on our board occurs;

  •
  proposing members of the board committees to our board of directors;

  •
  recommending to our board the appropriate size of the board committees;

  •
  annually reviewing the performance of our board as a whole and reporting the results of its review to our board;

  •
  annually reviewing the performance of board members who are to stand for election at the next annual meeting;

  •
  maintaining and updating Coastal's Corporate Governance Guidelines;

  •
  interpreting and applying Coastal's Code of Conduct for all employees and the Code of Ethics for Executive Officers;

  •
  recommending standards for director independence; and

  •
  other appropriate activities as it may determine or as requested by our board.

        All members of the Nominating Committee satisfy the "independence" requirements of the Nasdaq National Market. While the Nominating Committee has the authority to do so, Coastal has not, as of the date of this proxy statement, paid any third party to assist in identifying and evaluating board nominees. No candidate for election to our board has been recommended within the preceding year by a beneficial owner of 5% or more of Coastal's common stock. A copy of the Nominating Committee's charter is attached to this proxy statement as Appendix G.

Board of Directors Meetings and Committees of Coastal Bancorp, Inc. and Coastal Banc ssb

        While our board of directors has responsibility for establishing broad corporate policies and overall performance of Coastal, it is not involved in the day-to-day operating details of the Company's business. Members of our board are kept informed of the Company's business through various documents and reports provided by the chairman of our board and other officers of the Company and by participating in board and board committee meetings. Each director has access to all books, records and reports of Coastal, and members of management are available at all times to answer any director's questions.

        Regular meetings of our board of directors are held at least quarterly and special meetings may be called at any time as necessary. During the year ended December 31, 2003, our board of directors held twelve (12) meetings. All incumbent directors of the Company attended at least seventy-five percent (75%) of the board meetings held during the period in which he served as a director in 2003 except for Mr. Clayton Stone who attended only 25% of the number of board meetings due to his illness prior to his death on May 26, 2003. While attendance at Coastal's annual meeting of stockholders is not mandatory, it is expected. At the 2003 annual meeting, all directors, except for Mr. Stone, were in attendance.

        Our board of directors is authorized by its Bylaws to elect members of our board to committees of the board which may be necessary or appropriate for the conduct of the business of the Company. Until February 2004, our board of directors as a whole acted as the Nominating Committee. Prior to February 2004, that was the only committee of our board since the operating board committees functioned at the Coastal Banc level.

        In February 2004, our board established and appointed three committees to the board, as follows:

  •
  the Audit Committee, whose members are Mr. Flowers (chairman), Mr. Allday and Mr. Johnson, is to meet with representatives of KPMG LLP, our independent auditors, and financial management to review accounting, control, auditing and financial reporting matters. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (referred to herein as the Exchange Act) and has the responsibilities set forth in the Audit Committee Charter with respect to:

  •
  the quality and integrity of the Company's financial statements,

  •
  the Company's compliance with legal and regulatory requirements,

  •
  the Company's overall risk management profile,

  •
  the independent auditor's qualifications and independence,

  •
  the performance of the Company's internal audit function and independent auditors, and

  •
  preparing the annual Audit Committee Report to be included in the Company's proxy statement.

The Audit Committee's Charter is attached as Appendix F. Our board has determined that Mr. Flowers is our board's "audit committee financial expert." Mr. Flowers is considered by our board to be "independent" under the recently promulgated standards of the Nasdaq National Market.

  •
  the Compensation Committee, whose members are Mr. Johnson (chairman) and Mr. Flowers, has the responsibilities set forth in its Charter with respect to, among other things, overseeing overall Company compensation policies and their specific application to executive officers elected by the board and to members of the board; and preparing an annual report on executive compensation for inclusion in the Company's proxy statement. The Compensation Committee's Charter is attached as Appendix H.

  •
  the Nominating Committee, whose members are Mr. Flowers (chairman), Mr. Allday and Mr. Johnson, has the responsibilities set forth in its Charter as described in "—Stockholder Nominations," above. The Nominating Committee's Charter is attached as Appendix G.

        The members of each of the above-described committees are considered by the board to be "independent" under the recently promulgated rules of the SEC and the Nasdaq National Market.

        Regular meetings of the board of directors of Coastal Banc are held at least quarterly and special meetings may be called at any time as necessary. During the year ended December 31, 2003, the board of directors of Coastal Banc held nine (9) meetings. Except for Mr. Stone, as noted above, all incumbent directors of Coastal Banc attended at least seventy-five percent (75%) of the aggregate of the total number of board meetings held during the period in which he served as a director and the total number of meetings held by committees of the board of directors of Coastal Banc on which he served in 2003. The members of our board of directors are also the members of the board of directors of Coastal Banc.

        The board of directors of Coastal Banc is authorized by its Bylaws to elect members of its board to committees of the board which may be necessary or appropriate for the conduct of the business of Coastal Banc. At December 31, 2003, Coastal Banc had various committees, including an Audit, Compensation, Asset/Liability and Directors' Loan Review Committee.

        Audit Committee.    The Audit Committee of Coastal Banc's board is responsible for reviewing the reports of the independent public accountants and examination reports of regulatory authorities, monitoring the internal audit functions (whether in-house or outsourced), which reports directly to this Committee, and generally overseeing compliance with internal policies and procedures pursuant to Coastal Banc's Audit Committee Charter. The Audit Committee members are Messrs. Flowers (chairman), Allday and Johnson. The members are "independent" as defined in Rule 4200(a)(14) of the listing standards of the Nasdaq National Market. This Committee met eight (8) times during 2003. See "—Report of the Audit Committee."

        Compensation Committee.    The Compensation Committee reviews the compensation of senior executive officers and recommends to the board adjustments in such compensation based on a number of factors, including the profitability of Coastal Banc. Messrs. Johnson (chairman) and Flowers comprise the Compensation Committee, which met four (4) times during 2003. See "Executive Compensation—Report of the Compensation Committee of the Board of Directors on Compensation During Fiscal 2003."

        Asset/Liability Committee.    The Asset/Liability Committee did not meet as a committee in 2003 because this function was assumed by Coastal Banc's board of directors as of June 26, 2003. The Coastal Banc board, at its meetings, reviewed and analyzed the investment securities portfolio, ascertained that Coastal Banc's interest rate risk policy was being followed and confirmed that policies and procedures for all investment securities were adequate and appropriate. The board also made interest rate risk assessments and formulated asset/liability management policy. Prior to June 26, 2003 this Committee consisted of Messrs. Frank (Chairman), Allday and Mehos.

        Directors' Loan Review Committee.    The Directors' Loan Review Committee met eleven (11) times in 2003 to approve and/or review certain loans. The Committee can approve any class or type of loan which is authorized for investment by the board of Coastal Banc. Specified loan authority limits are further delegated to the Policy and Pricing Committee (previously known as the Portfolio Control Center) or an individual officer of Coastal Banc. The Directors' Loan Review Committee consists of Messrs. Flowers (Chairman) and Mehos.

Board Fees

        During 2003, each non-employee director of Coastal and Coastal Banc was paid a fee of $4,000 for attendance at each board meeting, $500 for each committee meeting attended and $1,000 for each Loan Review Committee meeting attended during the month in which our board met and $500 for such attendance during each other month. When our board of directors meets on the same day as the board of directors of Coastal Banc, only one attendance fee is paid for that date. No fees are paid for non-attendance; attendance by conference telephone is similarly not compensated. Directors are also reimbursed for reasonable travel expenses. Directors who are also employees of the Company and Coastal Banc receive no fees for attendance at board or committee meetings.

2002 Non-Employee Director Stock Purchase Plan

        On January 24, 2002, our board of directors approved the 2002 Non-Employee Director Stock Purchase Plan. This Stock Purchase Plan provides eligible members of our board of directors with an opportunity to purchase shares of the Company's common stock with up to half of their director and committee fees. The maximum number of shares of common stock that may be issued over the term of the Plan will not exceed twenty-five thousand (25,000) shares. A total of 2,909 shares were issued during 2003 under the 2002 Non-Employee Stock Purchase Plan. Coastal ceased issuing shares under this Stock Purchase Plan effective December 1, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance of the Exchange Act

        Section 16(a) of the Exchange Act requires that Coastal's officers, directors and beneficial owners of more than 10% of any class of equity securities of the Company file reports to indicate ownership and changes in ownership with the SEC and to furnish the Company with copies of such reports.

        Based upon a review of the copies of such forms, Coastal believes that during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to the Company's officers and directors and to beneficial owners of more than 10% of the Company's equity securities were complied with.

Report of the Audit Committee

        The following Report of the Audit Committee of the board of directors of Coastal Banc does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

        During fiscal 2003, the Audit Committee of the Coastal Banc board of directors ratified and approved the Audit Committee Charter, which was originally approved by the board of directors on August 24, 2000. The complete text of the Charter, which reflects standards set forth in SEC regulations and the rules of the Nasdaq Stock Market, is available to any stockholder upon written request, free of charge.

        As set forth in more detail in the Audit Committee Charter, this Audit Committee's primary duties and responsibilities prior to February 2004 were:

  •
  Monitor the integrity of the Company's financial statements, consolidated accounting and financial controls and financial reporting process and systems of internal compliance.

  •
  Monitor the selection, independence and performance of the Company's independent public accountants and internal auditing, compliance and loan review functions; and

  •
  Provide an avenue of communication among independent public accountants, management, the internal audit function (whether in-house or outsourced), the Audit Committee and the board of directors of Coastal Banc.

        The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its Charter. To carry out its responsibilities, the Committee met seven (7) times during fiscal 2003. While the Company now has its own Audit Committee, the Coastal Banc Audit Committee will continue to perform these duties in the future.

        In overseeing the preparation of Coastal's financial statements for the year ended December 31, 2003, the Committee met separately with both management and KPMG LLP, the Company's independent auditors, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of

America, and the Committee discussed the financial statements with management and KPMG LLP. The Audit Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications With Audit Committees).

        The Audit Committee also discussed with KPMG LLP matters relating to its independence including disclosures required to be made to the Committee by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        In addition, the Audit Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of Coastal's internal control structure. As a part of the process, the Audit Committee continued to monitor the scope and adequacy of Coastal's internal auditing program reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

        On the basis of these reviews and discussions, the Committee recommended to our board of directors that the board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

        Management is responsible for Coastal's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or its responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company or Coastal Banc and they may not be, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

        Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that Coastal's financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are, in fact, "independent."

                        By the Committee:

                        D. Fort Flowers, Jr. (Chairman)
                        R. Edwin Allday
                        Robert E. Johnson, Jr.

Compensation Committee Interlocks and Insider Participation

        None of the members of our board's Compensation Committee or of Coastal Banc's board's Compensation Committee, is or has been an officer or employee of Coastal nor on any other committee of a board of directors of another entity performing similar functions. No transactions with the Company affecting the members of the Compensation Committee, or their affiliates, occurred during fiscal 2003.

Executive Officers Who Are Not Directors

        The following table sets forth information concerning executive officers of Coastal, Coastal Banc or other subsidiaries who do not serve on our board of directors. All executive officers are elected by the board of directors of Coastal or Coastal Banc or of the respective subsidiary, as applicable, and serve until their successors are elected and qualified. No such executive officer is related to any director or other executive officer of Coastal or Coastal Banc or its subsidiaries by blood, marriage or adoption, and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected an executive officer.

Name	Age	Position with Coastal and/or Coastal Banc and other subsidiaries; Principal Occupation During Last Five Years
David R. Graham	60	Executive vice president of Coastal Banc since August 1993; senior vice president-commercial real estate lending of Coastal Banc from May 1988 to August 1993; and a director of CoastalBanc Financial Corp.
Robert V. New	52
		Executive vice president and chief banking officer of Coastal Banc since December 2001. From 1988 until December 2001, Mr. New held various senior vice president positions at Bank of America/Nations Bank and NCNB.
Walter A. Pawkett	56
		Executive vice president and manager of the Commercial Banking Group—Rio Grande Valley since July 1, 2002. From September 2001 until July 1, 2002, Mr. Pawkett was executive vice president and group manager of the Valley Region. From January 2001 until September 2001, Mr. Pawkett was executive vice president and regional lending officer. From August 1998 until January 2001, Mr. Pawkett was senior vice president of regional lending for Coastal Banc.
Michael A. Presley	50
		President of Coastal Banc Capital Corp., an affiliate of Coastal Banc since August 1997 and executive vice president of Coastal Banc Mortgage Corp., an affiliate of Coastal Banc since July 2002. From February 1992 until August 1997, Mr. Presley held the position of first vice president at Morgan Keegan & Co.
Catherine N. Wylie	50
		Senior executive vice president of Coastal, Coastal Banc Holding Company, Inc. and Coastal Banc since July 1999 and a director of Coastal Banc Holding Company, Inc., and of each of Coastal Banc's subsidiaries; chief financial officer of Coastal and Coastal Banc since October 1993; chief operations officer since May 1999; senior executive vice president of Coastal Banc Holding Company, Inc. from November 1996 to July 1999, of Coastal from July 1994 to July 1999 and of Coastal Banc from August 1993 to July 1999; controller of Coastal Banc from April 1989 to October 1993; also president/treasurer of CoastalBanc Financial Corp. since October 1990; also president/secretary/treasurer of Coastal Banc Insurance Agency, Inc. since June 2000. Director, senior executive vice president, treasurer and principal of Coastal Banc Capital Corp., an affiliate of Coastal Banc, since August 1997. Director, senior executive vice president and treasurer of Coastal Banc Mortgage Corp. since July 2002. Mrs. Wylie is also the president of the Wylie Law Firm, created in 2003 for the purpose of performing limited probate appointments by the Probate Courts of Harris County, Texas.

EXECUTIVE COMPENSATION

        The following Report of the Compensation Committee on Compensation During Fiscal 2003 and the stock performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act, or the Exchange Act, except to the extent the Company incorporates this Report or the performance graphs by reference therein.

Report of the Compensation Committee of the Board of Directors on Compensation During Fiscal 2003

        Officers of Coastal are also Officers of Coastal Banc and do not receive separate compensation for their services to the Company.

        The Compensation Committee of the board of directors of Coastal Banc is composed entirely of independent outside directors. See "—Information With Respect to the Nominees for Director, Directors Whose Terms Continue and Executive Officers" and "—Board of Directors Meetings and Committees of Coastal Bancorp, Inc. and Coastal Banc ssb." The Compensation Committee is responsible for reviewing the compensation of senior executive officers of Coastal Banc and recommending senior executive compensation proposals to Coastal Banc's Board of Directors for approval.

        The Compensation Committee evaluates the base salaries of Coastal Banc's senior executive officers annually. A senior executive officer's base salary is determined mid-year and is based upon longevity with Coastal Banc, the effectiveness of such individual in performing his or her duties, peer averages at the position in question and Coastal Banc's overall performance. No particular weight is assigned to these variables. The base salary component alone, while designed to be competitive with peer group averages, is not designed to produce top levels of compensation for Coastal Banc's senior executive officers when compared to its peer group. The incentive component, as described below, which requires Coastal to achieve returns at a pre-specified level before additional compensation is paid, is the element which is designed to make total compensation for each of Coastal Banc's senior executive officers comparable or better than the comparable executive compensation for the senior executive officers in Coastal Banc's peer group. Based upon the foregoing, Mr. Mehos, our chief executive officer, earned $360,000 in base salary during 2003.

        The amount of incentive compensation is related to the financial performance of the Company. No cash incentive compensation will be paid to Coastal Banc's senior executive officers unless the Compensation Committee determines that Coastal Banc is safe and sound in the following areas: capital adequacy, earnings composition, earnings capability, liquidity, risk management (classified assets), strategic planning, and compliance with laws and regulations. During 2003, the Compensation Committee approved incentive awards totaling $490,000 to the senior executive officers of Coastal Banc. See "Summary Compensation Table."

        During 2003, the Compensation Committee reviewed employee performance to determine whether to issue stock compensation. The Compensation Committee authorizes grants of stock options, stock grants and other types of stock awards permitted under the Company's stock compensation programs based on recommendations from Coastal's chief executive officer. The Compensation Committee has the discretion to determine, among other things, to whom stock compensation is granted, the form of the compensation, the amount of the compensation, the vesting period, if any and the exercise price, if any. During 2003, the Committee granted non-qualified and incentive stock options to purchase an aggregate 30,000 shares of Company common stock to three employees under the Company's 1999 Stock Compensation Plan.

                        By the Committee:

                        Robert E. Johnson, Jr. (Chairman)
                        D. Fort Flowers, Jr.

Summary Compensation Table

        To meet the goal of providing stockholders a concise, comprehensive overview of compensation awarded, earned or paid in the reporting period, the Summary Compensation Table is utilized by Coastal. The Summary Compensation Table includes individual compensation information with respect to the chief executive officer and the five other most highly compensated executive officers of the Company and its subsidiaries and affiliates whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal years ended December 31, 2003, 2002 and 2001.

ANNUAL COMPENSATION
Name and Principal Position(1)	Year	Salary(2)	Bonus(3)	Other Annual Compensation(4)	Long Term Awards Stock Options Granted(5)	All Other Compensation(6)
Manuel J. Mehos Chairman of the board, president and chief executive officer of Coastal and Coastal Banc	2003 2002 2001	$360,000 360,000 360,000	$250,000 257,013 269,230	$15,000 5,500 4,285	15,000 15,000 —	* * *
David R. Graham Executive vice president—commercial real estate lending of Coastal Banc	2003 2002 2001	180,000 160,769 148,890	36,000 41,000 39,873	6,500 5,500 4,722	— 5,000 —	* * *
Robert V. New(7) Executive vice president and chief banking officer of Coastal Banc	2003 2002 2001	215,000 180,000 —	90,000 90,000 —	6,500 2,860 —	5,000 5,000 10,000	* * *
Walter A. Pawkett Executive vice president—Rio Grande Valley of Coastal Banc	2003 2002 2001	145,250 139,130 106,781	26,000 23,000 —	5,232 4,440 3,203	— — —	* * —
Michael A. Presley(8) Executive vice president of Coastal Banc Mortgage Corp.	2003 2002 2001	529,332 282,481 440,165	— — —	6,500 5,689 5,129	— — —	* * *
Catherine N. Wylie Sr. executive vice president, chief financial officer and chief operations officer of Coastal and Coastal Banc	2003 2002 2001	292,500 275,000 250,000	150,000 150,000 134,614	15,360 10,500 13,250	10,000 11,031 —	* * *

(1)
Principal positions are for fiscal 2003.
(2)
Does not include amounts attributable to miscellaneous benefits received by executive officers of Coastal Banc, including use of Coastal Banc-owned vehicles and reimbursement of educational expenses. In the opinion of management of the Company, the costs to Coastal Banc of providing such benefits to any individual executive officer during the year ended December 31, 2003 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.
(3)
Includes lump sum cash bonuses earned for the fiscal year stated and paid, in some cases, in the subsequent year.
(4)
Includes, for the named individuals, employer matching contributions accrued pursuant to the Company's Profit Sharing (401(k)) Plan, any car allowances and educational reimbursements. The amounts set forth in the table include $6,000, $6,500, $6,500, $5,232, $6,500 and $6,000 which were 401(k) Coastal Banc-matched funds for Messrs. Mehos, Graham, New, Pawkett, Presley and Mrs. Wylie, respectively. The amounts also include $5,000 for Mrs. Wylie's annual compensation paid from CoastalBanc Financial Corp.
(5)
Free standing stock options; see "—Aggregate Options Granted in Last Fiscal Year."
(6)
Asterisk (*) denotes amount less than $50,000 or 10% of total annual salary and bonus.
(7)
Mr. New began employment with Coastal Banc on December 31, 2001.
(8)
Mr. Presley is not an officer of Coastal Banc or the Company but is executive vice president of Coastal Banc Mortgage Corp., an affiliate of Coastal Banc. His salary consists 100% of commissions on the sale of whole loan related assets to Coastal Banc and to other third party entities.

Executive Severance Agreements

        Other than as set forth in the section "The Merger—Interests of Certain Persons in the Merger," Coastal has not entered into any employment or severance contracts with any of its officers.

Aggregate Options Granted in Last Fiscal Year

        The following table sets forth individual grants of options that were made during the last fiscal year to the executive officers named in the Summary Compensation Table. This table is intended to allow stockholders to ascertain the number and size of option grants made during the fiscal year, the expiration date of the grants and the potential realizable present value of such options under specified assumptions. The Grant Date Present Value is a hypothetical value of the options as of their date of grant and has been calculated using the Black-Scholes option-pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and Coastal's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise, which is unpredictable.

Name	Options Granted (No. of Shares)(1)	Percent of Total Options Granted to Employees In Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value(2)
Manuel J. Mehos	15,000	50.00%	$28.83	06-26-13	$147,750
Catherine N. Wylie	10,000	30.00	28.83	06-26-13	98,500
Robert V. New	5,000	20.00	28.83	06-26-13	49,250
David R. Graham	—	—	—	—	—
Walter A. Pawkett	—	—	—	—	—
Michael A. Presley	—	—	—	—	—

Total	30,000	100.00%

(1)
Total options granted in 2003 were 30,000 shares. The options vest 25% during the first calendar year and an additional 25% for each of the next three years.

(2)
The potential realizable value of the grant of options is the present value of the grant at the date of grant using a variation of the Black-Scholes option-pricing model. Assumptions used to calculate the present value of the options granted in 2003, were as follows: an expected volatility rate of 26.71%, a risk free rate of return of 4.249%, a dividend yield of $0.60 per share per year (based on the current dividend at December 31, 2003) and the expiration date of ten years, respectively. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation."

Aggregate Options Exercised in Last Year and Fiscal Year-End Option Values

        The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto.

			Number of Exercisable/ Unexercisable Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End(4)
Name	Shares Acquired on Exercise	Value Realized Upon Exercises(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Manuel J. Mehos	24,000(1)	$515,280	218,250	18,750	$5,693,818	$214,912
David R. Graham	—	—	16,962	2,500	378,319	25,400
Robert V. New	—	—	8,750	11,250	102,013	132,738
Walter A. Pawkett	—	—	2,500	—	51,975	—
Michael A. Presley	—	—	7,500	—	155,925	—
Catherine N. Wylie	3,955(2)	33,934	87,362	13,015	2,186,134	149,350

(1)
Mr. Mehos exercised options to acquire 24,000 shares of common stock.
(2)
Mrs. Wylie exercised options to acquire 3,955 shares of common stock.
(3)
Value Realized Upon Exercise is the difference between the exercise price and the market price at the time of exercise.
(4)
In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $41.12 per share, which was the closing sale price of the common stock on the Nasdaq National Market on December 31, 2003.

Disclosure of Equity Compensation Plan Information As of December 31, 2003

        The following table provides information on all existing Coastal stock option plans as of December 31, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	519,249	(1)	$17.13	2,046
Equity compensation plans not approved by stockholders	6,465	(2)	29.76	18,535

Total/Weighted Average Price/Total	525,714		$17.29	20,581

(1)
Includes the 1991, 1995 and 1999 Employee Stock Option Plans.
(2)
Includes the 2002 Non-Employee Director Stock Purchase Plan.

Comparative Stock Performance Graph

        The stock performance graph below compares the cumulative total stockholder return of the Company's common stock from December 31, 1998 to December 31, 2003 with the cumulative total return of the National Association of Securities Dealers Automated Quotations ("Nasdaq") Market Index and certain thrift institutions traded on the Nasdaq, as compiled by SNL Securities, L.P. in its OTC Thrift Index, assuming an investment of $100 on December 31, 1998 and the reinvestment of all dividends. In 1998, the Company split the common stock 3:2 at which time the $.12 per share dividend, adjusted for the split was $.08 per share. During 1998 and 1999, the Company paid quarterly dividends in the amount of $.08 per share, as adjusted for the stock split, on March 15, 1998, June 15, 1998, September 15, 1998, December 15, 1998, March 15, 1999, June 15, 1999, September 15, 1999 and December 15, 1999. During 2000, the Company paid quarterly dividends in the amount of $.08 per share on March 15, 2000 and June 15, 2000. Quarterly dividends paid for the September 15, 2000 and December 15, 2000 periods were $.10 per share. During 2001, the Company paid quarterly dividends in the amount of $.10 per share on March 15, 2001 and dividends in the amount of $.12 per share on June 15, 2001, September 15, 2001 and December 15, 2001. During 2002, the Company paid quarterly dividends in the amount of $.12 per share on March 15, 2002, June 15, 2002, September 15, 2002 and December 15, 2002. During 2003, the Company paid quarterly dividends in the amount of $.12 per share on March 15 and June 15, 2003 and $.15 per share on September 15 and December 15, 2003.

      Coastal Bancorp, Inc.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Coastal Bancorp, Inc.	100.00	101.86	142.70	174.40	198.34	256.61
NASDAQ—Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL NASDAQ Thrift Index	100.00	86.01	107.88	138.45	176.62	267.41
SNL $1B-$5B Thrift Index	100.00	89.55	108.24	154.32	197.62	296.40
SNL $1B-$5B Bank Index	100.00	91.91	104.29	126.72	146.28	198.92

Notes:

(1)
Each Index is weighted for all companies that fit the criteria of that particular Index. The Index is calculated to exclude companies as they are merged out of existence, and add them to the Index calculation as they become publicly traded companies. All companies in the particular Index that were in existence at December 31, 2003 are included in the calculations.

(2)
Each Index value measures dividend re-investment by assuming dividends are received in cash on the ex-date and re-invested back into the company stock paying the dividend on the same day. The stock price on the ex-date is used to calculate how many shares can be bought with the dividend.

Transactions with Management

        Certain of the Company's directors, executive officers and associates of directors or executive officers were customers of, or had various transactions with, Coastal and its subsidiaries in the ordinary course of business in 2003. These transactions cover a wide range of banking services, both personal and corporate. Without exception, all services were provided to the directors, executive officers and their associates at market rates consistent with published fee schedules. Similar additional transactions may be expected to take place in the ordinary course of business in the future. Pursuant to Section 402 of the Sarbanes-Oxley Act of 2002, Coastal is not permitted to loan funds to its executive officers or directors. Various other laws and regulations governing the Company and its subsidiaries allow Coastal and its subsidiaries to make loans, to a limited extent, to the executive officers of Coastal's subsidiaries. Any loans and loan commitments and sales of commercial paper involving such executive officers, directors or their affiliates were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or other unfavorable features. At December 31, 2003, there were no loans outstanding to directors, executive officers or their associates of Coastal or Coastal Banc.

PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS
(Proposal Four)

        Our board of directors has selected KPMG LLP as the independent auditors for Coastal and its subsidiaries for the year ending December 31, 2004, and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the annual meeting. KPMG LLP has advised the Company that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent auditors and clients. KPMG LLP provided certain non-audit services to Coastal and Coastal Banc in 2003 which are described below under "—Audit and Non-Audit Fees." A representative of KPMG LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of KPMG LLP as the Company's independent public accountants is not required by the Company's Bylaws or other applicable legal requirement. However, our board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice.

        In the event that stockholders fail to ratify the selection, the Audit Committee and our board will reconsider whether or not to retain that firm. Even if the selection is ratified, our board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

        If the merger is closed, Coastal's auditors will not perform an audit of Coastal for the 2004 fiscal year.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2004.

Audit and Non-Audit Fees

        Aggregate fees for professional services rendered for Coastal by KPMG LLP as of or for the fiscal years ended December 31, 2003 and 2002 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the audit of Coastal's annual financial statements and review of financial statements and regulatory filings. The aggregate fees included in each of the other categories are fees billed in the respective fiscal years.

	Fiscal Year 2003	Fiscal Year 2002
Audit Fees	$250,500	$302,500
Audit-Related Fees	$15,000	$10,750
Tax Fees	$41,815	$36,345
All Other Fees	$—	$—

Total	$307,315	$349,595

        Audit fees for the fiscal years ended December 31, 2003 and 2002 were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly review of the financial statements included in Coastal's Quarterly Reports on Form 10-Q, consents, comfort letters, and other assistance required to complete the year end audit of the consolidated financial statements.

        Audit-related fees as of the fiscal years ended December 31, 2003 and 2002 were for assurance and related services associated with the employee benefit plan audit. In 2002, $60,000.00 of the audit fees were for services related to Coastal Capital Trust I's issuance of trust preferred securities.

        Tax fees as of the fiscal years ended December 31, 2003 and 2002 were for services related to tax returns.

        None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services in accordance with the Audit Committee Charter.

        All non-audit services were reviewed by the Audit Committee which concluded that the performance of such service by KPMG LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

STOCKHOLDER PROPOSALS

        Any proposal which a stockholder wishes to have presented at the next annual meeting of stockholders of the Company and included in the proxy materials used by Coastal in connection with such meeting must be received at the corporate headquarters office of the Company at Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057, no later than November 25, 2004. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested. If the merger agreement with Hibernia is closed, Coastal will not hold an annual meeting of stockholders in 2005.

        Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to the Company's Articles of Incorporation, which provide that business must be properly brought before the meeting by or at the direction of our board of directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder (whether or not it is submitted for inclusion in the Company's proxy materials), the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting such information specified in the Company's Articles of Incorporation. If the proposal is not made in accordance with the terms of the Articles of Incorporation, such proposal will not be acted upon at the annual meeting. No stockholder proposals were received by the Company in connection with the 2004 annual meeting.

MARKET FOR COMMON STOCK AND DIVIDENDS

        The Coastal common stock currently is traded on the Nasdaq Stock Market Inc.'s National Market under the symbol "CBSA."

        As of the record date for the annual meeting, there were 5,295,442 shares of Coastal common stock outstanding, which were held by approximately 36 holders of record. Such numbers of stockholders do not reflect the estimated 825 individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

        The following table sets forth during the periods indicated the high and low sales prices of the Coastal common stock as reported on the Nasdaq National Market and the dividends declared per share of Coastal common stock.

	Market Price
2003			Dividends Declared Per Share
	High	Low
First Quarter	$32.740	$28.560	$0.120
Second Quarter	32.050	28.300	0.120
Third Quarter	32.070	28.120	0.150
Fourth Quarter	41.550	31.350	0.150
2002
First Quarter	$34.600	$28.950	$0.120
Second Quarter	34.520	29.780	0.120
Third Quarter	32.010	27.550	0.120
Fourth Quarter	32.350	27.269	0.120
2001
First Quarter	$28.063	$23.000	$0.100
Second Quarter	32.150	26.000	0.120
Third Quarter	39.410	31.890	0.120
Fourth Quarter	37.000	26.600	0.120

        On November 28, 2003, the most recent trading day prior to the announcement of the execution of the merger agreement, the closing per share sale price of the Coastal common stock was $35.00, and on March 15, 2004, the last trading day before the printing of this document, the closing per share sale price of the Coastal common stock was $41.245.

VOTING SECURITIES AND CERTAIN BENEFICIAL OWNERSHIP OF
COASTAL COMMON STOCK

        On the record date for the annual meeting, February 24, 2004, directors, executive officers and their affiliates beneficially owned 1,123,397 shares of common stock or 19.93% of the total shares of common stock outstanding on such date. It is anticipated that all of such shares will be voted for the merger, the proposal to adjourn the annual meeting if necessary, the election of the nominees of our board of directors and in favor of the proposal to ratify the selection of KPMG LLP as the Coastal's independent auditors.

        The following table sets forth the beneficial ownership of the Coastal common stock as of February 24, 2004, with respect to (i) any person or entity who is known to the Company to be the beneficial owner of 5% or more of the Coastal common stock; (ii) each nominee for director; (iii) each director of the Company; (iv) each of the executive officers named in the summary compensation table (see "Executive Compensation—Summary Compensation Table") and (v) all directors and executive officers of Coastal and its wholly-owned subsidiary, Coastal Banc Holding Company, Inc. and its subsidiary, Coastal Banc, as a group. The address for all directors and executive officers of the Company, HoCo and Coastal Banc is Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057. Except as set forth below, as of February 24, 2004, the Company was aware of no other person or entity unaffiliated with the Company that was the beneficial owner of 5% or more of the Common Stock.

Name (and Address) of Beneficial Owner	Amount of Shares of Common Stock Beneficially Owned as of February 24, 2004(1)	Percent of Class
Manuel J. Mehos, Chairman of the board, president and chief executive officer of Coastal Bancorp, Inc., Coastal Banc Holding Company, Inc., Coastal Banc ssb and Coastal Banc Mortgage Corp., chief executive officer of CoastalBanc Financial Corp. and co-chairman of Coastal Banc Capital Corp.	661,750(4)	11.74%
Thomson Horstman & Bryant, Inc. Park 80 West, Plaza Two SaddleBrook, New Jersey 07663	539,454(2)	9.57
Tontine Partners, L.P. 200 Park Avenue, Suite 3900 New York, New York 10166	513,850(2)(6)	9.12
First Manhattan Co. 437 Madison Avenue New York, New York 10022	452,800(2)	8.03
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	341,600(2)	6.06
BNP Paribas, SA 16 Boulevard des Italiens 7509 Paris France	281,401(2)	4.99
D. Fort Flowers, Jr., Director Coastal Bancorp, Inc. and Coastal Banc ssb	275,772(3)	4.89

Catherine N. Wylie, Senior executive vice president and chief financial officer of Coastal Bancorp, Inc., Coastal Banc Holding Company, Inc., Coastal Banc ssb, Coastal Banc Mortgage Corp., the president of Coastal Banc Capital Corp. and president of CoastalBanc Financial Corp. and Coastal Banc Insurance Agency Inc.	104,462(4)(5)	1.85
David R. Graham, Executive vice president—commercial real estate lending of Coastal Banc ssb	31,962(4)	*
Robert E. Johnson, Jr., Director Coastal Bancorp, Inc. and Coastal Banc ssb	22,341	*
Michael A. Presley, Director Coastal Banc Capital Corp. and Executive vice president of Coastal Banc Mortgage Corp.	9,000	*
Robert V. New, Executive vice president and chief banking officer of Coastal Banc ssb	8,750(4)	*
Dennis S. Frank, Director Coastal Bancorp, Inc. and Coastal Banc ssb	3,819	*
R. Edwin Allday, Director Coastal Bancorp, Inc. and Coastal Banc ssb	3,041	*
Walter A. Pawkett, Executive vice president—Rio Grande Valley of Coastal Banc ssb	2,500	*
All directors and executive officers of the Company and Coastal Banc as a group (10 persons)	1,123,397(4)	19.93%

*
Represents less than 1.0% of the common stock beneficially owned.
(1)
Based upon information furnished by the respective individuals and filings pursuant to the Exchange Act. The information is not necessarily indicative of beneficial ownership for any other purpose. Under regulations promulgated pursuant to the Exchange Act, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(2)
Based on a Schedule 13G filed under the Exchange Act.
(3)
Of such shares, 269,520 are owned by a trust over which Mr. Flowers has shared voting and dispositive power with three other co-trustees.
(4)
Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within sixty (60) days of the record date pursuant to the exercise of outstanding stock options. Shares of common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group. The amounts set forth in the table include 16,962, 218,250, 8,750, 2,500, 7,500 and 87,362 shares which may be received upon the exercise of stock options by Messrs., Graham, Mehos, New, Pawkett, Presley, and Mrs. Wylie, respectively, pursuant to stock options. For all directors and executive officers as a group, the number of shares includes 341,324 shares of common stock subject to outstanding stock options.

(5)
Mrs. Wylie is also the beneficial owner of 500 shares of Coastal Capital Trust I 9.0% Trust Preferred Stock.
(6)
Based on information disclosed by the group of reporting persons set forth herein on a Schedule 13G filed with the SEC on February 4, 2003, the following entities may be deemed to be the beneficial owners of the common stock: Tontine Partners, L.P., 36,450 shares; Tontine Overseas Associates, L.L.C., 47,500 shares; and Tontine Financial Partners, L.P., 429,900 shares. The address for these entities is the same as set forth in the chart above.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

        This proxy statement and the documents incorporated by reference into this proxy statement, if any, contain forward-looking statements and information with respect to the financial condition, results of operations, plans, objectives, future performance, business and other matters relating to Coastal or the merger that are based on the beliefs of, as well as assumptions made by and information currently available to, our management. When used in this proxy statement, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import are intended to identify forward-looking statements. These statements reflect our current view with respect to future events and are subject to risks, uncertainties and assumptions that include, without limitation, the risk factors set forth in our annual report on Form 10-K for 2003 and other filings with the SEC, the risk that the merger will not be completed and risks associated with competitive factors, general economic conditions, geographic credit concentration, customer relations, interest rate volatility, interest margin compression, the timing of repayments and prepayments of loans, governmental regulation and supervision, defaults in the repayment of loans, changes in volume of loan originations or purchases, and changes in industry practices. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected or intended. We are not required, and do not intend, to update any forward-looking statement.

ANNUAL REPORT AND FINANCIAL STATEMENTS

        A copy of the Company's annual report for the year ended December 31, 2003 accompanies this proxy statement. The annual report is not a part of the proxy solicitation materials.

        UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AND ANY EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CATHERINE N. WYLIE, CHIEF FINANCIAL OFFICER, COASTAL BANCORP, INC., COASTAL BANC PLAZA, 5718 WESTHEIMER, SUITE 600, HOUSTON, TEXAS 77057. THE FORM 10-K IS NOT A PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

        Management is not aware of any business to come before the 2004 annual meeting other than those matters described above in this proxy statement and possibly, procedural matters incident to the conduct of the meeting. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC's public reference room in Washington, D.C., which is located at the following address: Public Reference Room, Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

        You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference room. Our filings with the SEC also are available to the public from independent document retrieval services and at the SEC's Internet website (http://www.sec.gov).

By Order of the Board of Directors

Linda B. Frazier Secretary

March 19, 2004

APPENDIX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

HIBERNIA CORPORATION,

HIBERNIA ACQUISITION CORPORATION

AND

COASTAL BANCORP, INC.

DATED DECEMBER 1, 2003

A-i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR
4.1	Corporate Organization	A-17
4.2.	No Activities	A-17
4.3	Authority; No Violation	A-17
4.4	Financial Statements	A-18
4.5	Absence of Certain Changes or Events	A-19
4.6	Securities Documents and Regulatory Reports	A-19
4.7	Aquiror Information	A-19
4.8	Compliance with Applicable Law	A-19
4.9	Capital; Availability of Funds	A-20
4.10	Broker Fees	A-20
ARTICLE V COVENANTS OF THE PARTIES
5.1	Conduct of the Business of Seller	A-20
5.2	Negative Covenants of Seller	A-20
5.3	No Solicitation	A-22
5.4	Negative Covenants of Acquiror	A-24
5.5	Current Information	A-24
5.6	Access to Properties and Records; Confidentiality	A-25
5.7	Regulatory Matters	A-26
5.8	Approval of Stockholders	A-26
5.9	Further Assurances	A-26
5.10	Disclosure Supplements	A-26
5.11	Public Announcements	A-27
5.12	Failure to Fulfill Conditions	A-27
5.13	Certain Post-Merger Agreements	A-27
5.14	Takeover Laws; No Rights Triggered	A-29
5.15	Adoption of Accounting Policies	A-29
5.16	Certain Agreements	A-29
ARTICLE VI CLOSING CONDITIONS
6.1	Conditions to the Parties' Obligations under this Agreement	A-29
6.2	Conditions to the Obligations of Acquiror and Merger Sub under this Agreement	A-30
6.3	Conditions to the Obligations of Seller under this Agreement	A-30
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER, ETC.
7.1	Termination	A-31
7.2	Effect of Termination	A-32
7.3	Amendment, Extension and Waiver	A-32
7.4	Termination Fees	A-32

A-ii

ARTICLE VIII MISCELLANEOUS
8.1	Expenses	A-33
8.2	Survival	A-34
8.3	Notices	A-34
8.4	Parties in Interest	A-35
8.5	Complete Agreement	A-35
8.6	Counterparts	A-35
8.7	Governing Law	A-35
8.8	Interpretation	A-35
8.9	Enforcement	A-35
	SIGNATURES	A-36
	Index of Defined Terms	A-37
Exhibit Index
Exhibit A — Plan of Merger
Exhibit B — Seller Disclosure Schedules
Exhibit C — Acquiror Disclosure Schedules
Exhibit D — Joinder Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of December 1, 2003 ("Agreement"), between HIBERNIA CORPORATION ("Acquiror"), a Louisiana corporation, Hibernia Acquisition Corporation, a Texas corporation ("Merger Sub"), and Coastal Bancorp, Inc. ("Seller"), a Texas corporation. Each of Acquiror, Merger Sub and Seller is a party ("party") hereto, and one or more of them are parties ("parties") to this Agreement as the context may require.

WITNESSETH:

        WHEREAS, the Boards of Directors of Acquiror and Seller each have determined that it is advisable and in the best interests of their respective companies and their stockholders to consummate the business combination transactions provided for herein, including the merger of Merger Sub with and into Seller (together, sometimes referred to as the "Constituent Corporations") subject to the terms and conditions set forth herein; and

        WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGER

        1.1    The Merger.    Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall be merged with and into Seller (the "Merger") in accordance with the Texas Business Corporation Act (the "TBCA"), with Seller as the surviving corporation (hereinafter sometimes called the "Surviving Corporation") which shall continue its corporate existence under the laws of the State of Texas as a subsidiary of Acquiror and the separate corporate existence of Merger Sub shall terminate. Each share of Seller Common Stock (as defined in Section 2.1 hereof) outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with the TBCA and not effectively withdrawn (the "Seller Dissenting Shares") and shares held by Acquiror or Seller (including treasury shares) other than in a fiduciary capacity or as a result of debts previously contracted) shall, by virtue of the Merger and without any further action by the holder thereof, be automatically converted into and represent the right to receive, in cash, Forty-One Dollars and Fifty Cents ($41.50) per share (the "Merger Consideration") subject to the terms, conditions, limitations and procedures set forth in this Agreement and in the Plan of Merger, dated as of the date hereof, between Acquiror and Seller, a copy of which is attached hereto as Exhibit A (the "Plan of Merger").

        1.2    Effective Time.    The Merger shall become effective on the date (the "Closing Date") and at the time that Articles of Merger are filed with the Secretary of State of the State of Texas pursuant to Section 5.04 of the TBCA, unless a later date and time is specified as the effective time in such documents, provided that the parties shall cause the Merger to be effective no later than the day following the date on which the Closing occurs (the "Effective Time"). A closing (the "Closing") shall take place at 10:00 a.m. on May 12, 2004 provided that the parties have received all necessary approvals and consents of any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("Governmental Entity") and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, instruments and documents to be delivered at the Closing), or if such conditions have not been satisfied by May 10, 2004, then the Closing shall occur on July 9, 2004 at the offices of Acquiror, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. For purposes of this Agreement, a Business Day ("Business Day") is any day that banks located in the state of Texas are not permitted or required to be closed, except a Saturday or Sunday. At the Closing, there shall be delivered to Acquiror and Seller the certificates and other documents required to be delivered under Article VI hereof.

        1.3    The Articles of Incorporation and Bylaws of the Surviving Corporation.    The Articles of Incorporation and the Bylaws of Merger Sub, as may be amended and restated as set forth in the Plan of Merger, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        1.4    Directors and Officers.    Immediately after the Effective Time, the directors of the Surviving Corporation shall consist of the directors of Merger Sub, in office immediately prior to the Effective Time, until their respective successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation. The officers of Merger Sub shall, from and after the Effective Time, continue as the officers of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation.

ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES

        2.1    Conversion of Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of the common stock, $0.01 par value per share of the Seller (the "Seller Common Stock"):

          (a)    Each share of Acquiror capital stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

          (b)    All shares of Seller Common Stock owned by Seller (including treasury shares) or Acquiror, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for the Merger Consideration.

          (c)    Subject to Sections 2.1(b) and 2.4, each share of Seller Common Stock issued and outstanding at the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive the Merger Consideration.

          (d)    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

        2.2    Exchange Procedures.

        (a)    On or before the day prior to the Closing Date, Acquiror shall deposit with the Exchange Agent (defined below) cash in the amount of the aggregate Merger Consideration and the Option Consideration (as defined in Section 2.3, below) for the benefit of Seller's Stockholders and Option holders.

        (b)    Acquiror shall use its best efforts to cause the Exchange Agent, within five Business Days after the Effective Time, to mail to each holder of record of Seller Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the stock certificate(s) which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock (the "Seller Stock Certificates") shall pass, only upon delivery of the Seller Stock Certificates (or affidavits of loss in lieu of such certificates) (the "Letter of Transmittal") to Mellon Investor Services, L.L.C., or to such other person designated by Acquiror and reasonably acceptable to Seller, the person authorized to act as exchange agent under this Agreement, (the "Exchange Agent"), and shall be in such form and have such other provisions as Acquiror or the Exchange Agent may reasonably specify, and (ii) instructions for use in surrendering the Seller Stock Certificates in exchange for the Merger Consideration to be paid in consideration therefor upon surrender of such Seller Stock Certificates in accordance with this Article II.

        (c)    If any portion of the Merger Consideration is to be paid to a person other than the person in whose name a Seller Stock Certificate so surrendered is registered, it shall be a condition to such payment that such Seller Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay to the Exchange Agent any transfer or other similar Taxes (as defined in Section 3.7(c)) required as a result of such payment to a person other than the registered holder of such Seller Stock Certificate, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable. Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of the Seller Common Stock such amounts as Acquiror or the Exchange Agent is required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by Acquiror or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of the Seller Common Stock in respect of whom such deduction and withholding was made by Acquiror or the Exchange Agent.

        (d)    After the Effective Time there shall be no further registration or transfers of shares of the Seller Common Stock. If after the Effective Time, the Seller Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article II.

        (e)    At any time following the one year anniversary of the Effective Time, Acquiror shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Merger Consideration not distributed to holders of shares of the Seller Common Stock that was deposited with the Exchange Agent prior to the Effective Time (the "Exchange Fund") (including any interest received with respect thereto and other income resulting from investments by the Exchange Agent, as directed by Acquiror), and holders shall be entitled to look only to Acquiror (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, neither Acquiror, Seller nor the Exchange Agent shall be liable to any holder of a Seller Stock Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (f)    In the event any of the Seller Stock Certificate(s) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact in form and substance reasonably acceptable to Acquiror and the Exchange Agent by the person claiming such Seller Stock Certificate(s) to be lost, stolen or destroyed and, if required by Acquiror or the Exchange Agent, the posting by such person of a bond in such sum as either of them may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Seller Stock Certificate(s), the Exchange Agent will issue the Merger Consideration deliverable in respect of the shares of Seller Common Stock represented by such lost, stolen or destroyed Seller Stock Certificate(s).

        (g)    Upon surrender to the Exchange Agent of Seller Stock Certificate(s), accompanied by a properly completed Letter of Transmittal, a holder of the Seller Common Stock will be entitled to receive, promptly after the Effective Time, the Merger Consideration in respect of the shares of the Seller Common Stock represented by such Seller Stock Certificate(s). Until so surrendered, each such Seller Stock Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration without any interest thereon.

        (h)    The method of payment of cash for shares of the Seller Common Stock converted into the right to receive the Merger Consideration shall be by bank check or other method which will be paid to a holder of shares of Seller Common Stock promptly after receipt by the Exchange Agent of a properly completed Letter of Transmittal and Seller Stock Certificate(s) (or the appropriate affidavit of loss). Acquiror shall instruct the Exchange Agent to promptly pay the Merger Consideration.

        2.3    Stock Options.    Each option with respect to the Seller Common Stock (a "Seller Stock Option") that has been issued pursuant to the 1991 Stock Compensation Program, the 1995 Stock Compensation Program and the 1999 Stock Compensation Program (the "Stock Option Plans") and that is outstanding at the Effective Time, whether or not exercisable or vested, shall be canceled and converted into the right to receive from Acquiror, subject to required withholding taxes, if any, cash in an amount equal to the difference between the Merger Consideration and the per share exercise price of such Seller Stock Option for each share of the Seller Common Stock subject to such Seller Stock Option (the "Option Consideration"). Seller will provide written notice to each holder of a then outstanding Seller Stock Option (whether or not such stock option is then vested or exercisable), that such Seller Stock Option is exercisable in full and that such stock option will terminate at the Effective Time and that, if such Seller Stock Option is not exercised or otherwise terminated on or before the Effective Time, such holder shall be entitled to receive in consideration of the cancellation of such Seller Stock Option the Option Consideration for each share of Seller Common Stock covered by such Seller Stock Option, subject to any required withholding of taxes. The Seller shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a then-outstanding Seller Stock Option with regard to the cancellation of such stock option and the payment therefor in accordance with the terms of this Agreement. Acquiror or the Exchange Agent shall pay the Option Consideration to the holders of Seller Stock Options by bank check or other method by not later than the third Business Day after the Closing Date.

        2.4    Dissenting Shares.    No outstanding Seller Dissenting Share shall be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by the TBCA. Seller shall give Acquiror prompt notice upon receipt by Seller of any such written demands for payment of the fair value of such shares of the Seller Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the TBCA (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"). Prior to the Closing Date, Seller and Acquiror shall mutually agree as to the actions taken by Seller with respect to any such demands or notices. On and after the Closing Date, Acquiror shall direct all negotiations and proceedings with respect to any such demands or notices. Seller shall not, without the prior written consent of Acquiror, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of the Seller Common Stock shall be automatically converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement without any interest thereon. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of the Seller Common Stock of such holder shall be automatically converted, on a share by share basis, into the right to receive the Merger Consideration without any interest thereon.

        2.5    Additional Actions.    If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to carry out the purposes of this Agreement, Seller and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Seller or otherwise to take any and all such action.

        2.6    Stock Transfer Records.    Prior to the Effective Time, Seller shall continue to maintain its stock transfer records and to transfer and replace stock certificates in accordance with its existing policies and past practices with regard to such transfers and replacements. From and after the Effective Time, there shall be no transfers on the stock transfer books of Seller of shares of Seller Common Stock which were issued and outstanding immediately prior to the Effective Time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller makes the representations and warranties to Acquiror contained in this Article III, except as set forth in the disclosure schedule attached hereto as Exhibit B (the "Seller Disclosure Schedule"). The Seller Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosures in any section of the Seller Disclosure Schedule shall be deemed to be a disclosure with respect to another section in this Article III if the fact or circumstance disclosed may reasonably be deemed pertinent to such section. Disclosure in any section of the Seller Disclosure Schedule shall be effectively made whether or not expressly excepted in the corresponding section of this Agreement. The Seller Disclosure Schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III or to one or more of Seller's covenants contained in Article V; provided, however, that (a) no such item is required to be set forth in the Seller Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect, and (b) the mere inclusion of an item in the Seller Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Seller that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Seller Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Change or Effect. For purposes of this Agreement, the term "Material Adverse Effect" or "Material Adverse Change" means (a) with respect to Seller, any effect or change that is material and adverse to the assets, financial condition, results of operations or business of Seller and the Seller Subsidiaries taken as a whole or would materially impair the ability of Seller to perform its obligations under this Agreement or otherwise materially impede consummation of the transactions contemplated hereby; provided, however, that with respect to Seller, Material Adverse Effect or Material Adverse Change shall not be deemed to include the impact of (i) changes in laws and regulations or interpretations thereof by Governmental Entities generally applicable to depository institutions and their holding companies (including changes in insurance deposit assessment rates and special assessments with respect thereto), (ii) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (iii) actions and omissions of the Seller or any of the Seller Subsidiaries requested by the Acquiror, (iv) the direct effects of compliance with this Agreement on the operating performance of the parties including expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement, and (v) changes in general economic conditions, including changes in interest rates generally; and (b) with respect to Acquiror, any change or effect that materially impairs the ability of Acquiror or Merger Sub to make payment on the Closing Date of the aggregate Merger Consideration, Option Consideration and other related costs and expenses necessary to consummate the Merger and the transactions contemplated hereby or otherwise materially impairs the ability of Acquiror or Merger Sub to perform their obligations under this Agreement or to consummate the Merger or the transactions contemplated hereby, provided, however, that with respect to Acquiror, Material Adverse Change or Material Adverse Effect and the change or effect set forth in this subsection (b) above, shall not include (i) any change in banking or similar laws, rules or regulations of general applicability to banks, savings institutions or their holding companies or interpretations thereof by Governmental Entities; (ii) changes in GAAP that are generally applicable to the banking or savings industries; and (iii) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates. The following statements are made as of the date of this Agreement. The phrase "delivered to Acquiror" or "made available to Acquiror" or any phrase of similar import means that Seller has delivered, provided access to or made certain items available for review and copying to Acquiror or its counsel. For purposes of this Agreement, the phrase "to the Knowledge of Seller" or any phrase of similar import shall be deemed to refer to the actual knowledge of the senior vice president level and above of Seller as of the date hereof.

        3.1    Corporate Organization.

        (a)    Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Seller and the Seller Subsidiaries (as defined in Section 3.1(b) hereof) taken as a whole. Seller and Coastal Banc Holding Company, Inc., a Delaware corporation ("Seller Intermediate Holding Company"), each are registered as savings and loan holding companies under the Home Owners' Loan Act, as amended (the "HOLA"). Seller Disclosure Schedule 3.1(a) sets forth true and complete copies of the Articles of Incorporation and Bylaws of Seller and the Seller Subsidiaries as in effect on the date hereof.

        (b)    The only direct or indirect subsidiaries of Seller are set forth on Seller Disclosure Schedule 3.1(b) (together with the Seller Intermediate Holding Company, the "Seller Subsidiaries"). Each of the Seller Subsidiaries (i) is duly organized and validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Seller and the Seller Subsidiaries taken as a whole. Other than the Seller Subsidiaries, Seller does not own or control, directly or indirectly, a 5% or greater equity interest in any corporation, company, association, partnership, joint venture or other entity.

        3.2    Capitalization.    The authorized capital stock of Seller consists of 30,000,000 shares of the Seller Common Stock, of which 5,235,106 are issued and outstanding and 2,746,328 shares are held in treasury as of the date hereof, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Seller, and all issued and outstanding shares of capital stock of each of the Seller Subsidiaries, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of each of the Seller Subsidiaries are owned by Seller or a Seller Subsidiary free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options to purchase 519,249 shares of the Seller Common Stock which have been granted prior to the date hereof pursuant to the Stock Option Plans, and which are outstanding as of the date hereof (the "Outstanding Seller Stock Options"), the obligation to issue shares of Seller Common Stock to members of the Board of Directors pursuant to the 2002 Non-Employee Director Stock Purchase Plan, and the Board of Directors approval to repurchase shares of Seller Company Stock from time to time, none of Seller or any of the Seller Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Seller or any of the Seller Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

        3.3    Authority; No Violation.

        (a)    Subject to the approval of this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby by the stockholders of Seller, Seller has full corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the unanimous vote of the Board of Directors of Seller. Except for the approval of Seller's stockholders of this Agreement and the Plan of Merger, no other corporate proceedings on the part of Seller are necessary to consummate the transactions so contemplated. This Agreement and the Plan of Merger have been duly and validly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller, enforceable against it in accordance with and subject to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including specific performance) is within the discretion of the appropriate court.

        (b)    None of the execution and delivery of this Agreement and the Plan of Merger by Seller, nor the consummation by Seller of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by Seller with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of Seller or any of the Seller Subsidiaries, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any material provision of any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any material provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, require the payment of any termination or like fee, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected. Except for consents and approvals of or filings or registrations with or notices to the Securities and Exchange Commission (the "Commission"), the Secretary of State of the State of Texas, the Office of Thrift Supervision (the "OTS"), the Federal Deposit Insurance Corporation (the "FDIC"), the Texas Savings and Loan Department (the "TSLD"), the National Association of Securities Dealers ("NASD"), the NASDAQ Stock Market (the "NASDAQ"), the Texas Department of Insurance (the "TDI") and the stockholders of Seller, no consents or approvals of or filings or registrations with or notices to any Governmental Entity or non-governmental third party are required on behalf of Seller in connection with (a) the execution and delivery of this Agreement and the Plan of Merger by Seller and (b) the consummation by Seller of the Merger and the other transactions contemplated hereby and by the Plan of Merger.

        (c)    Seller has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of (i) any "moratorium", "control share", "fair price", "supermajority", "affiliate transactions", "business combination" or other state antitakeover laws and regulations (collectively, "Takeover Laws"), including under Part 13 of the TBCA and (ii) the provisions of Article X of its Articles of Incorporation.

        3.4    Financial Statements.

        (a)    Seller has previously delivered to Acquiror copies of the consolidated balance sheets of Seller as of December 31, 2002, 2001 and 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000, in each case accompanied by the audit reports of KPMG LLP independent public accountants, as well as the unaudited consolidated balance sheet of Seller as of September 30, 2003 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three and nine months ended September 30, 2003 and 2002. The consolidated financial statements of Seller referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of Seller to be delivered by Seller pursuant to Section 5.5 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Seller as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of Seller for the respective periods or as of the respective dates set forth therein (it being understood that Seller's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which were, at the time, in the opinion of Seller, necessary for a fair presentation of such financial statements).

        (b)    Each of the financial statements referred to in this Section 3.4 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved. The books and records of Seller and the Seller Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

        (c)    Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of Section 3.4(a) or the notes thereto or liabilities incurred since September 30, 2003 in the ordinary course of business and consistent with past practice, none of Seller or any of the Seller Subsidiaries has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Seller and the Seller Subsidiaries taken as a whole. For purposes of this Section 3.4(c), a breach of warranty, contract or agreement, a commission of a tort or the violation of an applicable federal or state law shall not be considered to be within the purview of Seller's ordinary course of business.

        3.5    Absence of Certain Changes or Events.    There has not been any material adverse change in the business, operations, assets or financial condition of Seller and the Seller Subsidiaries taken as a whole since September 30, 2003, other than: (i) any change in banking or similar laws, rules or regulations of general applicability to banks, savings institutions or their holding companies or interpretations thereof by Governmental Entities; (ii) changes in GAAP that are generally applicable to the banking or savings industries; (iii) reasonable expenses incurred in connection with the transactions contemplated hereby; (iv) actions or omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party after the date hereof; or (v) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

        3.6    Legal Proceedings.    Except as set forth on Seller Disclosure Schedule 3.6, neither Seller nor any of the Seller Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Seller, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Seller or any of the Seller Subsidiaries. Neither Seller nor any of the Seller Subsidiaries is a party to any order, judgment or decree which effects adversely the business, operations, assets or financial condition of Seller and the Seller Subsidiaries taken as a whole.

        3.7    Taxes and Tax Returns.

        (a)    Each of Seller and the Seller Subsidiaries, and the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually a "Seller Affiliate" and collectively, "Seller Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and are set forth on Seller Disclosure Schedule 3.7(a)) and (ii) have not finally been determined. Seller, the Seller Subsidiaries and the Seller Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed or accrued, as applicable. Except as set forth in Seller Disclosure Schedule 3.7(a), (i) the federal income tax returns of Seller, the Seller Subsidiaries and the Seller Affiliates have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Texas franchise tax returns of Seller, the Seller Subsidiaries and the Seller Affiliates have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. All Returns filed (and until the Closing Date to be filed) are or will be, as applicable, complete and accurate. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted in writing for, Taxes or assessments upon Seller or any of the Seller Subsidiaries or Seller Affiliates, nor has Seller or any of the Seller Subsidiaries or Seller Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

        (b)    Except as set forth in Seller Disclosure Schedule 3.7(b), none of Seller or any of the Seller Subsidiaries or Seller Affiliates (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any written or unwritten agreement, arrangement or understanding providing for the allocation or sharing of, or indemnification with respect to, Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Seller or any Seller Subsidiary or Seller Affiliate (nor does Seller have any Knowledge that the IRS has proposed any such adjustment or change of accounting method), (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply, (v) has been a "distributing corporation" or a "controlled corporation" in a transaction intended to qualify under Section 355(a) of the Code within the past five years, (vi) has ever been a member of a consolidated, combined or unitary Tax group (other than a group of which Seller is or was the common parent) or (vii) has ever engaged in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

        (c)    For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

        3.8    Employee Benefit Plans.

        (a)    Each employee benefit plan or arrangement of Seller or any of the Seller Subsidiaries which is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in Seller Disclosure Schedule 3.8(a) and each bonus, deferred compensation, pension (including an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan")), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plan, employment or severance contract and all other employee benefit plans that cover current or former officers or employees ("Employees") or current or former directors of it and its Subsidiaries, whether written or unwritten, including all amendments, supplements or other related documents thereto, is listed in Seller Disclosure Schedule 3.8(a) (the "Seller Plans"). Seller has previously furnished to Acquiror true and complete copies of each Seller Plan together, if applicable, with (i) the most recent actuarial and financial reports prepared with respect to any qualified Seller Plans, (ii) the most recent annual reports filed with any Governmental Entity, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified Seller Plans.

        (b)    Each Seller Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Each of its Seller Plans which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code. As of the date hereof, there is no pending or, to Seller's Knowledge, threatened litigation relating to its Seller Plans. Neither Seller nor any of the Seller Subsidiaries, to the best of their Knowledge, has engaged in a transaction with respect to any Seller Plan subject to ERISA (an "ERISA Plan") that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither Seller nor any of the Seller Subsidiaries, to the best of their Knowledge, has incurred a tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA. No liability under Title IV of ERISA has been incurred by Seller or any of the Seller Subsidiaries, with respect to a multiemployer plan currently or formerly maintained by any of them, or the single-employer plan of any entity ("ERISA Affiliate Plan") which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code ("ERISA Affiliate"). Seller and the Seller Subsidiaries have neither contributed to nor been obligated to contribute to any "multiemployer plan" within the meaning of Section 3(37) of ERISA, regardless of whether based on contributions of an ERISA Affiliate. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived or extended, other than pursuant to Pension Benefit Guaranty Corporation ("PBGC") Reg. Section 4043.66, has been required to be filed for any of its Pension Plans or by any of its ERISA Affiliates within the 12-month period ending on the date hereof, or will be required to be filed as a result of the transactions contemplated by this Agreement.

        (c)    All contributions required to be made by Seller or the Seller Subsidiaries under the terms of any of its Seller Plans, as of the date hereof, have been timely made or have been reflected on its financial statements referred to in Section 3.4. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. It is not reasonably anticipated that required minimum contributions to any Pension Plan under Section 412 of the Code will be materially increased by application of Section 412(l) of the Code. None of Seller, the Seller Subsidiaries or its ERISA Affiliates has provided, or is required to provide, security to any Pension Plan pursuant to Section 401(a)(29) of the Code.

        (d)    Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the most recent actuarial valuation of such Pension Plan), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

        (e)    Except as to continued coverage provided in accordance with Section 4980(B) of the Code, neither Seller nor any of the Seller Subsidiaries have any obligations for retiree health and life insurance benefits under any ERISA Plan. Seller or its Subsidiaries may amend or terminate any such health or life insurance benefit plan maintained by Seller or the Seller Subsidiaries at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

        (f)    There has been no amendment to, announcement by Seller or any of the Seller Subsidiaries relating to, or change in employee participation or coverage under, any Seller Plan which would increase materially the expense of maintaining such Seller Plan above the level of the expense incurred therefor for the most recent fiscal year. Except as set forth in Seller Disclosure Schedule 3.8(f), neither the execution of this Agreement, stockholder approval of this Agreement nor the consummation of the transactions contemplated hereby (individually or in conjunction with any other event) will (i) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits or increase in the amounts payable or result in any other material obligation pursuant to any Seller Plan, (ii) limit or restrict its right or, after the consummation of the transactions contemplated hereby, the right of Acquiror (as defined in Section 5.13(a)(1)) to merge, amend or terminate any Seller Plan, (iii) entitle any Employee to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (iv) result in any payment under any Seller Plan which would not be deductible under Section 162(m) or Section 280G of the Code, or (v) cause it or any of its Subsidiaries to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award.

        (g)    With respect to each Seller Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such Plan equals or exceeds the actuarial present value of all accrued benefits under such Plan (whether or not vested); (iii) all premiums to the PBGC have been timely paid in full; and (vi) to Seller's Knowledge, the PBGC has not instituted proceedings to terminate any such Plan.

        3.9    Securities Documents and Regulatory Reports.

        (a)    Seller has previously delivered or made available to Acquiror an accurate and complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials), report or statement filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act"), or mailed by Seller to its stockholders as a class since January 1, 2001, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, report or statement as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date filed publicly or provided to Acquiror prior to the date hereof shall be deemed to modify information as of an earlier date.

        (b)    Seller and each of the Seller Subsidiaries has duly filed with the OTS, the TSLD and the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Seller has delivered or made available to Acquiror accurate and complete copies of such reports. Seller Disclosure Schedule 3.9(b) lists all examinations of Seller or of the Seller Subsidiaries conducted by the applicable thrift regulatory authorities since January 1, 2001 and the dates of any responses thereto submitted by Seller. In connection with the most recent examinations of Seller or the Seller Subsidiaries by the applicable thrift regulatory authorities, neither Seller nor any of the Seller Subsidiaries was required to correct or change any action, procedure or proceeding which Seller believes has not been now corrected or changed as required.

        3.10    Seller Information.    None of the information relating to Seller and the Seller Subsidiaries to be provided by Seller or the Seller Subsidiaries for use in the proxy statement on Schedule 14A to be filed by Seller with the Commission in connection with the solicitation of the approval of this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby by the stockholders of Seller, as amended or supplemented (or on any successor or other appropriate schedule or form) (the "Proxy Statement") will, as of the date such Proxy Statement is mailed to the stockholders of Seller and up to and including the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this representation shall not apply to any information in the Proxy Statement supplied by Acquiror for use therein), provided that information as of a later date shall be deemed to modify information as of an earlier date.

        3.11    Compliance with Applicable Law.

        (a)    Each of Seller and the Seller Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all material filings, applications and registrations with Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the Knowledge of Seller, no suspension or cancellation of any of the same is threatened.

        (b)    Neither Seller nor any of the Seller Subsidiaries is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or is in violation of any material provision of any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity, or in default with respect to any order, writ, injunction or decree of any court in any material respect, or in default under any order, license, regulation or demand of any Governmental Entity in any material respects; and neither Seller nor any of the Seller Subsidiaries has received any written notice from any Governmental Entity asserting that Seller or any of the Seller Subsidiaries is in violation of any of the foregoing. Neither Seller nor any of the Seller Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by Governmental Entities), and none of them has received any written communication requesting that they enter into any of the foregoing.

        3.12    Deposit Insurance and Other Regulatory Matters.

        (a)    The deposit accounts of Coastal Banc ssb ("Seller Bank") are insured by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended (the "FDIA"), and Seller Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

        (b)    Seller Bank is a member in good standing of the Federal Home Loan Bank (the "FHLB") of Dallas and owns the requisite amount of stock in the FHLB of Dallas.

        (c)    Seller Bank is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

        3.13    Certain Contracts.

        (a)    Except as disclosed in Seller Disclosure Schedule 3.13(a), neither Seller nor any of the Seller Subsidiaries is a party to, is bound or affected by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including any agreement, indenture or other instrument relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, retirement, election or retention in office of any present or former director or officer of Seller or any of the Seller Subsidiaries, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding with any director, officer, employee or consultant of Seller or any of the Seller Subsidiaries, (v) any agreement, arrangement or understanding to which Seller or any of the Seller Subsidiaries is a party or by which any of the same is bound which limits the freedom of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person, or that involve any restriction of the geographic area in which, or method by which, it or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency), (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, (vii) any joint venture, partnership or similar agreement, arrangement or understanding providing for the sharing of profits, losses, costs or liabilities by it or any of the Seller Subsidiaries with any other person, or (viii) any other agreement, arrangement or understanding to which Seller or any of the Seller Subsidiaries is a party or by which Seller or any of Seller's Subsidiaries or any of their respective properties or assets is bound, and which is material to the business, operations, assets or financial condition of Seller and the Seller Subsidiaries taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

        (b)    Neither Seller nor any of the Seller Subsidiaries is in default or in non-compliance under any material provision of any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral (referred to herein as a "Seller Agreement"), and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance. With respect to each Seller Agreement, such Seller Agreement is in full force and effect in accordance with its terms; all rents and other monetary amounts that may have become due and payable thereunder by Seller have been paid or are being disputed in good faith; and the Merger will not constitute (whether with or without notice, lapse of time, or both) a default or cause for termination or modification of such Seller Agreement or cause the acceleration of any obligations of Seller.

        3.14    Properties and Insurance.

        (a)    All real and personal property owned by Seller or any of the Seller Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller and the Seller Subsidiaries in the ordinary course of business consistent with their past practices. Seller and the Seller Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Seller's consolidated unaudited balance sheet as of September 30, 2003, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 2003), subject to no encumbrances, liens, mortgages, security interests or pledges, except

(i) those items that secure liabilities that are reflected in said consolidated balance sheet or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of Seller and the Seller Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports delivered to Acquiror prior to the date hereof. Seller and the Seller Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by Seller and the Seller Subsidiaries and the consummation of the transactions contemplated hereby and by the Plan of Merger will not affect any such right. Seller Disclosure Schedule 3.14(a) sets forth an accurate listing of each lease pursuant to which Seller or any of the Seller Subsidiaries acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same. Neither Seller nor any of the Seller Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

        (b)    Seller Disclosure Schedule 3.14(b) sets forth a list of all policies of fire, theft, public liability and other insurance (including fidelity bond insurance) maintained by Seller and the Seller Subsidiaries at the date hereof. The business operations and all insurable properties and assets of Seller and the Seller Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Seller, should be insured against, in each case under, valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are, in the opinion of the management of Seller, adequate for the business engaged in by Seller and the Seller Subsidiaries. As of the date hereof, neither Seller nor any of the Seller Subsidiaries has received any written (or, to Seller's knowledge, oral) notice of cancellation or written (or, to Seller's knowledge, oral) notice of a material amendment of any such insurance policy or bond (provided, however, that oral notice applies only to those insurance policies set forth in Seller Disclosure Schedule 3.14(b) excluding policies relating to REO coverage, insurance on properties serving as collateral on any loan made by Seller Bank, notaries, or Stamp surety bonds), or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been or will be filed in a timely fashion.

        3.15    Environmental Matters.    For purposes of this Agreement, the following terms shall have the indicated meaning:

        "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (1) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (2) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

        "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

        "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated by a person or its subsidiaries or those properties which serve as collateral for loans owned by a person or its subsidiaries.

        Except as set forth on Seller Disclosure Schedule 3.15,

        (a)    neither Seller nor any of the Seller Subsidiaries has been or is in violation of or liable under any material provision of any Environmental Law.

        (b)    none of the Loan Portfolio Properties and Other Properties Owned by Seller or any of the Seller Subsidiaries has been or is in violation of or liable under any material provision of any Environmental Law; or

        (c)    there are no actions, suits, demands, notices, claims, proceedings pending or, to the Knowledge of Seller, threatened or, to the Knowledge of Seller, investigations relating to the liability of the Loan Portfolio Properties and Other Properties Owned by Seller or any of the Seller Subsidiaries under any Environmental Law, including any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law.

        3.16    Allowance for Loan Losses and Real Estate Owned.    The allowance for loan losses reflected on Seller's consolidated balance sheets included in the consolidated financial statements referred to in Section 3.4 hereof was, at the time recorded, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of Seller's management adequate as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated balance sheets included in the consolidated financial statements referred to in Section 3.4 hereof was, at the time recorded, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by GAAP.

        3.17    Minute Books.    Since January 1, 2001, the minute books, including any attachments thereto, of Seller and the Seller Subsidiaries contain complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

        3.18    Affiliate Transactions.    Except as disclosed in Seller Disclosure Schedule 3.18 or in Seller's proxy statements, and except as specifically contemplated by this Agreement, since January 1, 2001, neither Seller nor any of the Seller Subsidiaries has engaged in or agreed to engage in (whether in writing or orally) any transaction with any "affiliated person" or "affiliate" of Seller Bank, as such terms are defined in 12 C.F.R. Section 561.5 and 12 C.F.R. Section 563.41, respectively.

        3.19    Internal Controls.    Seller and the Seller Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Seller and the Seller Subsidiaries have devised and maintained a system of disclosure controls and procedures sufficient to assure that information required to be disclosed by Seller in the reports that it files or submits under the 1934 Act is accumulated and communicated to Seller's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

        3.20    Risk Management Instruments.    All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements (collectively, the "Risk Management Instruments"), whether entered into for Seller's own account, or for the account of one or more of the Seller Subsidiaries or its customers, were entered into (i) in the opinion of Seller's management, in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of the Risk Management Instruments constitutes the valid and legally binding obligation of Seller or one of the Seller Subsidiaries, enforceable in accordance with the terms of such Risk Management Instrument (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including specific performance) is within the discretion of the appropriate court), and is in full force and effect. Seller and each of the Seller Subsidiaries have duly performed all of their material obligations under each Risk Management Instrument to the extent such obligations to perform have accrued; and, there are no breaches, violations or defaults, or allegations or assertions of any breaches, violations or defaults, by Seller under any such Risk Management Instrument.

        3.21    Fairness Opinion.    As of the date of this Agreement, Seller has received the written opinion, dated the date of this Agreement, of its financial advisor, U.S. Bancorp Piper Jaffray, to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of Seller Common Stock. Seller has provided a copy of such opinion to Acquiror, and such opinion has not been withdrawn or revoked or otherwise modified in any material respect.

        3.22    Broker Fees.    Except as set forth in Seller Disclosure Schedule 3.22, none of Seller, the Seller Subsidiaries or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

        3.23    Loans.    Each loan reflected as an asset of Seller and the Seller Subsidiaries in the unaudited consolidated balance sheet of Seller of September 30, 2003, or acquired since that date, is, to the Knowledge of Seller, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to Seller.

        3.24    Investments.    Except for securities pledged for interest rate swap, cap and floor contracts or pledged to secure public trust funds and except as set forth on Seller Disclosure Schedule 3.24, none of the investments reflected in the unaudited consolidated balance sheet of Seller as of September 30, 2003 under the heading "Investment Securities," and none of the investments by Seller and the Seller Subsidiaries since September 30, 2003, and none of the assets reflected in the unaudited consolidated balance sheet of Seller as of September 30, 2003 or in any unaudited consolidated balance sheet of Seller furnished to Acquiror after September 30, 2003 under the heading "Cash and Due From Banks" is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Seller or the Seller Subsidiaries freely to dispose of such investment at any time. Except as set forth in Seller Disclosure Schedule 3.24, with respect to all repurchase agreements of which Seller or the Seller Subsidiaries is a party, Seller or the Seller Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equaled or exceeded the amount of the debt secured by such collateral under such agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

        Acquiror makes the representations and warranties contained in this Article IV, except as set forth in the disclosure schedule attached hereto as Exhibit C (the "Acquiror Disclosure Schedule"). The

Acquiror Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosures in any section of the Acquiror Disclosure Schedule shall be deemed to be a disclosure with respect to another section of this Article IV if the fact or circumstance disclosed may reasonably be deemed pertinent to such section. Disclosure in any section of the Acquiror Disclosure Schedule shall be effectively made whether or not expressly excepted in the corresponding section of this Agreement. The following statements are made as of the date of this Agreement. The Acquiror Disclosure Schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article IV or to one or more of Acquiror's covenants contained in Article V; provided, however, that (a) no such item is required to be set forth in the Acquiror Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect, and (b) the mere inclusion of an item in the Acquiror Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Acquiror that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Acquiror Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Change or Effect. The phrase "delivered to Seller" or "made available to Seller" or any phrase of similar import means that Acquiror has delivered, provided access to or made certain items available for review and copying to Seller or its counsel. For purposes of this Agreement, the phrase "to the Knowledge of Acquiror" or any phrase of similar import shall be deemed to refer to the actual knowledge of senior vice president level and above of Acquiror as of the date hereof.

        4.1    Corporate Organization.    Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. Acquiror has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of Acquiror and Merger Sub to perform their obligations hereunder. Acquiror is registered as a bank holding company under the Bank Holding Act of 1956, as amended. Acquiror Disclosure Schedule 4.1 sets forth true and complete copies of the Certificate of Incorporation and Bylaws of Acquiror and Merger Sub as in effect on the date hereof.

        4.2    No Activities.    Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub does not have any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) and has not engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

        4.3    Authority; No Violation.

        (a)    Acquiror and Merger Sub have full corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the unanimous vote of the Board of Directors of Acquiror and by the written consent of the Board of Directors of Merger Sub and by Acquiror as the sole stockholder of Merger Sub. No other corporate proceedings on the part of Acquiror or Merger Sub are necessary to consummate the transactions so contemplated. Subject to receipt of the regulatory and other approvals described in this Agreement, this Agreement and the Plan of Merger have been duly and validly executed and delivered by Acquiror and Merger Sub and constitute valid and binding obligations of Acquiror and Merger Sub, respectively, enforceable against each of them in accordance with and subject to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including specific performance) is within the discretion of the appropriate court.

        (b)    None of the execution and delivery of this Agreement and the Plan of Merger by Acquiror and Merger Sub, nor the consummation by Acquiror and Merger Sub of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by Acquiror and Merger Sub with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of Acquiror or any of the significant subsidiaries of Acquiror (as defined in Rule 1-02(w) of Regulation S-X) (the "Acquiror Subsidiaries"), (ii) assuming that the consents and approvals set forth below are duly obtained, violate any material provision of any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Acquiror or any of the Acquiror Subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any material provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, require the payment of any termination or like fee, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Acquiror or any of the Acquiror Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Acquiror or any of the Acquiror Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected. Except for consents and approvals of or filings or registrations with or notices to the Commission, the Secretary of State of the State of Texas, the FDIC, the TSLD, the OTS, the Federal Reserve Board and the Comptroller of the Currency, no consents or approvals of or filings or registrations with or notices to any Governmental Entity or non-governmental third party are required on behalf of Acquiror in connection with (a) the execution and delivery of this Agreement and the Plan of Merger by Acquiror and Merger Sub and (b) the consummation by Acquiror and Merger Sub of the transactions contemplated hereby and by the Plan of Merger.

        4.4    Financial Statements.

        (a)    Acquiror has previously delivered to Seller copies of the consolidated balance sheets of Acquiror as of December 31, 2002, 2001 and 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000, in each case accompanied by the audit reports of Ernst and Young, L.L.P. independent public accountants, as well as the unaudited consolidated balance sheet of Acquiror as of September 30, 2003 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three and nine months ended September 30, 2003 and 2002. The consolidated balance sheets of Acquiror referred to herein (including the related notes, where applicable), fairly present, as the case may be, the consolidated financial condition of Acquiror as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of Acquiror for the respective periods or as of the respective dates set forth therein (it being understood that Acquiror's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which were, at the time, in the opinion of Acquiror, necessary for a fair presentation of such financial statements).

        (b)    Each of the financial statements referred to in this Section 4.4 (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved. The books and records of Acquiror and the Acquiror Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

        (c)    Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of Section 4.4(a) or the notes thereto or liabilities incurred since September 30, 2003 in the ordinary course of business and consistent with past practice, none of Acquiror or any of the Acquiror Subsidiaries has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Acquiror and the Acquiror Subsidiaries taken as a whole.

        4.5    Absence of Certain Changes or Events.    Except as set forth in Acquiror Disclosure Schedule 4.5, there has not been any material adverse change in the business, operations, assets or financial condition of Acquiror and the Acquiror Subsidiaries taken as a whole since September 30, 2003 other than: (i) any change in banking or similar laws, rules or regulations of general applicability to banks, savings institutions or their holding companies or interpretations thereof by Governmental Entities; (ii) changes in GAAP that are generally applicable to the banking or savings industries; and (iii) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

        4.6    Securities Documents and Regulatory Reports.    Acquiror has previously delivered or made available to Seller a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the 1933 Act or the 1934 Act, or mailed by Acquiror to its stockholders as a class since January 1, 2001, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules, and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date filed publicly or provided to Seller prior to the date hereof shall be deemed to modify information as of an earlier date. Acquiror and each of the Acquiror Subsidiaries has duly filed with the Federal Reserve Board, the Office of the Comptroller of the Currency and the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Acquiror has delivered or made available to Seller accurate and complete copies of such reports. Acquiror Disclosure Schedule 4.6 lists all examinations of Acquiror or of the Acquiror Subsidiaries conducted by the applicable bank regulatory authorities since January 1, 2001 and the dates of any responses thereto submitted by Acquiror. In connection with the most recent examinations of Acquiror or the Acquiror Subsidiaries by the applicable bank regulatory authorities, neither Acquiror nor any Acquiror Subsidiary was required to correct or change any action, procedure or proceeding which Acquiror or such Acquiror Subsidiary believes has not been now corrected or changed as required.

        4.7    Acquiror Information.    None of the information relating to Acquiror and the Acquiror Subsidiaries to be provided by Acquiror or the Acquiror Subsidiaries for use in the Proxy Statement will, as of the date such Proxy Statement is mailed to the stockholders of Seller and up to and including the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

        4.8    Compliance with Applicable Law.

        (a)    Acquiror and each of the Acquiror Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all material filings, applications and registrations with Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the Knowledge of Acquiror, no suspension or cancellation of any of the same is threatened.

        (b)    Except as set forth in Acquiror Disclosure Schedule 4.8(b), neither Acquiror nor any of the Acquiror Subsidiaries is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or is in violation of any material provision of any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity, or in default with respect to any order, writ, injunction or decree of any court in any material respect, or in default under any order, license, regulation or demand of any Governmental Entity in any material respects; and neither Acquiror nor any of the Acquiror Subsidiaries has received any written notice from any Governmental Entity asserting that Acquiror or any Acquiror Subsidiary is in violation of any of the foregoing which could have a Material Adverse Effect. Neither Acquiror nor any Acquiror Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks issued by Governmental Entities), and none of them has received any written communication requesting that they enter into any of the foregoing.

        4.9    Capital; Availability of Funds.    On the date hereof, Hibernia National Bank, the financial institution subsidiary of Acquiror ("Acquiror Bank") is, and on the Closing Date, the Acquiror Bank will be, "adequately capitalized" as such term is defined in the rules and regulations promulgated by the Office of the Comptroller of the Currency, and on the date hereof, Acquiror is, and at the Effective Time, Acquiror will be, "adequately capitalized" as such term is defined in the rules and regulations promulgated by the Federal Reserve Board. Acquiror will have available to it on and as of the date set forth in Section 2.2(a), sources of capital and financing sufficient to pay the aggregate Merger Consideration and Option Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

        4.10    Broker Fees.    Except as set forth in Acquiror Disclosure Schedule 4.10, neither Acquiror nor Merger Sub nor any of their respective directors or officers has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS OF THE PARTIES

        5.1    Conduct of the Business of Seller.    During the period from the date hereof to the Effective Time, Seller shall, and shall cause the Seller Subsidiaries to, conduct its and their businesses only in the ordinary course and consistent with past practice and prudent banking practice or as required hereunder, except with the prior written consent of Acquiror, which consent shall not be unreasonably withheld, conditioned or delayed. Seller shall use its best efforts to (i) preserve its business organization and that of the Seller Subsidiaries intact, (ii) keep available to itself and Acquiror the present services of the employees of Seller and the Seller Subsidiaries, and (iii) preserve for itself and Acquiror the goodwill of customers and other third parties with whom business relationships exist.

        5.2    Negative Covenants of Seller.    Seller agrees that from the date hereof to the Effective Time, except as otherwise approved by Acquiror in writing or as permitted or required by this Agreement, Seller will not, nor will Seller permit the Seller Subsidiaries to, without the prior written consent of Acquiror, which, shall not be unreasonably withheld, conditioned or delayed:

          (i)    change any provision of the Articles of Incorporation or other governing instrument or Bylaws of Seller or the Seller Subsidiaries;

          (ii)    except for the issuance of the Seller Common Stock pursuant to the present terms of the Outstanding Seller Stock Options, change the number of shares of its authorized or issued capital stock or issue or grant any shares of its capital stock or any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of Seller or the Seller Subsidiaries, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

          (iii)    declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Seller or the Seller Subsidiaries, other than: (A) dividends by any Seller Subsidiary to Seller or a wholly owned Seller Subsidiary; (B) regular quarterly cash dividends on outstanding shares of the Seller Common Stock at a rate not in excess of $.15 per share per quarter, on substantially the same record and payment date schedules as have been utilized in the past; and (C) dividends on the Trust Preferred Securities of Coastal Capital Trust I and II as required thereby;

          (iv)    grant any severance or termination pay (other than pursuant to binding contracts of Seller in effect on the date hereof and disclosed to Acquiror on Seller Disclosure Schedule 3.13(a)), to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers, employees or consultants; or award any increase in compensation or benefits to its directors, officers, employees or consultants, except, in the case of non-officer employees, such as may be granted in the ordinary course of business and consistent with past practices and policies, in consultation with Acquiror, not to exceed an aggregate of 4% of the current salaries of such employees (it being understood that no consent of Acquiror shall be required for such permitted increases);

          (v)    enter into or modify any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers, employees or consultants other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any tax-qualified plan; or make any contributions or any other defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice and the plan terms;

          (vi)    sell or dispose of any assets or knowingly incur any liabilities other than in the ordinary course of business consistent with past practices and policies, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

          (vii)    make any capital expenditures in excess of $500,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in Seller Disclosure Schedule 5.2(vii);

          (viii)    file any applications or make any contract with respect to branching or site location or relocation;

          (ix)    make any material change in its accounting methods or practices, other than changes required by GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

          (x)    change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable laws or regulation;

          (xi)    make, change or revoke any material Tax election, amend any material Return or settle or compromise any material liability for Taxes;

          (xii)    engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in Section 3.18 hereof except that the purchase of directors' and officers' liability insurance as set forth in Seller Disclosure Schedule 5.13(c) shall be expressly permitted under this Agreement;

          (xiii)    enter into any leveraged arbitrage programs, any futures contract, option or other agreement, or take any action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

          (xiv)    originate or acquire any loans or other extensions of credit except for originations (A) in accordance with existing Seller lending policies and (B) any lending commitments outstanding on the date hereof;

          (xv)    knowingly take any action or knowingly fail to take any action that would reasonably be expected to adversely affect or delay the ability of Acquiror or Seller to perform its covenants and agreements on a reasonably timely basis under this Agreement or to consummate the transactions contemplated under this Agreement;

          (xvi)    knowingly take any action or knowingly fail to take any action that would reasonably be expected to result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time;

          (xvii)    knowingly take any action which would be reasonably expected to adversely affect or delay the ability of the Acquiror or Seller to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any condition or restriction that would materially impair the value of the transaction to Acquiror;

          (xviii)    merge with any other corporation or bank or permit any other corporation or bank to merge into it or consolidate with any corporation or bank;

          (xix)    knowingly fail to comply with any laws, regulations, ordinances or governmental actions applicable to it or the Seller Subsidiaries and to the conduct of the business of the Seller and the Seller Subsidiaries; or

          (xx)    agree to do any of the foregoing.

        5.3    No Solicitation.

        (a)    Neither Seller nor the Seller Subsidiaries shall, nor shall Seller or the Seller Subsidiaries authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of Seller or the Seller Subsidiaries to, directly or indirectly, solicit, initiate, encourage (including by way of furnishing information) or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Acquiror) with respect to, or the making, submission or announcement of, any proposal that constitutes, an Acquisition Transaction (as defined below); provided, however, that nothing contained in this Agreement shall prevent Seller or the Board of Directors of Seller prior to receipt of approval by the stockholders of Seller of this Agreement and the Plan of Merger from (i) providing information in response to a request therefor by a person who has made an unsolicited bona fide written proposal to engage in an Acquisition Transaction (an "Acquisition Proposal") if the Board of Directors of Seller receives from the person so requesting such information an executed confidentiality agreement the terms of which are substantially similar to those of the confidentiality agreement entered into by Seller and Acquiror dated October 10, 2003; (ii) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal; (iii) failing to recommend or withdrawing its recommendation of this Agreement to its stockholders and/or failing to hold the Special Meeting (as defined in Section 5.8) to consider this Agreement, or (iv) recommending such an Acquisition Proposal to the stockholders of Seller, if and only to the extent that, in each such case referred to in clause (i), (ii), (iii) or (iv) above, (A) Seller's Board of Directors determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (B) Seller's Board of Directors determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to Seller's stockholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by Seller in compliance with this Section 5.3 and which meets the requirements set forth in clauses (A) and (B) of the preceding sentence is herein referred to as a "Superior Proposal." Seller will communicate to Acquiror in writing (the "Notice") as promptly as practicable (and in no event more than 48 hours after receipt) the terms of any proposal which it may receive in respect of any Acquisition Transaction (including amendments thereto) and shall provide Acquiror with copies of (x) all such written inquiries or proposals and (y) an accurate and complete written synopsis of all such oral inquiries or proposals. For purposes of this Agreement, "Acquisition Transaction" means any offer or proposal by a person or entity other than Acquiror for (i) a merger, tender offer, recapitalization, or consolidation, or any similar transaction, involving the Seller or any significant Seller Subsidiary, (ii) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets of the Seller or deposits of the Seller Bank, (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) of securities representing twenty percent or more of the voting power of the Seller, or (iv) any substantially similar transaction.

        (b)    During the 10 days immediately following the Acquiror's receipt of the Notice, Acquiror shall be entitled to match or better the terms of the Superior Proposal described in the Notice. If Acquiror advises Seller in writing during such 10 day period that it has elected to match or better the terms of the Superior Proposal, Seller and Acquiror within two days of such election by Acquiror, shall amend this Agreement and the Plan of Merger to reflect the matched or bettered terms of the Superior Proposal as proposed by Acquiror. Seller shall not terminate this Agreement, and Seller promptly shall notify the person that made or conveyed the Superior Proposal that Acquiror has matched or bettered the Superior Proposal and this Agreement has been amended to reflect the matched or bettered terms. From and after the date on which Acquiror executes an amendment which matches or betters the Superior Proposal, Seller shall, and shall cause the Seller's Subsidiaries to, immediately cease and cause to be terminated, and cause its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives to, immediately cease and caused to be terminated, all discussions and negotiations regarding the Superior Proposal with any person other than Acquiror. During the period commencing on the date that Seller determines that the Acquisition Proposal meets the requirements set forth in clauses (A) and (B) above and ending on the eleventh day after Acquiror's receipt of the Notice, Seller and the Seller's Subsidiaries shall not terminate this Agreement unless Seller receives written notice from Acquiror that it does not intend to exercise its right to match or better the Superior Proposal. If Acquiror does not notify Seller of its election by the eleventh day after Acquiror's receipt of the Notice, Seller may proceed with the Superior Proposal as provided in this Agreement.

        (c)    Except as expressly permitted by this Section 5.3 and Section 5.8, neither the Board of Directors of Seller nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Acquiror, the approval of the Agreement and the Plan of Merger or the Seller Recommendation (as defined in Section 5.8) or take any action or make any statement in connection with the Special Meeting inconsistent with such approval or the Seller Recommendation (collectively, a "Change in the Seller Recommendation"), (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause Seller to enter into any binding letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Seller Acquisition Agreement") related to any Acquisition Transaction. For purposes of this Agreement, a Change in the Seller Recommendation shall include any approval or recommendation (or public proposal to approve or recommend), by Seller's Board of an Acquisition Proposal, or any failure by Seller's Board to recommend against an Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of Seller, to the extent that it determines in good faith, after consultation with outside counsel, that the failure to terminate this Agreement in light of a Superior Proposal would constitute a breach of its fiduciary duties under applicable law, may terminate this Agreement in order to concurrently enter into a Seller Acquisition Agreement with respect to such Superior Proposal, but only at a time that is after the compliance by Seller with the terms of Sections 5.3(a), 5.3(b) and 7.4.(a)(ii).

        (d)    Upon the execution of this Agreement, Seller shall, and shall cause the Seller Subsidiaries to, immediately cease and cause to be terminated, and cause its officers, directors and employees, investment bankers, financial advisors, attorneys, accountants and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date hereof with any persons with respect to any Acquisition Proposal and, upon request by Acquiror, shall request the return and destruction of all confidential information provided to any such person.

        5.4    Negative Covenants of Acquiror.    Except as expressly provided in this Agreement, or as set forth in Acquiror Disclosure Schedule 5.4, during the period from the date of this Agreement to the Effective Time, Acquiror shall not, and shall cause each Acquiror Subsidiary not to, (i) other than in connection with this Agreement, and except as would not have a Material Adverse Effect on the ability of Acquiror and Merger Sub to perform their obligations hereunder, fail to conduct its business consistent with prudent banking practice; (ii) knowingly take any action which would be reasonably expected to adversely affect or delay the ability of Acquiror, Merger Sub or Seller to perform their respective covenants and agreements on a timely basis under this Agreement or to consummate the transactions contemplated by this Agreement, (iii) knowingly take any action or knowingly fail to take any action that would reasonably be expected to result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time, (iv) knowingly take any action which would be reasonably expected to adversely affect or delay the ability of the Acquiror, Merger Sub or Seller to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any condition or restriction that would materially impair the value of the transaction to Acquiror, or (v) agree to do any of the foregoing.

        5.5    Current Information.    During the period from the date hereof to the Effective Time, Seller will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Acquiror regarding its business, operations, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last quarter of such party's fiscal year) ending after the date of this Agreement, Seller will deliver to Acquiror its Quarterly Report on Form 10-Q under the 1934 Act, and, as soon as reasonably available, but in no event more than 75 days after the end of each fiscal year, and will deliver to Acquiror its Annual Report on Form 10-K. Within 30 days after the end of each fiscal quarter, Seller shall provide

Acquiror with a copy of the Thrift Financial Report or FDIC Call Report filed with the OTS or the FDIC, respectively.

        5.6    Access to Properties and Records; Confidentiality.

        (a)    Seller shall permit Acquiror and its representatives reasonable access to its properties and those of the Seller Subsidiaries, and shall disclose and make available to Acquiror all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Seller and the Seller Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than any minutes relating to a Superior Proposal) and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files (except as necessary to preserve attorney-client privilege), plans affecting employees, and any other business activities in which Acquiror may have an interest. Neither Seller nor the Seller Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. Seller will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Seller and the Seller Subsidiaries shall make their respective senior vice president level officers and above available to confer with Acquiror and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations. Acquiror shall provide to Seller and its representatives to the extent necessary and customary in connection with the transactions of the type contemplated hereby reasonable access to Acquiror's information with respect to Acquiror's ability to perform its obligations hereunder.

        (b)    All information furnished previously by Acquiror or Seller in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best efforts to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligations of Acquiror and Seller to keep such information confidential shall continue for two years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) was already in the possession of the party receiving the information prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not known by the receiving party to be bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

        (c)    Notwithstanding anything contained herein to the contrary, each party is permitted to disclose the tax treatment and tax structure of the transactions contemplated hereby at any time on or after the earliest to occur of (i) the date of public announcement of discussions relating to the transactions contemplated hereby, (ii) the date of public announcement of the transactions contemplated hereby and (iii) the date of execution of this Agreement (it being understood by the parties that a "public announcement" shall mean a public announcement permitted by this Agreement (or otherwise permitted by agreement of the parties) as distinguished from a third party announcement or a leak). This Agreement shall not be construed to limit in any way either party's ability to consult any tax advisor regarding the tax treatment or tax structure of the Merger. These provisions are meant to be interpreted so as to prevent the Merger from being treated as offered under "conditions of confidentiality" within the meaning of the Code and the Treasury Regulations thereunder.

        5.7    Regulatory Matters.

        (a)    The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation to effect all necessary filings within sixty (60) days following the date of this Agreement, provided however, that Seller shall file its Proxy Statement in order to hold the Special Meeting (as defined in Section 5.8) on a date which is consistent with its past practice for its annual meeting of stockholders but not later than April 30, 2004 and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement The parties shall each have the right to review in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or Governmental Entity in connection with the transactions contemplated by this Agreement.

        (b)    Each of the parties will furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them, or any of their respective subsidiaries, to any Governmental Entity in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

        (c)    Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

        5.8    Approval of Stockholders.    Seller will, subject to the provisions of Section 5.3 and this Section 5.8, (i) take all steps (including the preparation of the Proxy Statement in accordance with all applicable requirements and having the Proxy Statement cleared by the Commission and mailed to its stockholders) necessary to duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments, the "Special Meeting") on or before April 30, 2004 for the purposes of securing the approval of such stockholders of this Agreement and the Plan of Merger, (ii) recommend to its stockholders the approval of this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby (the "Seller Recommendation"), and (iii) use its reasonable best efforts to obtain, as promptly as practicable, such approval, provided however, that the Board of Directors of Seller may fail to hold such Special Meeting, fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined in good faith that the holding of such Special Meeting, the making of such recommendation or the failure to withdraw, modify or change such recommendation, as a result of an Acquisition Proposal that has not been withdrawn, would constitute a breach of the fiduciary duties of such directors under applicable law. Seller and Acquiror will reasonably cooperate in the preparation of the Proxy Statement.

        5.9    Further Assurances.    Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger.

        5.10    Disclosure Supplements.    From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby; provided however that the inclusion of any information in any such amendment or supplement not included in the original Disclosure Schedules shall not limit or impair any right which a party may have to terminate this Agreement pursuant to Section 7.1(d) due to the failure to satisfy the conditions set forth in Section 6.2(a) or Section 6.3(a), as the case may be.

        5.11    Public Announcements.    Prior to the Effective Time, the parties hereto shall approve in advance the substance, and cooperate with each other in the development and distribution, of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

        5.12    Failure to Fulfill Conditions.    In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to July 9, 2004 and that it will not waive that condition, it will promptly notify the other party. Acquiror and Seller will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of such Merger or the other transactions contemplated hereby.

        5.13    Certain Post-Merger Agreements.

        The parties hereto agree to the following arrangements following the Effective Time:

        (a)    Employee Benefit Plans.

            (1)    Subject to the provisions of this Section 5.13, all employees of Seller or Seller Subsidiaries immediately prior to the Effective Time who become employed by Acquiror or any subsidiary or affiliate thereof (as the case may be, "Employer") immediately following the Effective Time ("Transferred Employees") will be covered by the Employer employee benefit plans on substantially the same basis as other employees of Employer performing services primarily on behalf of Employer ("Acquiror Employees") in a comparable position. Notwithstanding the foregoing, Employer may determine to continue any of the Seller benefit plans for Transferred Employees in lieu of offering participation in the Employer benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate or amend any of Seller's benefit plans, or to merge any such benefit plans with the Employer benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to other such Acquiror Employees generally. Except as specifically provided in this Section 5.13 and as otherwise prohibited by law, Transferred Employees' service with Seller or Seller Subsidiaries shall be recognized as service with the Employer for purposes of eligibility to participate, vesting, if applicable, benefit accrual (but not for accrual of pension benefits) and the determination of the level of benefits under the Employer benefit plans, policies or arrangements (including but not limited to vacation, sick and other leave policies) subject to applicable break-in-service rules (provided that the foregoing shall not apply to the extent that it would result in duplication of benefits). Acquiror agrees that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Seller or Seller Subsidiaries on the Effective Time and who then change coverage to the Employer medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll. Notwithstanding anything herein to the contrary, after the Effective Time, nothing herein shall restrict the ability of the Surviving Corporation, or Employer, to amend or terminate such Seller Plans in accordance with their terms, provided that such amendment or termination affects all covered employees equally.

            (2)    As of the Effective Time, Acquiror shall assume and honor and shall cause the appropriate Employer to assume and honor in accordance with their terms the Executive Severance Agreements existing immediately prior to the Effective Time which are between Seller or any of its Subsidiaries and any officer or employee thereof and which have been disclosed in Seller Disclosure Schedule 5.13(a)(2)(A). As of the Effective Time, Acquiror shall honor and promptly pay, when due, after the Effective Time, all accrued but unpaid expenses relating to the compensation agreements, plans and arrangements existing immediately prior to the Effective Time which are between Seller or any of its Subsidiaries and any officer or employee thereof and which have been disclosed in Seller Disclosure Schedule 5.13(a)(2)(B). Seller shall pay when due all accrued expenses relating to such plans, agreements and arrangements to the extent calculable up to but not including the Effective Date.

            (3)    On the Closing Date, Seller shall terminate all deferred compensation plans, policies and agreements with directors or Employees, and shall distribute all amounts thereunder in a manner consistent with the terms of such agreements, including all severance agreements.

        (b)    Indemnification.    Acquiror shall indemnify and hold harmless each person identified on Seller Disclosure Schedule 5.13(b) who, after the date hereof, executes a Joinder Agreement substantially in the form of Exhibit D and their heirs, personal representatives and estates (the "Indemnified Parties") against, and shall promptly upon request advance or reimburse, any and all costs or expenses (including reasonable attorneys' fees), judgments, interest, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Costs") as they are incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, arbitrative or investigative ("Proceeding") whether or not the Indemnified Party is a party to such Proceeding, arising in whole or in part out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated hereby), whether threatened, asserted or claimed prior to, at or after the Effective Time (collectively, "Claims"), to the fullest extent to which such Indemnified Parties were entitled under applicable state law, the Articles of Incorporation and Bylaws of Seller or applicable Seller Subsidiary as in effect on the date hereof. This indemnity shall be provided for six years following the Effective Time, or if there shall be any proceeding pending or threatened on the sixth anniversary of the Effective Time, such indemnity shall continue in full force and effect until such pending or threatened Proceeding is finally resolved. The indemnification provided for in this Section 5.13(b) is subject to the limitation, if any, in Section 5.13(c). If there shall be any conflict in the terms of this Agreement and the Joinder Agreement, this Agreement shall govern.

        (c)    Insurance.    Seller shall cause the persons serving as officers and directors of Seller and Seller Subsidiaries listed on Seller Disclosure Schedule 5.13(c)(1) immediately prior to the Effective Time to be covered no later than December 5, 2003 and for a period of six years after the Effective Time by the directors' and officers' liability insurance policy currently maintained by Seller and/or any Seller Subsidiary and/or a policy to be acquired by Seller after the date hereof described in Seller Disclosure Schedule 5.13(c)(2) in any event for coverage of $20 million ($20,000,000) with respect to acts or omissions (including the transactions contemplated hereby) occurring prior to or at the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that if any such policy is cancelled on or before the Effective Time, and not replaced by Seller with a comparable policy from a company reasonably acceptable to Acquiror, or is not obtained by December 5, 2003, the indemnification provided for in Section 5.13(b) shall not exceed, as to all Indemnified Parties as a group, $16 million ($16,000,000); provided, further, however, that should such coverage be cancelled or otherwise unavailable after the Effective Time, there shall be no limit on the indemnification to be provided hereunder. Acquiror shall use commercially reasonable efforts to maintain such policy or policies in full force and effect for a period of six years after the Effective Time. Seller shall use its best efforts to obtain such insurance policy or policies by the date hereof.

        (d)    In the event that Acquiror or any of its respective successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any entity, then, and in each such case, the surviving or purchasing entity and the successors and assigns of such entity shall assume the obligations set forth in Sections 5.13(b) and (c), which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Indemnified Parties and the persons listed on Seller Disclosure Schedule 5.13(c), respectively, and shall survive the Closing of this Agreement.

        5.14    Takeover Laws; No Rights Triggered.    If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby, each of Seller and Acquiror and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary (other than any action requiring the approval of its stockholders other than as contemplated by Section 5.8) so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement.

        5.15    Adoption of Accounting Policies.    As soon as practicable after the satisfaction or waiver of all conditions to the Closing set forth in Article VI of this Agreement and at such time as consummation of the transactions contemplated by this Agreement seems, in the judgment of Seller, reasonably assured and in any event prior to the Effective Time (unless this Agreement is terminated pursuant to Article VII hereof), Seller shall, and it shall cause the Seller Subsidiaries to, discuss with Acquiror adoption prior to the Effective Time of all Acquiror accounting procedures and policies (including without limitation those policies pertaining to charge-off and non-accrual assets) and shall adopt such accounting procedures and policies to the extent appropriate which adoption shall only become effective at the Effective Time; provided, however, that any adoption shall be at the sole discretion of Seller and no such action taken by Seller or the Seller Subsidiaries at the request of Acquiror pursuant to this Section shall be deemed to be, or deemed to cause, a breach of any representation or warranty made by the Seller herein.

        5.16    Certain Agreements.    As promptly as practicable after the date hereof (but not later than December 5, 2003), each director of Seller who is not an employee of Seller shall have executed a Lock-Up and Non-Competition Agreement mutually agreeable to Acquiror and Seller and each executive officer of Seller and the Seller Subsidiaries designated by Acquiror shall have executed a Lock-Up and Non-Competition Agreement mutually agreeable to Acquiror and Seller.

ARTICLE VI

CLOSING CONDITIONS

        6.1    Conditions to the Parties' Obligations under this Agreement.    The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a)    All necessary regulatory or governmental approvals and consents required to complete the Merger shall have been obtained, all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied and all waiting periods in respect thereof shall have expired; and all notices, reports and other filings required to be made with any Governmental Entity in connection with the Merger prior to the Effective Time by Acquiror or Seller or any of their respective Subsidiaries shall have been made and become final.

          (b)    This Agreement and the Plan of Merger shall have been duly adopted and approved by the requisite votes of the stockholders of Seller.

          (c)    None of Seller, Seller Bank, Acquiror or Acquiror Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or the other transactions contemplated hereby.

          (d)    All consents or approvals of all persons (other than Governmental Entities) required for consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller or Acquiror.

        6.2    Conditions to the Obligations of Acquiror and Merger Sub under this Agreement.    The obligations of Acquiror and Merger Sub under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Acquiror (on behalf of itself and Merger Sub) to the extent permitted by law:

          (a)    (i) Each of the obligations of Seller required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and (ii) the representations and warranties of Seller contained in this Agreement shall have been true and correct in all respects (read without regard to any qualifications regarding materiality and without regard to any supplement to the Seller Disclosure Schedule delivered to Acquiror after the date hereof) as of the date hereof and as of the Effective Time as though made at and as of the Effective Time (except that any representation or warranty which specifically relates to an earlier date shall be true and correct as of such date) (provided that no representation or warranty of Seller (other than the representations and warranties in Sections 3.1(a), 3.2, 3.3 and 3.21, which shall be true and accurate in all material respects) shall be deemed untrue or incorrect, and Seller shall not be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty contained herein, has had or is reasonably likely to have a Material Adverse Effect) and Acquiror shall have received a certificate to that effect signed by the an authorized officer of Seller.

          (b)    All permits, consents, waivers, clearances, approvals and authorizations of all Governmental Entities or third parties which are necessary in connection with the consummation of the Merger shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any terms or conditions which would materially impair the value of Seller to Acquiror.

          (c)    Holders of the Seller Common Stock who dissent from the Merger pursuant to Part 5 of the TBCA by meeting the requirements set forth in therein shall not hold more than 15% of the Seller Common Stock immediately prior to the Effective Time.

        6.3    Conditions to the Obligations of Seller under this Agreement.    The obligations of Seller under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Seller to the extent permitted by law:

        (a)    (i) Each of the obligations of Acquiror and Merger Sub required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and (ii) the representations and warranties of Acquiror and Merger Sub contained in this Agreement shall have been true and correct in all respects (read without regard to any qualifications regarding materiality and without regard to any supplement to the Acquiror Disclosure Schedule delivered to Seller after the date hereof) as of the date hereof and as of the Effective Time as though made at and as of the Effective Time (except that any representation or warranty which specifically relates to an earlier date shall be true and correct as of such date)

(provided that no representation or warranty of Acquiror shall be deemed untrue or incorrect, and Acquiror shall not be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty contained herein, has had or is reasonably likely to have a Material Adverse Effect), and Seller shall have received a certificate to that effect signed by an authorized officer of Acquiror.

        (b)    All permits, consents, waivers, clearances, approvals and authorizations of all Governmental Entities or third parties which are necessary in connection with the consummation of the Merger shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall adversely affect the Merger Consideration or the Option Consideration.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER, ETC.

        7.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Plan of Merger by the stockholders of Seller:

          (a)    by mutual written consent of the parties hereto;

          (b)    by Acquiror (on behalf of itself and Merger Sub) or Seller (i) if the Effective Time shall not have occurred on or prior to July 9, 2004, or (ii) if a vote of the stockholders of Seller is taken and such stockholders fail to approve this Agreement and the Plan of Merger at the Special Meeting; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time or such vote, as the case may be;

          (c)    by Acquiror (on behalf of itself and Merger Sub) or Seller upon written notice to the other (i) 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable Governmental Entity, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied provided, however, that no party hereto shall have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; and in each case the time period for appeals and requests for reconsideration has run; or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement;

          (d)    by Acquiror (on behalf of itself and Merger Sub) in writing if Seller has, or by Seller in writing if Acquiror has, breached (i) any covenant or undertaking contained herein, or (ii) any representation or warranty contained herein, which breach would result in the failure to satisfy the closing condition set forth in Section 6.2(a) or 6.3(a), as the case may be, and such breach cannot be or has not been cured within 30 days after the giving of written notice of such breach to the non-terminating party;

          (e)    by Seller in accordance with the terms and conditions set forth in Section 5.3(c);

          (f)    by Acquiror (on behalf of itself and Merger Sub), if (i) Seller shall have failed to make the Seller Recommendation in the Proxy Statement, (ii) Seller shall have effected a Change in the Seller Recommendation, (iii) Seller shall have breached its obligations under this Agreement by reason of a failure to call or convene the Special Meeting in accordance with Section 5.8(a), or (iv) Seller shall have approved or recommended, or proposed publicly to approve or recommend, any Acquisition Transaction; or

          (g)    by Acquiror, if holders of more than 15% of Seller Common Stock exercise their statutory rights to dissent and appraisal pursuant to Part 5 of the TBCA.

        7.2    Effect of Termination.    In the event of termination of this Agreement by either Acquiror or Seller as provided above, this Agreement shall forthwith become void (other than Sections 5.6(b), this Section 7.2, Section 7.4 and Article VIII hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 5.6(b), 7.4 and 8.1 hereof.

        7.3    Amendment, Extension and Waiver.    Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of Seller, the parties may (a) amend this Agreement and the Plan of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein (other than required stockholder and regulatory approvals); provided, however, that after any approval of the Merger by the stockholders of Seller, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement or the Plan of Merger which (i) modifies either the amount or the form of the Merger Consideration to be delivered to stockholders of Seller, or (ii) is reasonably likely to materially delay or jeopardize receipt of any required regulatory approvals or materially impair or prevent the satisfaction of any other condition to the obligations of Acquiror or Seller set forth in Sections 6.1, 6.2 and 6.3 hereof or may materially delay the Effective Time. This Agreement and the Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and which has been authorized by or under the direction of its Board of Directors, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        7.4    Termination Fees.

        (a)    (i) In the event that (A) a Pre-Termination Takeover Proposal Event (as defined in subsection (iii) below) shall occur after the date of this Agreement and thereafter this Agreement is terminated by either Acquiror or Seller pursuant to Section 7.1(b)(ii) or by Acquiror pursuant to Section 7.1(d) as a result of a willful breach by Seller and (B) prior to the date that is twelve months after the date of such termination Seller enters into an agreement with respect to an Acquisition Proposal or an Acquisition proposal is consummated (it being understood that in the event the Board of Directors of Seller recommends the acceptance by stockholders of Seller of a tender offer with respect to an Acquisition Proposal, such recommendation shall be treated as though an Agreement with respect to an Acquisition Proposal has been entered into on such date) then Seller shall, not later than the date on which Seller enters into an agreement with respect to an Acquisition Proposal (or if no agreement is entered into, on the date such transaction is consummated) pay Acquiror a fee equal to three percent (3.0%) of the sum of the aggregate Merger Consideration and aggregate Option Consideration provided for in this Agreement ("Transaction Value") by wire transfer of same day funds.

                 (ii) In the event that this Agreement is terminated by Seller pursuant to Section 7.1(e) or by Acquiror pursuant to Section 7.1(f) then concurrently with such termination, Seller shall pay to

Acquiror a fee equal to three percent (3.0%) of the Transaction Value by wire transfer of same day funds, and such termination shall not be deemed effective hereunder until receipt by Acquiror of such fee.

                 (iii) For purposes of this Section 7.4(a), a "Pre-Termination Takeover Proposal Event" shall be deemed to occur if, prior to the event giving rise to the right to terminate this Agreement, an Acquisition Proposal shall have been made known to the senior management or board of directors of Seller or has been made directly to its stockholders generally or any person reasonably qualified to consummate an Acquisition Proposal shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and such Acquisition Proposal or public announcement shall not have been irrevocably withdrawn not less than five Business Days prior to the Special Meeting with respect to a termination pursuant to Section 7.1(b)(ii) or the date of termination with respect to a termination pursuant to Section 7.1(d). Seller acknowledges that the agreements contained in this Section 7.4(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Acquiror would not enter into this Agreement; accordingly, if Seller fails promptly to pay the amount due pursuant to this Section 7.4(a), and, in order to obtain such payment, Acquiror commences a suit which results in a judgment against Seller for the fee set forth in this Section 7.4(a), Seller shall pay to Acquiror its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit.

        (b)    In the event that this Agreement is terminated by Seller pursuant to Section 7.1(b)(i) due to Acquiror's failure to have available to it sources of capital and financing sufficient to pay, or Acquiror's failure to pay, the aggregate Merger Consideration and Option Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby, then Acquiror shall pay to Seller an amount equal to three percent (3.0%) of the Transaction Value. Such amount shall be paid concurrently with the termination as provided in the immediately preceding sentence by wire transfer of same day funds. Acquiror acknowledges that the agreements contained in this Section 7.4(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Seller would not enter into this Agreement; accordingly, if Acquiror fails promptly to pay the amount due pursuant to this Section 7.4(b), and, in order to obtain such payment, Seller commences a suit which results in a judgment against Acquiror for the fee set forth in this Section 7.4(b), Acquiror shall pay to Seller its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit.

        (c)    In the event that this Agreement is terminated by Seller or Acquiror, as the case may be, pursuant to Section 7.1(d) as a result of a willful breach by the other party, then concurrently with such termination, the breaching party shall pay to the non-breaching party a fee equal to $15 million ($15,000,000) by wire transfer of same day funds, and such termination shall not be deemed effective hereunder until receipt by the non-breaching party of such fee. The parties acknowledge that the agreements contained in this Section 7.4(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement; accordingly, if the breaching party fails promptly to pay the amount due pursuant to this Section 7.4(c), and, in order to obtain such payment, the non-breaching party commences a suit which results in a judgment against the breaching party for the fee set forth in this Section 7.4(c), the breaching party shall pay to the non-breaching party its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit.

ARTICLE VIII

MISCELLANEOUS

        8.1    Expenses.    Except as provided in Section 7.4, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting, investment banking and printing expenses) shall be borne by the party incurring such costs and expenses, provided that Acquiror and Seller shall each bear one-half of all costs of printing, mailing and filing the Proxy Statement and all filing and similar fees relating to the Merger.

        8.2    Survival.    The respective representations, warranties and covenants of the parties to this Agreement shall not survive (i) the Effective Time or (ii) the termination of this Agreement, but shall terminate as of the Effective Time or such termination, respectively, except for the provisions of (i) Article II, Section 5.13 and this Article VIII which shall survive the Effective Time, and (ii) Sections 5.6(b), 5.6(c), 7.4 and this Article VIII which shall survive such termination, respectively.

        8.3    Notices.    All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by facsimile addressed as follows:

        (a)    If to Acquiror or Merger Sub, to:

        Hibernia Corporation
        2nd Floor
        313 Carondelet Street
        New Orleans, Louisiana 70122
        Attention: Marsha M. Gassan
        Facsimile: (504) 533-2367

    Copy (which shall not constitute notice) to:

        Hibernia Corporation
        11th Floor
        225 Baronne Street
        New Orleans, Louisiana 70112
        Attention: Cathy E. Chessin
        Facsimile: (504) 533-5595

                and

        Phelps Dunbar, L.L.P.
        20th Floor
        365 Canal Street
        New Orleans, Louisiana 70130
        Attention: Mark A Fullmer, Esq.
        Facsimile: (504) 568-9130

        (b)    If to Seller, to:

        Coastal Bancorp, Inc.
        Coastal Banc Plaza
        5718 Westheimer
        Houston, Texas 77057
        Attn: Catherine N. Wylie
                 Senior Executive Vice President
        Facsimile: (713) 435-5106

        Copy (which shall not constitute notice) to:

        Elias, Matz, Tiernan and Herrick L.L.P.
        734 15th Street, N.W.
        Washington, D.C. 20005
        Attn: Jeffrey A. Koeppel, Esq. or
                 Kevin M. Houlihan, Esq.
        Facsimile: (202) 347-2172

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

        8.4    Parties in Interest.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided in Sections 5.13(a)(2), 5.13(a)(3), 5.13(b) and 5.13(c), that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

        8.5    Complete Agreement.    This Agreement and the Plan of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, including the confidentiality agreement by and between the parties dated as of October 10, 2003 contain the entire agreement and understanding of the parties with respect to the subject matter hereof and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

        8.6    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

        8.7    Governing Law.    This Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflicts of laws thereof.

        8.8    Interpretation.    When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        8.9    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

SIGNATURES APPEAR ON NEXT PAGE

IN WITNESS WHEREOF, Acquiror, Merger Sub and Seller have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

HIBERNIA CORPORATION
By:	/s/ J. HERBERT BOYDSTUN Name: J. Herbert Boydstun Title: Chief Executive Officer
HIBERNIA ACQUISITION CORPORATION
By:	/s/ J. HERBERT BOYDSTUN Name: J. Herbert Boydstun Title: Chief Executive Officer
COASTAL BANCORP, INC.
By:	/s/ MANUEL J. MEHOS Name: Manuel J. Mehos Title: Chief Executive Officer

INDEX OF DEFINED TERMS

Term	Defined in Section No.
Acquiror	First paragraph
Acquiror Bank	4.10
Acquiror Disclosure Schedule	First sentence Article IV
Acquiror Employees	5.13(a)
Acquiror Subsidiaries	4.3(b)
Acquisition Proposal	5.3(a)
Acquisition Transaction	5.3(a)
Agreement	First paragraph
Business Day	1.2
Change in Seller Recommendation	5.3(b)
Claims	5.13(b)
Closing	1.2
Closing Date	1.2
Code	2.2(c)
Commission	3.3(b)
Constituent Corporations	First Whereas paragraph
Costs	5.13(b)
Dissenting Stockholder	2.4
Effective Time	1.2
Environmental Law	3.15
Employees	3.8(a)
Employer	5.13(a)
ERISA	3.8(a)
ERISA Affiliate	3.8(b)
ERISA Affiliate Plan	3.8(b)
ERISA Plan	3.8(b)
Exchange Agent	2.2(b)
Exchange Fund	2.2(e)
FDIA	3.12(a)
FDIC	3.3(b)
FHLB	3.12(b)
GAAP	3.4(b)
Governmental Entity	1.2
Hazardous Substance	3.15
HOLA	3.1(a)
Indemnified Parties	5.13(b)
IRS	3.7(a)
LBCL	1.1
Letter of Transmittal	2.2(b)
Loan Portfolio Properties and Other Properties Owned	3.15
Material Adverse Change or Material Adverse Effect	Article III
Merger	1.1
Merger Consideration	1.1

Merger Sub	First paragraph
NASD	3.3(b)
NASDAQ	3.3(b)
Notice	5.3(a)
Option Consideration	2.3
OTS	3.3(b)
Outstanding Seller Stock Options	3.2
party/parties	First paragraph
PBGC	3.8(b)
Plan of Merger	1.1
Pension Plan	3.8(a)
Pre-Termination Takeover Proposal Event	7.4(a)
Proceeding	5.13(b)
Proxy Statement	3.10
Returns	3.7(a)
Risk Management Instruments	3.20
Seller	First paragraph
Seller Acquisition Agreement	5.3(b)
Seller Affiliate(s)	3.7(a)
Seller Agreement	3.13(b)
Seller Bank	3.12(a)
Seller Common Stock	2.1
Seller Disclosure Schedule	First sentence Article III
Seller Dissenting Shares	1.1
Seller Intermediate Holding Company	3.1(a)
Seller Plans	3.8(a)
Seller Recommendation	5.8
Seller Subsidiaries	3.1(b)
Seller Stock Certificates	2.2(b)
Seller Stock Option	2.3
Special Meeting	5.8
Stock Option Plans	2.3
Superior Proposal	5.3(a)
Surviving Corporation	1.1
Takeover Laws	3.3(c)
Taxes	3.7(c)
TBCA	1.1
TDI	3.3(b)
Transaction Value	7.4(a)(i)
Transferred Employees	5.13(a)
TSLD	3.3(b)
1933 Act	3.9(a)
1934 Act	3.9(a)

APPENDIX B

FORM OF
JOINDER AGREEMENT

        THIS AGREEMENT is made and executed as of the    day of            , 2003 between Hibernia Corporation, a Louisiana corporation ("Acquiror") and the undersigned individual officer and/or director ("Coastal Officer") of Coastal Bancorp, Inc., a Texas corporation ("Coastal") or affiliates of Coastal.

RECITALS:

        WHEREAS, Acquiror and Coastal have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Hibernia Acquisition Corporation, a wholly owned subsidiary of Hibernia ("Merger Sub"), will be merged with and into Coastal and Coastal shall be the surviving entity on the terms and subject to the conditions set forth in such Merger Agreement; and

        WHEREAS, in consideration of the agreements made by Coastal in connection with the Merger Agreement, Acquiror has agreed to indemnify the Coastal Officer under the circumstances set forth in the Merger Agreement; and

        NOW, THEREFORE, in consideration of Acquiror's agreement to indemnify the Coastal Officer and the expenses and costs that may be incurred by Acquiror in connection with such indemnification, the Coastal Officer hereby agrees as follows:

        1.    Assumption of and Cooperation in Defense.

          1.1    Notice and Assumption of Defense.    In the event a claim arises for which indemnification is or may be sought by the Coastal Officer, the Coastal Officer shall promptly notify Acquiror in writing at the address set forth in Section 3 hereof, of the commencement of such legal action or existence of, and facts relating to, such claim. Upon receipt of such notice, or at any time thereafter, Acquiror shall be entitled to participate therein, and, in its sole discretion, to assume the defense of such claim, with counsel of its choice, subject to the reasonable approval of the Coastal Officer, and to consider and decide on any proposed settlement subject to the reasonable approval of the Coastal Officer. If Acquiror chooses not to, or does not promptly after receipt of notice, assume the defense of such claim, it shall pay all of the Coastal Officer's reasonable legal fees and expenses in connection with such claim as incurred within thirty (30) days of the receipt of such invoice. In any and all events, if Acquiror assumes the defense of such claim, Acquiror shall have the right to reasonable control over the nature and extent of expenses incurred in connection with such claim(s). Acquiror shall notify the Coastal Officer of its assumption of the defense of such claim, and, after such notice from Acquiror to the Coastal Officer, Acquiror shall not be liable to the Coastal Officer for additional indemnification under Section 5.13(b) of the Merger Agreement for any legal expenses of other counsel (except local counsel, if required) or any other expenses of defense subsequently incurred by such indemnified party for such claim, provided however, that Acquiror's obligation shall cover any number of claims. Acquiror shall pay the fees and expenses of a separate legal counsel reasonably satisfactory to Acquiror for the Coastal Officer (in addition to local counsel) if the Coastal Officer is informed by its counsel that there exist actual or potential conflicting interests between Acquiror, its counsel or the other persons being represented by such counsel and the Coastal Officer. Acquiror will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought by a Coastal Officer unless such settlement, compromise or consent includes an express, complete and unconditional release of the Coastal Officer from all liabilities and obligations arising therefrom.

          1.2    Cooperation in Defense.    Subject to his availability and with due respect for his prior and/or continuing commitments, the Coastal Officer agrees to cooperate in the defense of any action for which indemnification is sought under Section 5.13(b) of the Merger Agreement. Such cooperation shall include, but not be limited to, providing Acquiror and its counsel copies of any and all relevant documents relating to the claim (to the extent not protected by a conflicting personal privilege identified to Acquiror promptly in writing by the Coastal Officer at the time he claims such privilege), consulting with Acquiror and its counsel with regard to the claim, providing testimony, either in deposition or at trial or both, regarding the facts relating to the claim, making himself available at reasonable times for consultation, testimony and fact finding and otherwise furnishing such information to Acquiror and its counsel as the Coastal Officer would provide to his own counsel in the event he were defending the action himself. Except as expressly permitted by Acquiror, the Coastal Officer shall not object to the production or use of any documents heretofore prepared by, or of information provided to, Acquiror's legal counsel on the basis of any claim of privilege that is available only to Coastal or Acquiror; provided, however, that Acquiror agrees that it will not, without the consent of the Coastal Officer, waive any applicable privilege of the Coastal Officer. Such cooperation shall be provided regardless of whether Acquiror assumes the defense of the action, provided that Acquiror is not in breach of its obligations under the Merger Agreement or this Agreement. Nothing herein shall require the Coastal Officer to testify or produce evidence against his interest or prevent him from asserting his legal rights.

        2.    Duplication of Payment; Limitations; Presumptions.

          2.1    No Duplication of Payments.    Acquiror shall not be liable under this Agreement to make any payment in connection with any claim against the Coastal Officer to the extent the Coastal Officer has otherwise actually received payment (under any insurance policy, certificate of incorporation, bylaw provision or otherwise) of amounts otherwise indemnifiable hereunder.

          2.2    No Presumption.    For purposes of this Agreement, the termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) shall not of itself create a presumption that the Coastal Officer did or did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

          2.3    Possible Limitation.    The indemnification to be provided to the Coastal Officer shall be governed by the terms of the Merger Agreement and may be subject to limitation pursuant to Section 5.13(b) and 5.13(c) thereof. If limited, the allocation of the aggregate amount of available indemnification among the Indemnified Parties (as defined by the Merger Agreement) shall be determined by the Indemnified Parties as a group. If limited, Acquiror shall not be liable in any way for the allocation of available indemnification among the Indemnified Parties. If limited, the Coastal Officer shall have no claim against Acquiror for any amount that, when aggregated with amounts paid by Acquiror to the other Coastal Officers, exceeds $16 million.

        3.    Notices.    All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by a nationally recognized overnight delivery service (receipt requested) or by certified or registered U.S. mail, postage prepaid, return receipt requested, at the addresses listed below:

If to Acquiror:	Hibernia Corporation 313 Carondelet Street New Orleans, Louisiana 70130 Attention: Corporate Law Department
If to the Coastal Officer:

        4.    Execution in Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

        5.    Governing Law.    This Agreement shall be governed by, and interpreted in accordance with, the internal laws (except for principles of conflicts of laws) of the State of Texas applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

        6.    Amendment.    This Agreement may only be amended by a written instrument signed by both parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HIBERNIA CORPORATION
By:

COASTAL OFFICER
By:

APPENDIX C

FORM OF
LOCK-UP AND NON-COMPETITION AGREEMENT

        This Lock-Up and Non-Competition Agreement (the "Agreement") is made and executed as of the 1st day of December, 2003, between and among Hibernia Corporation, a Louisiana corporation ("Acquiror"), and the undersigned director ("Coastal Official") of Coastal Bancorp, Inc., a Texas corporation ("Coastal"), or affiliates of Coastal.

        Acquiror and Coastal have entered into an Agreement and Plan of Merger (the "Plan of Merger"), pursuant to which Coastal and Acquiror agree that Hibernia Acquisition Corporation, a wholly owned Texas subsidiary of Hibernia ("Merger Sub"), will merge with and into Coastal and Coastal shall be the surviving entity. In consideration of the expenses that Acquiror will incur in connection with the transactions contemplated by the Plan of Merger and in order to preserve the value of the franchise to be purchased by Acquiror and induce Acquiror to proceed to incur such expenses, the Coastal Official makes the following agreements in favor of Acquiror:

        1.     Undertakings of Coastal Official

          1.1   The Coastal Official agrees and undertakes to vote or cause to be voted in favor of the approval of the Plan of Merger all shares of common stock of Coastal, $0.01 par value per share (the "Coastal Stock"), as to which he has voting power (other than shares held in a fiduciary capacity), which amount of shares is shown on the signature page hereof, at any meeting or meetings of Coastal stockholders called for the purpose of considering the Plan of Merger (including any and all adjournments thereof) held on or before July 9, 2004, provided, however, that the Coastal Official shall have no such obligation if in the opinion of counsel to Coastal (a copy of which is promptly provided to Acquiror), the Coastal Official, in his capacity as a stockholder of Coastal (a) is prohibited by applicable law from voting in favor of the Plan of Merger, or (b) is required not to vote in favor of the Plan of Merger to fulfill such Coastal Official's fiduciary duty under applicable law. The parties hereto acknowledge and agree that nothing in this Section or this Agreement is intended to dictate or require that the Coastal Official vote as a director in any manner.

          1.2   The Coastal Official further agrees that he will not transfer any of the shares of Coastal Stock over which he has dispositive power, which number of shares is shown on the signature page hereof, until (a) the vote upon the Plan of Merger by Coastal's stockholders has been taken, (b) until the Plan of Merger has been consummated or terminated pursuant to the provisions thereof, or (c) upon the termination of this Agreement, except (i) for transfers by operation of law, and (ii) for transfers in connection with which Acquiror has consented to the transfer, which consent shall not be unreasonably withheld, conditioned or delayed, and, to the extent that this Agreement is then in effect, the transferee shall agree in writing with Acquiror to be bound by this Agreement as fully as the undersigned.

          1.3   Sections 1.1 and 1.2 of this Agreement shall terminate at the earlier of July 9, 2004 or such time as the Plan of Merger is consummated, and the entire Agreement shall terminate at such time as the Plan of Merger terminates and, in any event, on the first anniversary of the Closing Date (as that term is defined in the Plan of Merger).

        2.     Agreement Not to Compete.

        The Coastal Official agrees that for a period of one year following the Closing Date, the Coastal Official will not serve as a director, officer or employee or acquire 10% or more of the outstanding equity securities of any bank or savings and loan association or bank holding company, or federal or state chartered bank, savings bank, thrift, homestead association, savings association, savings and loan

C-1

association or cooperative bank that has a business location within any of the counties in Texas set forth in Appendix A to this Agreement (the "Restricted Areas") other than Coastal or Acquiror. The Coastal Official further agrees that during the term of this Agreement he shall not solicit or hire any employee of Acquiror and shall not solicit any customer of Acquiror, except that nothing herein shall prohibit advertisements in the general media.

        3.     Miscellaneous

          3.1   The provisions of this Agreement shall be enforceable through a suit for damages, specific performance or other appropriate extraordinary relief, the Coastal Official acknowledging that remedies at law for breach or default may be inadequate.

          3.2   The Coastal Official acknowledges and agrees that this Agreement is executed in connection with the sale of all of the business of Coastal. The Coastal Official further acknowledges and represents that the provisions of this Agreement will not work a hardship on him and will not prevent him from engaging in his occupation.

          3.3   To the extent permitted under applicable law, any provision of this Agreement may be amended or modified at any time by an agreement in writing between the parties hereto.

          3.4   This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

          3.5   This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Texas (except for principles of conflicts of laws) applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

          3.6   The Coastal Official may not assign any of his rights or obligations under this Agreement to any other person.

          3.7   This Agreement supersedes any and all oral or written agreements and understandings heretofore made between the parties hereto relating to the subject matter hereof and contains the entire agreement of the parties relating to the subject matter hereof provided, however, that notwithstanding the foregoing, this Agreement does not modify or amend any severance agreement, stock option agreement, employment agreement, option or similar employee benefit agreement between Coastal or an affiliate of Coastal and the Coastal Official. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and, with respect to Section 1.1, the Coastal Official's estate, heirs and personal representatives.

        IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the date first set forth above.

HIBERNIA CORPORATION
By:

COASTAL OFFICIAL
By:

Name:
Title: Director
No. of Shares of Coastal Stock Subject to this Agreement:

C-2

APPENDIX D

Fairness Opinion of Piper Jaffray and Co.

March 15, 2004

Board of Directors
Coastal Bancorp, Inc.
5718 Westheimer, Suite 600
Houston, TX 77057

Members of the Board of Directors:

        You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, to the stockholders of Coastal Bancorp, Inc. (the "Company"), of the consideration to be received in connection with a proposed merger (the "Merger") of the Company with a newly formed subsidiary ("Merger Sub") of Hibernia Corp. (the "Acquiror"). It is our understanding that the Acquiror, Merger Sub and the Company will enter into an Agreement and Plan of Merger (the "Merger Agreement") to be dated on or about December 1, 2003, pursuant to which, among other things, each share of the Company's common stock will be converted into the right to receive $41.50 in cash (the "Merger Consideration") upon consummation of the Merger.

        Piper Jaffray & Co. ("Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee for rendering this Opinion which is not contingent upon the consummation of the Merger. We are also entitled to a fee for financial advisory services that is contingent upon the consummation of the Merger. The Company has also agreed to indemnify us against certain liabilities in connection with our services. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company and Acquiror for our own account or the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We write and publish investment research on the common equity of Acquiror.

        In arriving at our Opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate. Among other things, we have reviewed (i) a draft of the Merger Agreement dated November 30, 2003, (ii) certain publicly available financial, operating and business information related to the Company, (iii) certain internal financial information of the Company prepared for financial planning purposes and furnished by the Company's management, (iv) to the extent publicly available, financial terms of certain acquisition transactions involving companies operating in industries deemed similar to that in which the Company operates, (v) certain valuation and other financial information of selected public companies deemed comparable to the Company, and (vi) certain publicly available financial and securities data for the Company's common stock. In addition, we had discussions with members of the Company's management concerning the financial condition, current operating results and business outlook for the Company.

        We have, with your consent, relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to us by the Company or otherwise made available to us, and have not assumed responsibility for the independent verification of such information. With respect to the financial statement data and other internal financial information (including projected financial planning data) provided to Piper Jaffray in connection with its review of

D-1

the financial aspects of the proposed Merger, we have relied upon the assurances from the Company that such information has been prepared on a reasonable basis, and, with respect to projected financial planning data, reflects the best currently available estimates, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We express no opinion as to such financial planning data and other business outlook information or the assumptions on which they are based.

        In arriving at our Opinion, we have assumed that the Merger will be consummated on the terms described in the draft of the Merger Agreement dated November 30, 2003. We have not been requested to perform, and have not performed, any appraisals or valuations of any specific assets or liabilities (contingent or otherwise) of the Company, and have not been furnished with any such appraisals or valuations. In addition, we express no opinion regarding the liquidation value of any entity.

        This Opinion is based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion. We are not expressing any opinion herein as to the value of shares of Company common stock at the date hereof, following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion, except as expressly contemplated in the engagement letter dated November 18, 2003 between the Company and Piper Jaffray.

        This Opinion is directed to the Board of Directors of the Company and is not intended to be and does not constitute a recommendation to any stockholder with respect to the Merger. We were not requested to opine as to, and this Opinion does not address, the basic business decision to proceed with or effect the Merger or to compare the Merger to, or consider, alternative transactions that may have been available to the Company. Our Opinion does not address the availability of cash or financing to Acquiror necessary to consummate the Merger. Our Opinion relates solely to the Merger Consideration expressly as set forth below and does not address any other term or agreement of the Merger.

        This Opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval, except as expressly contemplated in the engagement letter dated November 18, 2003 between the Company and Piper Jaffray.

        Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the stockholders of the Company is fair to such stockholders from a financial point of view.

Sincerely,

PIPER JAFFRAY & CO.

D-2

APPENDIX E

TEXAS BUSINESS CORPORATION ACT

        5.11 RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS.—A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

          (1)   Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (2)   Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (3)   Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

        B.    Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

          (1)   the shares, or depository receipts in respect of the shares, held by the shareholder are part of a class or series, shares, or depository receipts in respect of the shares, of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

            (a)   listed on a national securities exchange;

            (b)   listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

            (c)   held of record by not less than 2,000 holders;

          (2)   the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

          (3)   the shareholder is not required by the terms of the plan of merger of the plan of exchange to accept for the shareholder's shares any consideration other than:

            (a)   shares, or depository receipts in respect of the shares, of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares, or depository receipts in respect of the shares, of which are:

              (i)    listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

              (ii)   approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

              (iii)  held of record by not less than 2,000 holders;

            (b)   cash in lieu of fractional shares otherwise entitled to be received; or

            (c)   any combination of the securities and cash distributed in Subdivisions (a) and (b) of this subsection. (Last amended by Ch. 238, L. "03, eff. 9-1-03.)

        5.12 PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTION.—A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

          (1)   (a)    With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

                   (b)    With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

          (2)   Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

          (3)   If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

        B.    If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

        C.    After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

        D.    The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs, shall be allotted between the parties in the manner that the court determines to be fair and equitable.

        E.    Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

        F.     The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

        G.    In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action. (Last amended by Ch. 215, L. "93, eff. 9-1-93.)

        5.13 PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS.

        A.    Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

        B.    Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together will the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

        C.    Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made, or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of the Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim. (Last amended by Ch. 215, L. '93, eff. 9-1-93.)

APPENDIX F

COASTAL BANCORP, INC.

Audit Committee
of the
Board of Directors

Audit Committee Charter

        In light of recent changes of law, regulation and the Nasdaq Stock Market listing and qualification requirements, the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Coastal Bancorp, Inc. ("Coastal" or the "Company") desires to adopt a charter for the governance of the Committee as follows:

        I.     The Committee's Purpose.    The Committee is appointed by the Board of Directors for the primary purpose of:

          A.    Assisting the Board in its oversight of:

            1.     the quality and integrity of the Company's financial statements;

            2.     the Company's compliance with legal and regulatory requirements;

            3.     the Company's overall risk management profile;

            4.     the independent auditor's qualifications and independence; and

            5.     the performance of the Company's internal audit function and independent auditors.

          B.    Preparing the annual Audit Committee Report to be included in the Company's proxy statement.

        II.    The Committee's Duties and Responsibilities.    Company management is responsible for preparing financial statements; the Committee's primary responsibility is oversight. To carry out this responsibility, the Committee will undertake the following activities:

          A.    General.

            1.     To develop and maintain free and open means of communication with the Board, the Company's independent auditors, the Company's internal auditors, and the financial and general management of the Company;

            2.     To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company's Bylaws and applicable law and regulation;

            3.     To maintain and update, as appropriate, this Charter, which will be published on the Company's website and disclosed in the Company's proxy at least once every three years as required by the Securities and Exchange Commission's ("SEC") proxy rules; and

            4.     To review with the Board any significant issues that arise with respect to the items listed in I.A.1 through I.A.5 above.

          B.    The Company's Financial Statements and Published Information.

            1.     At least annually, to review:

              a.     major issues regarding accounting principles and financial statement presentations including any significant changes in the Company's selection or application of accounting principles, as well as the clarity and completeness of the Company's financial statements and items that impact the representational faithfulness, verifiability and neutrality of accounting information;

              b.     analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

              c.     the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

            2.     To discuss the annual audited financial statements and quarterly financial statements (including matters outlined in SAS No. 61, "Communications with Audit Committees") with the Company management and the independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's SEC filings.

            3.     To discuss the Company's earnings press releases, as well as financial information and earning guidance provided to analysts and ratings agencies. These discussions need not occur in advance of each release or each provision of guidance.

          C.    Performance and Independence of the Company's Independent Auditors.

            1.     At least annually, to obtain and review a written report by the independent auditors describing:

              a.     the independent auditing firm's internal quality control procedures;

              b.     any material issues raised by the most recent internal quality control review, or peer review, of the independent auditing firm;

              c.     any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditing firm;

              d.     any steps taken to deal with any issues raised in such internal quality control reviews, peer reviews, or governmental or professional authority inquiries or investigations; and

              e.     all relationships between the independent auditor and the Company.

            2.     To annually evaluate the independent auditor's qualifications, performance and independence, including a review and evaluation of the lead partner, taking into account the opinions of Company management and the Company's internal auditors, and to report its conclusions to the Board.

            3.     To assure regular rotation of the lead audit partner, as required by law.

            4.     To periodically meet separately with independent auditors.

            5.     To set clear hiring policies for employees or former employees of the independent auditors.

          D.    The Review of Services and Audit by Independent Auditor.

            1.     To appoint, retain (with subsequent submission to the Company's shareholders for ratification), compensate, evaluate and terminate the Company's independent auditors, with sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors (these responsibilities may not be delegated to Company management).

            2.     At least annually, to pre-approve all audit and non-audit services to be provided to the Company by its independent auditors (this responsibility may not be delegated to Company management and, to the extent that this responsibility is delegated to one or more members of the Committee, such member(s) must report such pre-approvals at the next scheduled meeting of the Committee) in accordance with the pre-approval guidelines attached hereto as Annex I.

            3.     To ensure that the Company's independent auditors do not perform any non-audit services that are prohibited by law or regulation.

            4.     To review the scope of the annual audit to be performed by the Company's independent auditors.

            5.     To review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, and Company management's responses.

            6.     To review the audit report and recommendations submitted by the Company's independent auditors.

            7.     To review the report required by Section 10A(k) of the Securities Exchange Act of 1934 from the independent auditor concerning:

              a.     Critical accounting policies and practices to be used in the audit;

              b.     Alternative treatments of financial information within GAAP that have been discussed with Company management, ramifications of the use of such alternative disclosure treatments, and the treatment preferred by the independent auditor; and

              c.     Other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

          E.    The Performance of the Company's Internal Audit Function

            1.     To periodically meet separately with internal auditors.

            2.     To review and approve the annual internal audit plan.

            3.     To receive and review summaries and reports from the internal auditor with respect to its review of the operations of the Company and the systems of internal controls and, where deemed appropriate, management's responses thereto.

            4.     To review the activities, organizational structures, staffing and qualifications of the internal audit function.

          F.     Controls Within the Company.

            1.     To periodically meet separately with Company management including senior finance and accounting management.

            2.     To annually review major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

            3.     To review the results of the Company's annual assessment relating to compliance with the Company's Code of Ethics for Executive Officers and the Code of Conduct.

            4.     To receive quarterly a report from the Company's Chief Executive and Chief Financial Officer describing:

              a.     all significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize, and report financial data; and

              b.     any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

            5.     To establish procedures for:

              a.     the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

              b.     the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

          G.    Review of Risk Management.

            To discuss:

            1.     guidelines and policies to govern risk assessment and risk management;

            2.     the Company's major risk exposures and the steps Company management has taken to monitor and control such exposures;

            3.     to review the status of the security for the Company's electronic data processing information systems, and the general security of the Company's people, assets and information systems;

            4.     to review the status of the Company's financial instruments; and

            5.     to receive annually and as required, reports from the Chief Financial Officer regarding financial, legal, regulatory and litigation issues.

        III.  Authority to Retain Experts.    The Committee has the authority to select, direct and, if appropriate, terminate such experts as it deems necessary in the performance of its duties. The Company shall bear all costs and expenses relating to the engagement of any such experts.

        IV.    Annual Performance Evaluation of the Committee.    At least annually, the Committee will evaluate how well it has fulfilled its purpose during the previous year, and will report its findings to the full Board.

        V.     Audit Committee Financial Expert.    At least one member of the Committee must have accounting or related financial management expertise as determined by the Board in accordance with applicable listing standards. At least one member of the Committee must be an "audit committee financial expert" as defined by the regulations of the SEC. The person with accounting or related financial management expertise and the "audit committee financial expert" can be one and the same.

        VI.   Effective Date.    This Amended and Restated Audit Committee Charter shall be effective upon its adoption by the Board and shall not be retroactive.

        INFORMATION CONCERNING COMMITTEE MEMBER QUALIFICATIONS, COMMITTEE MEMBER APPOINTMENT AND REMOVAL, COMMITTEE STRUCTURE AND OPERATIONS (INCLUDING AUTHORITY TO DELEGATE TO SUBCOMMITTEES), AND COMMITTEE REPORTING TO THE BOARD ARE ADDRESSED IN THE COASTAL BOARD OF DIRECTORS COMMITTEE CHARTER APPENDIX.

Annex I

Guidelines of the Audit Committee of the Board of Directors
of
Coastal Bancorp, Inc.
for Pre-Approval of Independent Auditor Services

        The Audit Committee has adopted the following guidelines regarding the engagement of the Company's independent auditor to perform services for the Company:

        For audit services, the independent auditor will provide the Committee with an engagement letter during the January-March quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year together with an audit services fee proposal. If agreed to by the Committee, this engagement letter (including the fee proposal) will be formally accepted by the Committee at either its March or June Audit Committee meeting.

        For non-audit services, Company management will submit to the Committee for approval (during June or September of each fiscal year) the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

        To ensure prompt handling of unexpected matters, the Committee delegates to the Chairman of the Audit Committee the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman will report action taken to the Committee at the next Committee meeting.

        The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Company's Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

APPENDIX G

COASTAL BANCORP, INC.

Nominating Committee
of the
Board of Directors

Nominating Committee Charter

        I.    The Committee's Purpose.    The Nominating Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Coastal Bancorp, Inc. ("Coastal" or the "Company") for the primary purpose of:

          A.    identifying individuals qualified to become members of the Board;

          B.    recommending to the Board when new members should be added to the Board;

          C.    recommending to the Board individuals to fill vacant Board positions;

          D.    recommending to the Board the director nominees for the next annual meeting of shareholders;

          E.    periodically reviewing and recommending to the Board updates to the Company's Corporate Governance Guidelines;

          F.     assisting the Board and the Company in interpreting and applying the Company's Corporate Governance Guidelines, Code of Ethics for Executive Officers and Code of Conduct and other issues related to Company and employee governance and ethics; and

          G.    evaluation of the Board and its members.

        II.    The Committee's Duties and Responsibilities.    The Committee has the following duties and responsibilities:

          A.    Board Vacancies.    When a vacancy occurs on the Board by reason of disqualification, resignation, retirement, death or an increase in the size of the Board, to present the Committee's recommendation of a replacement member to the Board.

          B.    Director Criteria.    To consider, at a minimum, the following factors in recommending to the Board potential new Board members, or the continued service of existing members:

            1.     the characteristics described in the Corporate Governance Guidelines (i.e., demonstrated character and integrity; experience at a strategy or policy setting level; high-level managerial experience in a relatively complex organization, or experience dealing with complex problems; an ability to work effectively with others; sufficient time to devote to the affairs of the Company; and freedom from conflicts of interest);

            2.     whether the member or potential member assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, international background, race, and specialized experience;

            3.     whether the member or potential member is subject to a disqualifying factor as described in the Corporate Governance Guidelines (i.e., relationships with competitors, customers, suppliers, contractors, investment bankers, counselors or consultants, or recent previous employment with the Company);

            4.     whether an existing member has reached retirement age or a term limit as described in the Corporate Governance Guidelines;

            5.     the member's or potential member's independence;

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            6.     whether the member or potential member would be considered a "financial expert" or "financially literate" as described in applicable listing standards, legislation or Audit Committee guidelines;

            7.     the extent of the member's or potential member's business experience, technical expertise, or specialized skills or experience;

            8.     whether the member or potential member, by virtue of particular experience relevant to the Company's current or future business, will add specific value as a Board member; and

            9.     any factors related to the ability and willingness of a new member to serve, or an existing member to continue his or her service.

          C.    Board Committees.    At the first meeting of the Board following the annual meeting of shareholders, to propose to the Board appropriate members for all Board Committees.

          D.    Board Size.    To make recommendations to the Board about exercising the Board's authority to determine the number of its members.

          E.    Oversight of the Evaluation of the Board and Management.    To be responsible for overseeing the evaluation of the Board and Company management in the following respects:

            1.     By annually reviewing the performance of the Board as a whole, and reporting the results of its review to the Board; and

            2.     By annually reviewing the performance of the Board members who are expected to stand for election at the next annual meeting.

          F.     Corporate Governance Guidelines.    To maintain and update, as appropriate, the Company's Corporate Governance Guidelines.

          G.    Code of Ethics.    To assist the Board and the Company in interpreting and applying the Company's Code of Ethics for Executive Officers and Code of Conduct and other issues related to the Company and employee governance and ethics.

          H.    Director Removal.    To recommend to the Board the removal of a Director where appropriate.

          I.     Director Independence.    To recommend to the Board standards for Director independence.

          J.     Other Activities.    To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company's Bylaws and applicable law.

          K.    This Charter.    To maintain and update, as appropriate, this Charter, which will be published on the Company's website as soon as practicable after the approval hereof.

        III.  Authority to Retain Experts.    The Committee has the authority to select, direct and, if appropriate, terminate any search firm used to identify candidates for Board membership (or to establish other procedures to develop potential candidates for consideration) as well as any such other experts as it deems necessary in the performance of its duties. The Company shall bear all costs and expenses relating to the engagement of such search firm or experts.

        IV.   Annual Performance Evaluation of the Committee.    At least annually, the Committee will evaluate how well it has fulfilled its purpose during the previous year, and will report its findings to the full Board.

        V.     Effective Date.    This Nominating Committee Charter shall be effective upon its adoption by the Board and shall not be retroactive.

        INFORMATION CONCERNING COMMITTEE MEMBER QUALIFICATIONS, COMMITTEE MEMBER APPOINTMENT AND REMOVAL, COMMITTEE STRUCTURE AND OPERATIONS (INCLUDING AUTHORITY TO DELEGATE TO SUBCOMMITTEES), AND COMMITTEE REPORTING TO THE BOARD ARE ADDRESSED IN THE COASTAL BOARD OF DIRECTORS COMMITTEE CHARTER APPENDIX.

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APPENDIX H

COASTAL BANCORP, INC.

Compensation Committee
of the
Board of Directors

Compensation Committee Charter

        I.    The Committee's Purpose.    The Compensation Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Coastal Bancorp, Inc. ("Coastal" or the "Company") for the primary purpose of:

          A.    Overseeing overall Company compensation policies and their specific application to executive officers elected by the Board and members of the Board; and

          B.    Preparing an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations.

        II.    The Committee's Duties and Responsibilities.    The Committee has the following duties and responsibilities (responsibilities with respect to setting compensation of the Chief Executive Officer and other executive officers of the Company elected by the Board cannot be delegated to Company management).

          A.    General.

            1.     To approve compensation principles that apply generally to Company employees;

            2.     To make recommendations to the Board with respect to incentive compensation plans and equity based plans;

            3.     To select a peer group of companies against which to benchmark/compare the Company's compensation systems for executive officers elected by the Board;

            4.     To administer and otherwise exercise the various authorities prescribed for the Committee by the Company's Stock Option Plans and other compensation plans;

            5.     To monitor compensation trends and solicit independent advice where appropriate;

            6.     To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company's Bylaws and applicable laws and regulations; and,

            7.     To maintain and update, as appropriate, this Charter, which will be published on the Company's website as soon as practicable after the approval hereof.

          B.    Executive Officers.

            1.     To regularly review and evaluate compensation of executive officers of the Company elected by the Board (see also special additional responsibilities with respect to the Chief Executive Officer in II.C. below);

            2.     To approve any compensation-related action for executive officers of the Company elected by the Board; and

            3.     To review and approve compensation arrangements for individuals who will be made offers to join the Company as an executive officer elected by the Board.

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          C.    Chief Executive Officer.

            1.     To review and approve corporate goals and objectives relevant to the Chief Executive Officer's compensation;

            2.     To evaluate the performance of the Chief Executive Officer in light of the approved corporate goals and objectives;

            3.     To set the base salary and incentive compensation of the Chief Executive Officer based on the Committee's evaluation of the competitive compensation practices and the Chief Executive Officer's performance in achieving the corporate goals established for the position by the Committee; and

            4.     To set the long-term incentive component of the compensation of the Chief Executive Officer considering the Company's performance and relative shareholder return, and the value of incentive awards to chief executive officers at other comparable companies.

          D.    Directors.

            1.     To regularly review and evaluate the compensation program for Directors and, as appropriate, recommend changes to the Board; and,

            2.     To administer and otherwise exercise the various authorities prescribed for the Committee by Coastal's non-employee directors stock plans.

        III.  Authority to Retain Experts.    Any compensation consultant used to assist in the evaluation of Director, Chief Executive Officer or executive officer compensation, as well as such other experts as the Committee deems necessary in the performance of its duties, will be selected, directed and, if appropriate, terminated by the Committee. The Company will pay all fees and expenses relating to the engagement of any such consultant.

        IV.   Annual Performance Evaluation of the Committee.    At least annually, the Committee will evaluate how well it has fulfilled its purpose during the previous year, and will report its findings to the full Board.

        V.     Effective Date.    This Compensation Committee Charter shall become effective upon its adoption by the Board and shall not be retroactive.

        INFORMATION CONCERNING COMMITTEE MEMBER QUALIFICATIONS, COMMITTEE MEMBER APPOINTMENT AND REMOVAL, COMMITTEE STRUCTURE AND OPERATIONS (INCLUDING AUTHORITY TO DELEGATE TO SUBCOMMITTEES), AND COMMITTEE REPORTING TO THE BOARD ARE ADDRESSED IN THE COASTAL BOARD OF DIRECTORS COMMITTEE CHARTER APPENDIX.

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APPENDIX I

COASTAL BANCORP, INC.

Board of Directors

Committee Charters Appendix

        Each of the Audit, Nominating and Compensation Committees (each, a "Committee") of the Board of Directors (the "Board") of Coastal Bancorp, Inc. ("Coastal" or the "Company") has its own Charter. This Appendix describes certain items that are applicable to all the Charters, including Committee member qualifications; Committee member appointment and removal; Committee structure and operations; and Committee reporting to the Board.

        I.     Committee Member Qualifications.    To be a member of a Board Committee, a Board member must meet the following requirements:

          A.    Knowledge.    He or she must have, or obtain within a reasonable period of time after his or her appointment to the Committee, familiarity with the key issues relevant to the work of the Committee.

          B.    Independence.    For the Audit, Compensation and Nominating Committees, he or she must be "independent" as determined by the Board in accordance with applicable law, regulation and listing standards (in accordance with the Company's Corporate Governance Guidelines, each of the other committees must have at least one (1) member who is independent).

          C.    For the Audit Committee:

            1.     Compensation.    He or she and members of his or her immediate family and entities of which he or she is a partner, member, officer, director or significant (greater than 10%) shareholder must not receive any compensation from the Company, except for his or her director's fees (prohibited compensation includes fees paid for accounting, consulting, legal, investment banking or financial advisory services);

            2.     Ownership.    He or she must not be the beneficial owner, directly or indirectly, of more than ten percent (10%) of any class of the Company's voting equity securities, or be an executive officer of the Company;

            3.     Other Service.    He or she must not be serving simultaneously on the audit committees of more than two (2) other companies, unless the Board determines that such service will not impair his or her ability to serve on the Company's Audit Committee; and

            4.     Financial Literacy.    He or she must be financially literate, as determined by the Board, or must become financially literate.

        II.    Committee Member Appointment and Removal.

          A.    Appointment.    At the first meeting of the Board following the annual meeting of shareholders, the Board will, by resolution, designate an Audit, Compensation, and Nominating Committee of the Board, each consisting of not fewer than three (3) members. The Board may also appoint additional members from time to time throughout the year.

          B.    Removal.    The Board may remove a member from the Committee at any time; provided, however, that if removing a member or members of the Committee would cause the Committee to have fewer than three (3) members, then the Board must at the same time appoint enough additional members to the Committee so that the Committee will have at least three (3) qualified members.

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        III.  Committee Structure and Operations.

          A.    Appointment of Chairman.    At the time the Board appoints members of the Committee, the Board will also appoint one of the members to act as Chairman of the Committee. In addition to chairing meetings of the Committee, the Chairman will be the liaison to Company management, and will be responsible for setting the agenda for meetings, reporting to the Board as described in Item IV below, and will be available to answer questions at annual meetings of shareholders. The Chairman may temporarily delegate his or her responsibilities if he or she is not available to perform them.

          B.    Removal of Chairman.    The Chairman may be removed by the Board at any time, provided that a new Chairman is appointed by the Board at the same time.

          C.    Quorum.    A majority of the Committee will constitute a quorum.

          D.    Voting.    Each member of the Committee will have one (1) vote.

          E.    Required Vote.    Action may be taken with the approval of a majority of the Committee present at a duly constituted meeting. Actions may be taken without a meeting with the affirmative vote or approval of all members of the Committee.

          F.     Delegation.    Except where otherwise prohibited, the Committee may delegate to a subcommittee or to the Chairman the right to hear and determine any issue (whether specific or general) on behalf of the whole Committee, and the Committee may also delegate administrative tasks to employees of the Company; provided, however, that no such delegation can alter the fundamental duties and responsibilities of the Committee.

          G.    Meetings.

            1.     Frequency.    Unless the particular Committee determines that fewer meetings are required in a particular year, the Nominating Committee will meet at least once per year; the Audit Committee will meet at least four (4) times per year; and the Compensation Committee will meet at least twice per year.

            2.     Calling of Meetings.    The Committee will meet at the request of any member of the Committee, at the time specified in the request.

            3.     Form of Meetings.    Meetings may be in person or by telephone or other form of interactive real time electronic communication.

            4.     Notice of Meetings.    Notice of meetings will be given to each member, normally at least one (1) day before the meeting. Any meeting at which all members are present will be a duly called meeting, whether or not notice was given.

            5.     Participation in Meetings.    The Committee may include in its meetings members of the Company's management, other members of the Board, or third parties; provided, however, that at least once per year the Audit and Compensation Committees will meet in either a full meeting or as a portion of a meeting, without the Chief Executive Officer or other employees of the Company present, to discuss any matters that the Committee deems appropriate.

        IV.   Committee Reporting to the Board.    At the next meeting of the Board after any Committee meeting, the Chairman or his or her nominee will provide the Board with a report on the matters addressed at the Committee meeting.

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APPENDIX J

COASTAL BANCORP, INC.

CODE OF ETHICS FOR EXECUTIVE OFFICERS

As Adopted By The Board of Directors

February 2004

        This Coastal Bancorp, Inc. ("Coastal" or the "Company") Code of Ethics for Executive Officers applies to all executive officers of Coastal and its reporting subsidiaries and all professionals serving in a finance, accounting, treasury, tax or investor relations role. Coastal expects all of its employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules and regulations, to deter wrongdoing and abide by the Coastal Code of Conduct and other policies and procedures adopted by Coastal that govern the conduct of its employees. This Code of Ethics is intended to supplement the Coastal Code of Conduct.

        You agree to:

  (a)
  Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  (b)
  Avoid conflicts of interest and to disclose to the Chief Financial Officer of the Company any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

  (c)
  Take all reasonable measures to protect the confidentiality of non-public information about Coastal or its subsidiaries and their customers obtained or created in connection with your activities and to prevent the unauthorized disclosure of such information unless required by applicable law or regulation or legal or regulatory process;

  (d)
  Produce full, fair, accurate, timely, and understandable disclosure in reports and documents that Coastal or its subsidiaries files with, or submits to, the Securities and Exchange Commission and other regulators and in other public communications made by Coastal or its subsidiaries;

  (e)
  Comply with applicable governmental laws, rules and regulations, as well as the rules and regulations of self-regulatory organizations (such as the Nasdaq Stock Market) of which Coastal or its subsidiaries is a member; and

  (f)
  Promptly report any possible violation of this Code of Ethics to the Chief Financial Officer or any of the parties or channels listed in the Coastal Code of Conduct.

        You are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead Coastal's or its subsidiaries' independent public auditors for the purpose of rendering the financial statements of Coastal or its subsidiaries misleading.

        You understand that you will be held accountable for your adherence to this Code of Ethics. Your failure to observe the terms of this Code of Ethics may result in disciplinary action, up to and including termination of employment. Violations of this Code of Ethics may also constitute violations of law and may result in civil and criminal penalties for you, your supervisors and/or Coastal.

        If you have any questions regarding the best course of action in a particular situation, you should promptly contact the Company's Chief Financial Officer. You may choose to remain anonymous in reporting any possible violation of this Code of Ethics.

*        *        *

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Your Personal Commitment to the Coastal Code of Ethics for Executive Officers

        I acknowledge that I have received and read the Coastal Code of Ethics for Executive Officers, dated February 2004, and understand my obligations as an employee to comply with the Code of Ethics.

        I understand that my agreement to comply with the Code of Ethics does not constitute a contract of employment.

Please sign here:	Date:
Please print your name:

This signed and completed form must be returned to your manager or designated human resources professional.

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COASTAL BANCORP, INC.
Coastal Banc Plaza
5718 Westheimer
Suite 600
Houston, Texas 77057

REVOCABLE PROXY
Annual Meeting of Stockholders
April 22, 2004

This Proxy is solicited on behalf of the Board of Directors.

        The undersigned, as a holder of common stock of Coastal Bancorp, Inc. ("Coastal"), hereby appoints Manuel J. Mehos and Catherine N. Wylie, and each of them, as proxies of the undersigned, each with the full power to appoint his or its substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of Coastal common stock which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Coastal Auditorium, 11th Floor, Coastal Banc Plaza, 5718 Westheimer, Houston, Texas 77057, at 12:00 noon Central Time, on Thursday, April 22, 2004, or any adjournment or postponement thereof.

This Proxy may be revoked at any time before it is exercised.

        Shares of Coastal common stock will be voted as specified. Unless otherwise specified, this Proxy will be voted "FOR" the proposal to approve the agreement and plan of merger, dated as of December 1, 2003, among Hibernia Corporation, Hibernia Acquisition Corporation and Coastal Bancorp Inc., "FOR" the proposal to adjourn the annual meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement, "FOR" the election of the Board of Directors' nominees for director, and "FOR" the ratification of the appointment of the independent auditors for the year ending December 31, 2004. If any other matter is properly presented at the annual meeting of stockholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

        A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this Proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

Coastal Bancorp, Inc. Coastal Banc Plaza 5718 Westheimer, Suite 600 Houston, Texas 77057	I plan to attend the meeting. ☐

1.
Proposal to approve and adopt an agreement and plan of merger, dated as of December 1, 2003, among Hibernia Corporation, Hibernia Acquisition Corporation and Coastal Bancorp, Inc. and the merger of Hibernia Acquisition Corporation with and into Coastal Bancorp, Inc. as contemplated thereby.
FOR ☐	AGAINST ☐	ABSTAIN ☐
2.
Proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the merger agreement.
FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Election of Directors:
Nominees for Three-Year Term Expiring in 2007:
R. Edwin Allday D. Fort Flowers, Jr. Dennis S. Frank
FOR all listed nominees (except as marked to the contrary herein) ☐	WITHHOLD AUTHORITY to vote for all listed nominees ☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the line provided below.

4.	To ratify the appointment of KPMG LLP as Coastal Bancorp, Inc.'s independent auditors for the year ending December 31, 2004.
FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	In their discretion, upon any other matter that may properly come before the annual meeting of stockholders or any postponement or adjournment thereof.
The Board of Directors of Coastal unanimously recommends a vote "FOR" approval of the merger agreement and "FOR" the other proposals. Such votes are hereby solicited by the Board of Directors.
Dated:

Signature

(print name)

Important: Please sign your name exactly as it appears on your stock certificate. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.
Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

QuickLinks

TABLE OF CONTENTS
SUMMARY
THE ANNUAL MEETING
THE MERGER (Proposal One)
ADJOURNMENT OF THE ANNUAL MEETING (Proposal Two)
ELECTION OF DIRECTORS (Proposal Three)
EXECUTIVE COMPENSATION
Coastal Bancorp, Inc.
PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS (Proposal Four)
STOCKHOLDER PROPOSALS
MARKET FOR COMMON STOCK AND DIVIDENDS
VOTING SECURITIES AND CERTAIN BENEFICIAL OWNERSHIP OF COASTAL COMMON STOCK
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
ANNUAL REPORT AND FINANCIAL STATEMENTS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
APPENDIX A
AGREEMENT AND PLAN OF MERGER BY AND AMONG HIBERNIA CORPORATION, HIBERNIA ACQUISITION CORPORATION AND COASTAL BANCORP, INC. DATED DECEMBER 1, 2003
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
WITNESSETH
ARTICLE I THE MERGER
ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR
ARTICLE V COVENANTS OF THE PARTIES
ARTICLE VI CLOSING CONDITIONS
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER, ETC.
ARTICLE VIII MISCELLANEOUS
SIGNATURES APPEAR ON NEXT PAGE
INDEX OF DEFINED TERMS
APPENDIX B
FORM OF JOINDER AGREEMENT
APPENDIX C FORM OF LOCK-UP AND NON-COMPETITION AGREEMENT
APPENDIX D Fairness Opinion of Piper Jaffray and Co.
APPENDIX E TEXAS BUSINESS CORPORATION ACT
APPENDIX F COASTAL BANCORP, INC. Audit Committee of the Board of Directors Audit Committee Charter
APPENDIX G COASTAL BANCORP, INC. Nominating Committee of the Board of Directors Nominating Committee Charter
APPENDIX H COASTAL BANCORP, INC. Compensation Committee of the Board of Directors Compensation Committee Charter
APPENDIX I COASTAL BANCORP, INC. Board of Directors Committee Charters Appendix
APPENDIX J COASTAL BANCORP, INC. CODE OF ETHICS FOR EXECUTIVE OFFICERS As Adopted By The Board of Directors February 2004